As filed with the Securities and Exchange Commission on February 25, 2000
                                                   Commission File No. 333-88207
===============================================================================

               United States Securities And Exchange Commission
                            Washington, D.C. 20549


                  Pre-Effective Amendment No. 1 To Form SB-2
            Registration Statement Under The Securities Act Of 1933


                     CLEAN ENERGY COMBUSTION SYSTEMS, INC.
                (Name of Small Business Issuer in its Charter)


               Delaware                                   3598                                 98-0211550
   (State or other jurisdiction of            (Primary Standard Industrial                  (I.R.S. Employer
    incorporation or organization)            Classification Code Number.)                Identification No.)

                                 John P. Thuot
                            7087 MacPherson Avenue
                  Burnaby, British Columbia, Canada, V5J 4N4
                                (604) 435-9339
(Address and Telephone Number of Principal Executive Offices and Principal Place
                                 of Business)
     (Name, Address and Telephone Number of Agent for Service of Process)

Approximate date of proposed sale to public: As soon as possible after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: [_]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box: [_]

                        Calculation of Registration Fee

                                                                   Proposed              Proposed              Amount of
         Title of Each Class of               Amount to be       Offering Price          Aggregate           Registration
       Securities to be Registered             Registered         Per Share          Offering Price              Fee
-------------------------------------------------------------------------------------------------------------------------
Common stock, $0.0001 par value                  5,437,803        $0.0001(1)              $543.78                $0.14(3)
Common stock, $0.0001 par value                  1,158,019        $0.0001(2)              $115.80                $0.03(3)

------------------------------------------

(1) Estimated solely for purposes of computing registration fee pursuant to Rule 457. Arbitrary price set at par value as there is no sales price for these shares and no trading market is contemplated or value established.
(2)  Sales price set under this prospectus.
(3) Previously paid in connection with the initial filing of this registration statement.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said
Section 8(a), may determine.
S

     PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED FEBRUARY 25, 2000

Prospectus

                                    [LOGO]

                            Combustion Systems Inc.

                        6,595,822 Shares of Common Stock

================================================================================


This prospectus relates to the offer and sale or distribution by some of our stockholders of up to 6,595,822 shares of our common stock pursuant to the following transactions:

  . The sale of up to 1,158,019 shares at a price of $0.001 per share by five of our stockholders; and

  . The distribution of up to 5,437,803 shares by three of our corporate-stockholders to their respective stockholders as part of a dividend by each of these corporate-stockholders.

There is no public market for the common stock to be offered and sold or distributed under this prospectus, and we cannot give you any assurance that any public market for these shares will develop at any time in the future. Clean Energy will not receive any payment of cash or other property as part of the sales or distributions under this prospectus.

                                 _____________

An investment in the common stock which is being sold or distributed under this prospectus involves a high degree of risk. See "Risk Factors" beginning on page
                             3 of this prospectus.

                                 _____________

 Neither the United States Securities and Exchange Commission nor any state or provincial securities administrator, including the British Columbia Securities Commission, has approved or disapproved of the common stock which is being sold or distributed under this prospectus, or determined that this prospectus is complete or accurate. It's illegal for anyone to tell you otherwise.

                                 _____________

 The information in this prospectus is not complete and may be changed. We are not allowed to sell or distribute the common stock offered by this prospectus until the registration statement containing this prospectus that we have filed with the Securities and Exchange Commission is declared effective by the Securities and Exchange Commission. This prospectus is not an offer to sell or distribute our common stock--and doesn't solicit offers to receive sales or distributions--in any state or province where this offer or sale or distribution is not otherwise permitted.

               The date of this prospectus is February 25, 2000

===============================================================================

       7087 MacPherson Avenue, Burnaby, British Columbia, Canada V5J 4N4
                                (604) 435-9339

                                Table Of Contents

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                                                                                                                Page
                                                                                                                ----
Risk Factors..................................................................................................    3

      Risks Relating to Our Company and Our Business..........................................................    3
      Risks Relating to Our Common Stock......................................................................    9

Capitalization................................................................................................   13

Determination of Offering Price...............................................................................   13

Use of Proceeds...............................................................................................   13

Dividend Policy...............................................................................................   14

Business......................................................................................................   14

      Overview................................................................................................   14
      Our Corporate History...................................................................................   16
      How Our Pulse Combustion Technology Works...............................................................   16
      Competing Pulse Combustion Products.....................................................................   18
      Competitive Advantages Of Our Pulse Combustion Technology...............................................   19
      Markets For Burner Units................................................................................   26
      Marketing Strategy......................................................................................   27
      Pending Proposals For Our Technology....................................................................   27
      Additional Applications Of Our Technology We Intend To Target In The Near Future........................   30
      Manufacturing Capacity And Suppliers....................................................................   31
      Research And Development................................................................................   31
      License Agreements Governing Our Technologies...........................................................   31
      Patents And Proprietary Rights..........................................................................   34
      Employees...............................................................................................   35
      Facilities..............................................................................................   35
      Government Regulation...................................................................................   35
      Legal Proceedings.......................................................................................   35

Management's Discussion And Analysis Of Financial Condition And Results Of Operations.........................   36

      General.................................................................................................   36
      Overview................................................................................................   36
      Results Of Operations...................................................................................   36
      Liquidity And Capital Resources.........................................................................   36
      Plan Of Operation And Prospective Capital Requirements..................................................   37
      Other Matters...........................................................................................   38

Management....................................................................................................   39

      Identity................................................................................................   39
      Business Experience.....................................................................................   39
      Board of Directors......................................................................................   41
      Employment Agreements and Executive Compensation........................................................   42
      Indemnification of Directors, Executive Officers And Agents.............................................   42
      Change of Control Arrangements..........................................................................   44

Principal Stockholders........................................................................................   44

Certain Relationships And Related Transactions................................................................   46

      Transactions With Management and Others.................................................................   46
      Indebtedness Of Clean Energy To Management And Others...................................................   47
      Indebtedness Of Management And Others To Clean Energy...................................................   47

Description Of Our Securities.................................................................................   48

      General.................................................................................................   48
      Common Stock............................................................................................   48
      Series "A" Preferred Stock..............................................................................   49
      Series "B" And Series "C" Preferred Stock...............................................................   52
      Non-Designated Preferred Stock..........................................................................   54
      Provisions In Our Certificate Of Incorporation and Bylaws Governing Rights Of Stockholders..............   54
      Founding Stockholders Agreement.........................................................................   55
      OTC Bulletin Board Lock-up Restrictions.................................................................   57
      1999 Clean Energy Stock Plan............................................................................   58
      Delaware Business Combination Act.......................................................................   60

Plan of Distribution..........................................................................................   61

Selling or Distributing Stockholders..........................................................................   62

Market For Our Securities.....................................................................................   63

      General.................................................................................................   63

      Intent to Establish a Limited Public Market for Common Stock on The NASD OTC
      Electronic Bulletin Board...............................................................................   63
      Compliance With Penny Stock Rules.......................................................................   64
      Restrictions On Transfer of Securities in the United States Without Compliance With State
      "Blue Sky" Securities Laws..............................................................................   64
      Restrictions On Transfer of Securities in Canada Without Compliance With
      Provincial Securities Laws..............................................................................   65
      OTC Bulletin Board Lock-up Restrictions.................................................................   66
      Restrictions On Sale Imposed Under Rule 144.............................................................   66

Transfer Agent and Registrar..................................................................................   67

Legal Matters.................................................................................................   67

Experts.......................................................................................................   67

Where You Can Find More Information...........................................................................   67

Index To Financial Statements.................................................................................   69

                                 Risk Factors

You should consider our common stock to be an investment that involves a high degree of risk. In order to attain an appreciation for these risks, you should read this prospectus in its entirety and consider all of the information and advisements contained in this prospectus, including the following risk factors. Any of the risk factors described below or elsewhere in this prospectus could materially adversely affect our business, operating results and financial condition, and could result in a complete loss of any value in our common stock. Although we have attempted to provide a comprehensive list of risks, there may be other risks and uncertainties that may also materially adversely affect our business and financial condition that we have not yet identified or that we currently think are immaterial.

You should rely only on the information contained in this prospectus to evaluate our business and prospects and the value of our common stock. We have not authorized anyone to provide you with information different from that contained in this prospectus.

Clean Energy conducts its transactions in the currency of both the United States and Canada, although it considers the United States dollar to be its functional currency. All references to "dollars" in this prospectus refer to United States, or U.S., dollars unless specific reference is made to Canadian, or Cdn., dollars. The rate of exchange of Canadian dollars to United States dollars as of October 31, 1999, is Cdn. $1.49 to U.S. $1.

Risks Relating To Our Company and Our Business

Our Limited Operating History Could Adversely Affect Our Business

We were only recently organized, on March 1, 1999, and have a limited operating history. Our activities through the date of this prospectus have encompassed:

 . developing our business plan;

 . obtaining license rights to our burner technologies;

 . establishing administrative offices and laboratory facilities; engaging administrative and research and development personnel; and

 . commencing work on various burner proto-types under certain proposals intended to lead to commercial contracts.

We are subject to all the risks and issues inherent in the establishment and expansion of a new business enterprise including, among others, problems of entering new markets, marketing new technologies, hiring and training personnel, acquiring reliable facilities and equipment, and implementing operational controls. In general, startup businesses are subject to risks and or levels of risk that are often greater than those encountered by companies with established operations and relationships. Startups often require significant capital from sources other than operations. The management and employees of startup business shoulder the burdens of the business operations and a workload associated with company growth and capitalization that is disproportionately greater than that for an established business. Our limited operating history makes it difficult, if not impossible, to predict future operating results. We cannot give you any assurance that we will successfully address these risks. Our failure to successfully address these risks could have a material, adverse effect on our business, financial condition and operating results.

We Have Accumulated Losses Since Our Inception, And We Anticipate That We Will Continue To Incur Operating Losses For The Foreseeable Future

We are a developmental stage company since we have not commenced commercial sales of our burner technologies and have no revenues to date. We do not anticipate that we will generate revenues for at least four to six months at the earliest, assuming that one or more of our pending projects lead to a commercial contract. We have, as a result of our lack of revenues, incurred operating losses in the amount of $508,048 from our inception in March 1999 through October 31, 1999, and we anticipate that we will continue to incur substantial operating losses for the foreseeable future, despite any revenues we may receive in the short-term from any of our pending projects, due to the significant costs associated with the development and marketing of our burner technologies.

If We Do Not Raise Additional Working Capital Funds To Pay Our Operating And Project Expenses, We Will Not Be Able To Sustain Our Operations

We currently have insufficient working capital to fund our projected operating and project costs for more than one month. We also anticipate that we will need to raise at least $700,000 to fund our projected operating and project costs over the next twelve months, and at least $2 million, including the $700,000 noted above, in additional working capital to fully implement our longer-term business plan and marketing strategies. We have no current arrangements for obtaining this additional capital, and will seek to raise it in one or more increments through contract advances, public or private sales of debt or equity securities, debt financing or short-term loans, or a combination of the foregoing. We cannot give you any assurance that we will be able to secure the additional capital we require to continue our operation at all, or on terms which will not be objectionable to our company or our stockholders, including substantial dilution or the sale or licensing of our technologies. Unless we unexpectedly generate sufficient working capital to continue operations through revenue-generating contracts, our inability to raise sufficient additional working capital in the near future would likely force us to suspend our operations, and possibly even liquidate our assets and wind-up and dissolve our company.

Note number one to our financial statements states that if we do not raise sufficient capital there is a substantial doubt as to our ability to continue as a going concern. Our independent auditors, Deloitte & Touche LLP, stated in their report accompanying our financial statement that they would be required to express a going concern opinion were our financial statements prepared in accordance with United States reporting standards for auditors.

We May Never Become Profitable

Although we are working on proto-types under several pending proposals, we have not entered into any revenue-generating contracts to date, and our ability to do so will be dependent in primary part upon our ability to satisfactorily complete the proto-types, to raise sufficient capital to fund these efforts, and to otherwise successfully implement our various market strategies under our business plan. Even if we enter into revenue-generating contracts, we cannot give you any assurance that we will attain or sustain operating profitability as a result of these contracts.

Should We Fail In Our Efforts To Enter Into Any Revenue-Generating Contracts In The Near Future, We May Be Forced To Suspend Our Operations

If our efforts to enter into revenue-generating contracts in the near future based upon our pending project proposals are unsuccessful, we would likely be forced to suspend our operations, and possibly even liquidate our assets and wind-up and dissolve our company, unless we are otherwise able to raise sufficient working capital to fund our continuing operations until we enter into revenue-generating contracts in the farther future.

Burner Products Based Upon Our Our Burner Technologies Will Be New And Unique And May Not Be Accepted By The Market

Products using our burner technologies must compete with established conventional steady-state burner technologies and conventional "tubular" pulse combustion technologies which have already achieved market acceptance. The design for our burner technologies is new and unique, and no products based upon our technologies and configurations have been commercially produced or sold to date, either by our company or by any of our competitors. Additionally, although there is a market for pulse combustion burner products using differently configured pulse burner technology designs, these products are not widely accepted by the market, and therefore not particularly useful as a precedent for the introduction of our pulse combustion burner technology. As is typical in the case of any new technology, demand and market acceptance for products based upon new technologies are subject to a high level of uncertainty and risk, including the risk that the marketplace may not accept, or be receptive to, the potential benefits of these new products. The extent and pace of market acceptance of new burner products based upon our burner technologies will ultimately be a function of many variables, including the following:

  . the efficacy, performance and attributes of these new products;

  . the ability to obtain necessary regulatory approvals to commercially market these new products;

  . the effectiveness of marketing and sales efforts, including educating potential customers as to the distinctive characteristics and benefits of these new products; and

  . the ability to meet manufacturing and delivery schedules; and product pricing.

The extent and pace of market acceptance of products based upon our burner technologies will also depend upon general economic conditions affecting customers' purchasing patterns. Because the market for our burner technologies is new and evolving, it is difficult, if not impossible, to predict the future growth rate, and the size of the potential market. We cannot give you any assurance that a market for our burner technologies will develop or, if developed, will be sustainable. The failure of our burner products to achieve or sustain market acceptance would likely force us to suspend our operations, liquidate our assets, and wind-up and dissolve our company.

We May Be Forced To Rely On Strategic Partners Or Third Parties To Market And Distribute Our Products

We currently have no internal sales, marketing and distribution capabilities, and will likely be forced to rely extensively on strategic partners or third party marketing and distribution companies. Accordingly, our ability to effectively market and distribute our burner products may be dependent in large part on the strength and financial condition of others, the expertise and relationships of our strategic partners or distributors and marketers with customers, and the interest of these parties in selling and marketing our products. Our prospective strategic partners and marketing and distribution parties may also market and distribute the products of other companies. Our failure to generate substantial sales through any strategic partners or distribution arrangements we procure or to otherwise develop our own internal sales, marketing and distribution capabilities will have a material adverse effect on our business, financial condition and results of operations. If our relationships with any strategic partners or third party marketing and distribution partners were to terminate, we would need to either develop alternative relationships or develop our own internal sales and marketing forces to continue to sell our products. Even if we are able to develop our internal sales, marketing and distribution capabilities, these efforts would require significant cash and other resources that would be diverted from other uses, if available at all, and could cause delays or interruptions in our product supply to customers, which could result in the loss of significant sales or customers.

We May Be Forced To Depend Upon Strategic Partners Or Third Party Suppliers To Satisfy Our Manufacturing Requirements

We currently have no internal manufacturing capability, and will likely be forced to rely extensively on strategic partners or third party contract manufacturers or suppliers. Should we be forced to manufacturer our burner products, we cannot give you any assurance that we will be able to develop or internal manufacturing capability or procure third party suppliers. Moreover, we cannot give you any assurance that any contract manufacturers or suppliers we procure will be able to supply our product in a timely or cost effective manner or in accordance with applicable regulatory requirements or our specifications. A delay or interruption in the supply of components or finished products would significantly impair our ability to compete and would have a material adverse effect on our business, financial condition and results of operations.

Our Ability To Complete Project Proto-types and Procure Contracts Is Constrained By Our Limited Research And Development Resources

Due to the early developmental stage of our business, we have expended only limited amounts on research and development of our burner products to date, including development of project proto-types, and currently have very limited resources to devote to future research and development. Unless we are able to obtain and devote resources to our research and development efforts, including project proto-types, we may only be able to develop limited product offerings in the future and our ability to procure contracts or otherwise achieve market acceptance for our burner products will be limited. As a result, we may fail to achieve significant growth in revenues or profitability in the future.

The Intense Competition That Is Prevalent In The Conventional Burner Industry Could Have A Material Adverse Effect On Our Business

Products based upon our burner technologies will face intense domestic and foreign competition in all markets in which they are introduced from conventional products and technologies already being sold in these markets. Additionally, many of our prospective competitors have significantly greater financial, technical and marketing resources and trade name recognition than ours, which may enable them to successfully develop and market products based on technologies or approaches similar to ours, or develop products based on other technologies or approaches which are, or may be, competitive with our burner technologies. The development by our competitors new or improved products, processes or technologies may make our burner technologies less competitive or obsolete. We will be required to devote significant financial and other resources to continue to develop our burner technologies in view of potential competition. We cannot give you any assurance that we will be able to initially penetrate or compete successfully within the heat transfer industry. If we cannot successfully meet competitive challenges, our business, operating results and financial condition could be materially adversely affected.

We Could Lose Our Technology Licenses If We Fail To List Our Common Stock On A National Exchange

The licensors of our pulse combustion and diesel technologies reserved certain termination rights as a condition for their licensing these technologies to our company. Specifically:

  . 818879 Alberta, Ltd., the licensor of our pulse combustion technology, reserves the right to terminate the Pulse Combustion Technology License if our common stock does not actively trade on a "National Exchange," which we define as The New York Stock Exchange, The American Stock Exchange or The Nasdaq Stock Market, on or after March 4, 2002. Should 818879 Alberta, Ltd., exercise this termination right, we reserve the right to over-ride 818879 Alberta, Ltd.'s exercise by purchasing the pulse combustion technology outright for a formula-based cash payment.

 . Mr. John D. Chato, the licensor of our diesel combustion technology, reserves the right to terminate the Diesel Fuel Combustion Technology License if the 818879 Alberta, Ltd. terminates the Pulse Combustion Technology License for the reasons stated above.

In addition, if we acquire title to our pulse combustion technology from 818879 Alberta, Ltd. by reason of our success in developing an active trading market on a National Market, 818879 Alberta, Ltd. will retain the right to repurchase the pulse combustion technology from us should we declare bankruptcy or become insolvent.

The loss of either of our technology licenses would have a material adverse effect on our business, results of operations and financial condition, and would likely force us to suspend our operations, liquidate our assets, and wind-up and dissolve our company.

Our Inability To Retain Our Key Managerial And Research And Development Personnel Could Have A Material Adverse Effect On Our Business

Our success depends to a significant extent on the continued efforts of our research and development and senior management team, which currently is composed of a small number of individuals, including Mr. John D. Chato, our head of research and development and the inventor of our licensed technologies, Mr. John
P. Thuot, our President, Mr. Barry A. Sheahan, our Chief Financial Officer, and Mr. James V. DeFina, our Projects Director. Although Messrs. Chato, Thuot, Sheahan and DeFina have signed employment agreements, we cannot give you any assurance that one or more of these employees will not leave our company. We also do not carry key person life insurance on any of our key management personnel. The loss of the services of any of our key personnel could have a material adverse effect on our business, results of operations and financial condition.

We May Be Unable To Attract The Qualified Personnel Engineering, Managerial, Sales And Marketing And Administrative Personnel Required To Implement Our Growth Strategies

Our ability to implement our growth strategies will also be dependent upon our continuing ability to attract and retain highly qualified engineering, managerial, sales and marketing and administrative personnel. Competition for the type of personnel we require is intense and we cannot give you any assurance that we will be able to retain our key managerial and technical employees, or that we will be able to attract and retain additional highly qualified managerial and technical personnel in the future. Our inability to attract and retain the necessary personnel could impede our growth.

We May Be Unable To Effectively Manage Our Expected Growth

Our success will depend upon the rapid expansion of our business. Expansion will place a significant strain on our financial, management and other resources, and will require us, among other things, to:

  . change, expand and improve our operating, managerial and financial systems and controls;

  . improve he coordination between our various corporate functions; and

  . hire additional engineering, sales and marketing, customer service and managerial personnel.

We cannot give you any assurance that our efforts to hiring or retain these personnel will be successful, or that we will be able to manage the expansion of our business effectively. Our inability to effectively manage our growth, or the failure of our new personnel to achieve anticipated performance levels, would have a material adverse effect on our business, results of operations and financial condition.

We May Be Unable To Protect Our Patents and Proprietary Rights

Our ability to compete effectively will be materially dependent upon the proprietary nature of our designs, processes, technologies and materials. Although we protect our proprietary property, technologies and processes through a combination of patent law, trade secrets and non-disclosure agreements, we cannot give you any assurance that these measures will prove to be effective. For example, in the case of patents, we cannot give you any assurance that our or our licensors' existing patents will not be invalidated, that any patents that we or our licensors' currently or prospectively apply for will be granted, or that any of these patents will ultimately provide significant commercial benefits. Moreover, it is possible that competing companies may circumvent any patents that we or our licensors may hold by developing products which closely emulate but do not infringe our or our these patents, and thereby market products that compete with our products without obtaining a license from us. In addition to patented or potentially patentable designs, technologies, processes and materials, we also rely on proprietary designs, technologies, processes and know-how not eligible for patent protection. We cannot give you any assurance that our competitors will not independently develop the same or superior designs, technologies, processes and know-how as we possess.

We believe that the international market for our products and technologies is as important as the domestic market, and we will therefore seek patent protection for our products and technologies or those of our licensors in selected foreign countries. Because of the differences in foreign patent and other laws concerning proprietary rights, our products and technologies may not receive the same degree of protection in certain foreign countries as they would in the United States.

We cannot give you any assurance that we will be able to successfully defend our patents and proprietary rights. The invalidation or circumvention of key patents or proprietary rights which we own or license could have a material adverse effect on our business prospects. We cannot give you any assurance that we will not be required to defend against litigation involving the patents or proprietary rights of others, or that we will be able to obtain licenses for these rights. Legal and accounting costs relating to prosecuting or defending patent infringement litigation may be substantial.

Our Business May Be Adversely Affected By Currency Fluctuation, Regulatory, Political And Other Risks Associated with International Transactions

We intend to sell our products and technologies internationally as well as to the United States and within Canada which will subject us to several potential risks, including risks associated with:

  . fluctuating exchange rates,

  . the regulation by the governments of the United States and Canada as well as foreign governments of fund transfers and export and import duties and tariffs; and

  . political instability.

We cannot give you any assurance that any of these risks will not have a material adverse effect upon our business. We do not currently engage in activities to mitigate the effects of foreign currency fluctuations, and we anticipate we will be paid in U.S. dollars with respect to any international transactions we may enter into. If earnings from international operations increase, our exposure to fluctuations in foreign currencies may increase, and we may utilize forward exchange rate contracts or engage in other efforts to mitigate foreign currency risks. We can give no you assurance as to the effectiveness of these efforts in limiting any adverse effects of foreign currency fluctuations on our international operations and our overall results of operations.

Risks Relating to Our Common Stock

There Is No Public Trading Market For Our Common Stock, And No Public Trading Market May Ever Develop

There is no public market for our securities, including the common stock to be sold or distributed under this prospectus, and we cannot give you any assurance that any active or liquid public market for our common stock will develop or be sustained at any time in the future. Our common stock does not now, and may never qualify for, quotation or listing on any over-the-counter market or on any exchange.

In The Absence Of A Public Market For Our Common Stock, Your Ability To Sell Our Common Stock Will Limited To Privately Negotiated Transactions, And You Will Face Difficulties In Finding Purchasers For Your Shares

In the absence of a public market for our common stock on an over-the-counter market or an exchange, you will not be able to sell any shares you receive under this prospectus through normal brokerage channels, and your ability to sell these shares will be limited to privately negotiated transactions. You will likely face difficulties in finding a purchaser for your shares, particularly in view of our limited operating history, our absence of revenues, profits and dividends, our need for additional capital, your position as a minority stockholder, and the other risk factors discussed in this prospectus relating to an investment in our common stock. Lenders will also not readily accept your shares as collateral for these same reasons. Also, our company and our officers, directors, stockholders and agents are under no obligation to purchase these shares from you. As a result of these factors, you may not be able to sell or liquidate these shares should you need to do so due to a financial emergency or other exigent circumstances, including your death or disability. Moreover, if you do find a purchaser for your shares, the price you receive may be less than the price you believe to be warranted. Consequently, you should consider the common stock to be sold or distributed under this prospectus only as an illiquid long-term investment.

Purchasers of Common Shares Being Sold Under This Prospectus Will Incur Dilution With Respect To Their Investment

The offering price for the 1,158,019 shares of common stock to be sold under this prospectus has been fixed by the selling stockholders at $0.0001 per share, which equals the par value of these shares. This offering price is substantially higher than the net tangible book value of each of these shares. Specifically, after taking into consideration the liquidation preference payable to our series "A" and series "B" preferred stockholders, our net tangible book value per share of common stock is a deficit of $0.054 per share based upon our capitalization as of October 31, 1999. Since none of the proceeds from the purchase of the shares of common stock to be sold under this prospectus will be paid to our company, the purchasers of these shares will consequentially incur immediate and substantial dilution $0.0541 per share.

You Should Not Ascribe Any Value To Our Common Stock

There is no public market for the trading of our common stock or other indicia of value upon which the value of the shares to be sold or distributed under this prospectus may be establish or supported. We have not obtained any independent valuation of the shares to be sold or distributed under this prospectus from any investment banker, appraiser or other expert in the valuation of securities and businesses, and we have no plans and are under no obligation to do so. You should not ascribe any value to our common stock in view of the foregoing as well as their noted deficit net tangible book value per share, our limited operating history, our absence of revenues, profits and dividends, our need for additional capital, your position as a minority stockholder, and the other risk factors discussed in this prospectus relating to an investment in our common stock.

Our Common Stock May Never Be Quoted On The OTC Bulletin Board

Although we have promised certain of our stockholders that we would use our best efforts to procure a market makers to file a Form 15c2-11 application with the NASD in order to quote our common stock on the OTC Bulletin Board, we have not procured any sponsoring market maker to date, and we cannot give you any assurance that we will be able to procure a sponsoring market maker or that an active or liquid public market for our common stock will develop or be sustained if the NASD eventually accepts our common stock for quotation.

Even If A Public Market For Our Common Stock Were To Develop, Your Ability To Sell Shares On That Market Will Be Circumscribed By A Number Of Regulatory And Contractual Restrictions

Even if a public market for our common stock is eventually developed through its quotation on the OTC Bulletin Board or later quotation or listing on a National Market, your ability to sell our common stock on that public market will be circumscribed by the following regulatory and contractual considerations:

  . the disclosure and investor suitability rules promulgated under the Penny Stock Reform Act of 1990 and limitations mandated by Rule 15c-2-6 promulgated by the Securities and Exchange Commission;

  . the necessity of complying with any state "Blue Sky" or Canadian provincial securities laws which may be applicable;

  . certain contractual volume restrictions on sale imposed on certain holders of blocks of more than 3,000 shares of our common stock, including the common stock to be sold or distributed under this prospectus, upon whom we have imposed lock-up restrictions as a condition to our cooperation in establishing a public market for our common stock on the OTC Electronic Bulletin Board; and

  . the amount of shares which you may freely trade under Rule 144 if applicable.

Should a public market for our common stock develop, no prediction can be made as to the effect, if any, that the sale of shares or the availability of shares for sale will have on the market price prevailing from time to time. Moreover, sales of substantial amounts of our common stock on the public market, or the perception that substantial sales could occur, could adversely affect the prevailing market prices for our common stock and also, to the extent the prevailing market price for our common stock is reduced, adversely impact our ability to raise additional capital in the equity markets.

Even If A Public Market For Our Common Stock Were To Develop, Our Stock Price Would Likely Be Volatile Due To Market Considerations Beyond Our Control

The securities markets have from time to time experienced significant price and volume fluctuations that can be unrelated to the operating performance or financial condition of any particular company. This is especially true with respect to emerging companies such as ours. Announcements of technology innovations or new products by other companies, release of reports by securities analysts, regulatory developments, economic or other external factors, as well as quarterly fluctuation in our or in our competitors' operating results, could have a significant impact on our stock price were a public market develop for our common stock.

You Should Not Expect To Receive A Liquidation Distribution

If we were to wind-up and dissolve our company and liquidate and distribute our assets, you would share ratably with our other common stockholders in our assets only after we satisfy the following obligations:

  . any amounts we would owe to our creditors ($155,638 as of October 31, 1999);

  . any amounts we would owe to our series "A" preferred stockholders as a liquidation preference ($1,000 as of the date of this prospectus);

  . any amounts we would owe to our series "B" preferred stockholders as a liquidation preference ($500,002 as of the date of this prospectus); and

  . any amounts we would owe to our series "C" preferred stockholders as a liquidation preference (currently $0).

If our liquidation were attributable to our inability to profitably operate our business, then it is likely that we would have material liabilities at the time of liquidation or dissolution. Accordingly, we cannot give you any assurance that sufficient assets will remain available after the payment of our creditors and preferred stockholders to enable you to receive any liquidation distribution with respect to the shares sold or distributed to you under this prospectus.

Our Current Principal Stockholders Will Continue To Control Our Company

Our present executive officers and directors will, as a group, continue to hold 57.6% of our common stock following the completion of the sales and distributions contemplated by this prospectus, and will therefore retain the power to elect a majority of our Board of Directors. Our Board, in turn, has the power to appoint our officers and to determine, in accordance with their fiduciary duties and the business judgment rule, our direction, objectives and policies, including:

  .  our business expansion or acquisition policies;

  . whether we should raise additional capital through financing or equity sources, and in what amounts;

  . whether we should retain cash reserves for future product development, or distribute them as a dividend, and in what amounts;

  . whether we should sell all or a substantial portion of our assets, or should merge or consolidate with another corporation; and

  . transactions which may cause or prevent a change in control or the winding-up and dissolution of our company.

An investment in our common stock will entail you entrusting these and similar decisions to our present management subject, of course, to their fiduciary duties and the business judgment rule.

Our Right To Issue Additional Capital Stock At Any Time Could Have An Adverse Effect On Your Proportionate Ownership And Voting Rights

Our Certificate of Incorporation authorizes us to issue 15,000,000 shares of common stock, and 1,000,000 shares of preferred stock. We may sell and issue:

  . up to 4,689,249 additional shares of common stock, after taking into consideration:

       .  9,643,750 previously issued common shares, and

       . 667,001 common shares we have reserved for issuance upon (1) the exercise of options and warrants previously granted to purchase 416,000 common shares, and (2) the conversion of 251,001 previously issued shares of convertible preferred stock described below, and

   . up to 748,999 additional shares of preferred stock, after taking into consideration 251,001 previously issued shares of series "A" and series "B" convertible preferred stock.

You should note that 748,999 additional shares of preferred stock which we may issue include:

  . 500,000 shares of series "C" preferred stock recently approved by our Board of Directors; and

  . 248,999 shares of serial or "blank check" preferred stock that will contain rights, preferences and privileges to be prospectively fixed by our Board of Directors at the time of issuance--without stockholder consent or approval--based upon any factors our Board may deem relevant at that time.

Your proportionate ownership and voting rights as a common stockholder could be adversely effected by the issuance of additional shares of our common stock or our series "C" convertible or "blank check" preferred stock, depending on their rights, preferences and privileges, including a substantial dilution in your net tangible book value per share. We cannot give you any assurance that we will not issue shares of either our common stock or our series "C" convertible or "blank check" preferred stock under circumstances we may deem appropriate at the time. See that section of this prospectus captioned "Description Of Our Securities" for information concerning our capitalization, including the rights, preferences and privileges of our preferred stock.

"Anti-Takeover" Provisions Contained In Our Charter Documents Or Under Delaware Law Could Make A Third Party Acquisition Of Our Company Difficult

Certain provisions of our charter documents and Delaware corporate law may discourage certain types of transactions involving an actual or potential change in control of our company, and may limit the ability of our stockholders to approve transactions that they may deem to be in their best interests. For example, our Certificate of Incorporation and Bylaws:

  . reserve the right to fill any vacancies in any Non-Series A Director positions exclusively to our Board of Directors;

  .  stipulate that our Non-Series A Directors can only be removed for cause;

  . require any action to be taken by our common and series "B" preferred stockholders to be effected at a duly called annual or special meeting of these stockholders, and prohibit these stockholders from effecting an action by written consent unless approved by a two-thirds affirmative vote of these stockholders;

  . reserve the right to call special meetings of our common and series "B" preferred stockholders exclusively to our Board of Directors and certain designated officers; and

  . require any amendments to the aforesaid provisions to be approved by a two-thirds affirmative vote of our stockholders.

We are also subject to Section 203 of the Delaware General Corporation Law which generally prohibits a Delaware corporation from engaging in any of a broad range of business combinations with any "interested stockholder" for a period of three years following the date that stockholder became an interested stockholder.

Our Board of Directors also has the authority to fix the rights and preferences of and issue shares of our "blank check" preferred stock without the approval of our common stockholder and, in certain cases, our series "B" and series "C" preferred stockholders. Any "blank check" preferred stock we issue could also be utilized under certain circumstances as a method for raising additional capital or discouraging, delaying or preventing a change in control of our company. We cannot give you any assurance that we will not issue "blank check" preferred stock under circumstances we may deem appropriate at the time.


                                Capitalization

The following table shows our capitalization as of October 31, 1999. The sales or distributions of our common stock contemplated by this prospectus will not result in any changes to our capitalization other than that attributable to our payment of the expenses associated with this transaction.

                                                                                                       October 31,
                                                                                                          1999
                                                                                                   ----------------
Debt:

Current........................................................................................      $      155,638
                                                                                                     --------------
      Total debt...............................................................................      $      155,638
                                                                                                     --------------
Stockholders' deficiency:

   Series "A" preferred stock, $0.0001 par value, $1.00 liquidation preference(1):
      Shares authorized, issued and outstanding-- 1,000........................................
   Series "B" preferred stock, $0.0001 par value, $2.00 liquidation preference (1):
      Shares authorized-- 475,000(2); Shares issued and outstanding--250,000...................                 250

  Common stock, $0.0001 par value (1):
      Shares authorized-- 15,000,000; Shares issued and outstanding-- 9,643,750................                 964

  Additional paid in capital...................................................................             500,285

  Accumulated deficit..........................................................................            (508,048)
                                                                                                     --------------
      Total stockholders' deficiency...........................................................      $       (6,548)
                                                                                                     ==============
Total Capitalization...........................................................................      $      149,090
                                                                                                     ==============

______________________________________

(1) Does not give effect to the possible exercise of presently outstanding options and warrants, or any options or warrants we may issue under our existing stock option plans or other compensatory arrangements; or the possible conversion of our outstanding shares of series "A" or series "B" preferred stock.

(2) The authorized number of shares of series "B" preferred stock was reduced to 250,001 on November 12, 1999.


                        Determination of Offering Price

The offering price for the 1,158,019 shares to be sold under this prospectus has been fixed by the selling stockholders in their sole discretion at $0.0001 per share, or the par value of these shares. No offering price has been fixed for the 5,437,803 shares to be distributed as a dividend under this prospectus since no recipient of these distributions will be required to pay any cash or other consideration for their receipt of these shares.

                                Use of Proceeds

The proceeds from the sale of the shares to be sold under this prospectus will be retained by the selling stockholders, and will not be paid or remitted or otherwise made available to our company.

                                 Dividend Policy

We have never paid any cash dividends on shares of our capital stock, and we do not anticipate that we will pay any dividends in the foreseeable future. Our current business plan is to retain any future earnings to finance the expansion development of our business. Any future determination to pay cash dividends will be at the discretion of our Board of Directors, and will be dependent upon our financial condition, results of operations, capital requirements and other factors as our Board may deem relevant at that time.

                                   Business

OVERVIEW

Clean Energy Combustion Systems, Inc. is a development stage company incorporated in Delaware and organized on March 1, 1999. We have one wholly-owned research and development subsidiary, Clean Energy Technologies (Canada) Inc. Our principal executive offices and research facilities are located at 7087 MacPherson Avenue, Burnaby, British Columbia, Canada, V5J 4N4, and our telephone number is (604) 435-9339.

Our company was formed to market "burner units" based upon two patented and innovative burner designs we acquired under license. These designs were originally invented by one of our founders, Mr. John D. Chato, and are now in a position to be introduced to the market having completed their primary development stage. Each design has a large number of potential industrial, commercial and residential applications.

A burner unit is a furnace or other combustion chamber which uses the combustion process to convert the chemical energy contained in various fuel sources, such as natural gas, propane, gasoline, diesel fuel, oil, or coal, into heat energy measured in "British Thermal Units" or "BTUs." The use of a burner unit to create heat energy is typically the first of a number of steps in which the heat energy is generated for use in a multiplicity of residential, commercial or industrial settings, ranging from simple one-step residential and light commercial applications where the heat energy is used merely to heat air or water, such as the case of space or water heaters, to complicated industrial multi-step applications where the heat energy is subsequently converted into one or more other forms of energy. An illustration of a multi-step industrial application would be electricity generation, where a public utility company first burns oil, natural gas or coal to create heat energy, then uses this form of energy to heat water in a boiler system to create steam energy, then uses this form of energy to run a turbine to create mechanical energy, and ultimately uses this form of energy to create a magnetic field to generate electrical energy. Since the heat generated by burner units is generally "transferred" for other purposes as the end result of the first step in a process, the industry in which we compete, namely, manufacturers and sellers of products incorporating burner units, is commonly referred to as the "heat transfer" industry.

The first of our designs, which we refer to as our "pulse combustion technology," is a linear-configured pulse burner technology which can operate on a variety of fuels, including natural gas, propane, powdered coal, and hydrogen. This design can be used to manufacture highly-compact burner units that are more energy-efficient, and emit significantly lower levels of pollutants, than conventional steady-state and tubular pulse combustion designs. Due to the compactness, simplicity of design and lack of moving parts inherent in our technology, our design also allows burner units to be more inexpensively, easily and quickly manufactured, installed and serviced than conventional steady-state and tubular pulse combustion designs.

We are currently working on production proto-types under pending proposals for the following applications of this technology:

  . a number of natural gas fueled burner units, ranging from 30,000 BTU//hour to 69 million BTU/hour, to be used to create a low oxygen content (0.05%) exhaust flue reducing gas required for the effective operation of catalytic absorption pollution control systems;

  . a natural gas-fueled burner unit which will provide a heat source for the operation of an external combustion engine;

  . a natural gas-fueled burner unit used to burn residual flare gases emitted from producing oil wells, and to convert the heat energy created into electricity through a turbo-generator; and

  . a natural gas fueled 400,000 to 500,000 BTU/hour instantaneous water heater.

Most of our testing of our pulse combustion technology to date, as well as our pending proposals, are fueled by natural gas, although our pulse combustion technology has the capability to use any carbon-based fuel as its energy source. Natural gas is the logical fuel choice reflecting the trend of increased natural gas usage in North America due to its abundant supply and clean-burning characteristics. We believe the demand for natural gas as the fuel of choice will continue as clean air legislation and public environmental pressures increase. Even though our current focus is on natural gas burning applications, our pulse combustion technology can also, as noted above, use any other carbon-based fuel as its energy source. We have, for example, also successfully burned gasoline, propane, powdered coal and hydrogen, and believe our technology will be equally successful in burning diesel and oil.

The second of our designs, which we refer to as our "diesel fuel combustion technology," is a burner technology which enables certain types of conventional steady-state burner units to burn diesel fuel instead of natural gas or propane. This design not only allows a user to use diesel as his fuel of choice where warranted by price or supply considerations, but also results in lower levels of pollutants than that emitted through the burning of natural gas or propane in these types of burner units. We are currently working on production proto-types under pending proposals for the adaptation of two natural gas fueled burner units to burn diesel fuel.

The ability to efficiently burn fuel in order to conserve energy resources, while eliminating or minimizing the various pollutants resulting from the combustion process, has become worldwide economic and political issue as a result of increasing awareness and concerns over the past 25 years relative to energy conservation and the impact of pollution on our environment and health. One of the consequences of these concerns has been the imposition of ever increasing levels of regulatory restraints on emission levels and, to a lesser degree, fuel usage, particularly in the developing countries of the world. In the United States, for example, not only does the United States Environmental Protection Agency impose nationwide emission standards, but various States and their political subdivisions impose even more stringent emission standards. The best example of this is the State of California, which imposes the most stringent automobile emission standards in the world, and the South Coast Air Quality Management District, a California regional governmental agency which imposes the strictest pollution control requirements in the world on a broad range of industrial and commercial emissions in the four counties comprising the Los Angeles metropolitan area.

We believe that our pulse combustion technology, in particular, has the potential to bring dramatic improvements in both efficiency and pollution control, particularly in view of the existing limitations of conventional steady-state combustion and pollution control technologies which we believe are approaching, if not at, their theoretical limits of effectiveness. We anticipate that the various advantages of our technologies will afford us the opportunity to ultimately develop and introduce a large variety of different burner units cutting across a broad number of diverse industrial, commercial and residential heat transfer markets through a variety of commercial arrangements with established heat transfer industry partners, including licensing, royalty, joint venture and manufacturing agreements.

Our Corporate History

Our company was formed and organized on March 1, 1999 under the name Clean Energy Technologies, Inc., by two groups of founders, whom we refer to as the "BO Group" and the "Alberta Group." We changed our corporate name to Clean Energy Combustion Systems, Inc. on May 20, 1999.

The "BO Group" is comprised of BO Tech Burner Systems Ltd. and Messrs. John D. Chato, John P. Thuot, Barry A. Sheahan, James V. DeFina and Robert Alexander. BO Tech Burner Systems Ltd., in turn, is part of a group of three affiliated British Columbia corporations, whom we refer to as the "BO Companies," who expended over Cdn. $4 million in primary development for our pulse combustion technology over the ten year period ended December 31, 1998. The other two member of the BO Companies are BO Gas Limited, a majority-owned subsidiary of BO Tech Burner Systems Ltd., and BO Development Enterprises Ltd., the majority-owned parent of BO Tech Burner Systems Ltd.

Mr. John D. Chato is the inventor of both our pulse combustion and diesel fuel combustion technologies, as well as the owner and licensor of our diesel fuel combustion technology. Messrs. Chato, Thuot, Sheahan and Alexander are also officers and directors of each of the BO Companies, as well as direct or indirect stockholders of each of these companies through BO Development Enterprises Ltd. Mr. DeFina is a key employee of the BO Companies, as well as a direct or indirect stockholders of each of these companies.

Messrs. Chato, Thuot and Sheahan were appointed as executive officers and directors, and Mr. DeFina as one of our executive officers, as part of our formation, while Mr. Alexander serves as an unpaid advisor. In connection with our formation, we issued 6,525,713 shares of our common stock to BO Tech Burner Systems Ltd., and a total of 1,074,287 shares of our common stock to Messrs. Chato, Thuot, Sheahan, DeFina and Alexander. BO Tech Burner Systems Ltd. subsequently distributed 2,599,084 of our common shares held by it to BO Development Enterprises Ltd. in January 2000, while at the same time transferring an additional 753,724 shares to BO Gas.

The Alberta Group is comprised of 818879 Alberta, Ltd., an Alberta corporation which currently owns and licenses our pulse combustion technology to us, and Ravenscraig Properties Limited, an affiliate of 818879 Alberta, Ltd. Both 818879 Alberta, Ltd. and Ravenscraig Properties Limited are owned and controlled by Mr.
R. Dirk Stinson, who became one of our directors in January 2000. Neither of these companies or Mr. Stinson are related to any of the members of the BO Group or their respective principals. In connection with our formation, we issued 2,043,750 shares of our common stock to Ravenscraig Properties Limited and 1,000 shares of our series "A" preferred stock to 818879 Alberta, Ltd.

On February 16, 1999, our founders caused our wholly-owned research and development Canadian subsidiary, Clean Energy Technologies (Canada) Inc., a British Columbia corporation which we refer to as "Clean Energy Canada," to be incorporated and organized, and we acquired all of the common stock of Clean Energy Canada on March 1, 1999.

How Our Pulse Combustion Technology Works

Our pulse combustion burner technology is a burner unit design comprised of two geometrically-configured adjoining channels and chambers--a combustion chamber and an exhaust channel or "tailpipe." In operation, fuel and air are first injected from an intake channel into the combustion chamber where they are ignited with an ignition rod and commence burning. The heat created by the combustion process then generates a pressure wave which travels from the combustion chamber through the tailpipe, carrying with it various gases or "effluents" resulting from the combustion process. As the effluent gases exit the tailpipe and the exterior of the combustion chamber cools, a partial vacuum is created within the combustion chamber which, in turn, pulls a new supply of air and fuel into the combustion chamber from the intake channel. This new fuel-air mixture is then compressed by effluent returning or "pulsing back" from the tailpipe, and ignites on its own without the need of the ignition rod as a result of this pressure increase and the remaining heat within the combustion chamber, causing the entire process to repeat. Our pulse combustion technology, for example, operates at anywhere from 350 to 650 cycles per second depending upon the configuration and application. It is this oscillating or "pulsating" condition--hence, "pulse" combustion-- which differentiates pulse combustion from conventional steady-state combustion, where combustion is steady or continuous rather than pulsed.

We use two different pulse combustion designs depending upon the application required--a "linear" configuration and a "cylindrical" configuration. Set forth below is a diagram of a "linear" configured water or space heating system containing three combustion chambers:

================================================================================
                            [DIAGRAM APPEARS HERE]
================================================================================

Note the elongated shape of each burner chamber as indicated in the above diagram, both height- and width-wise as they progress from the wider combustion chamber into the narrower tailpipe, as well as length-wise. The basic dimensions of each burner chamber, in terms of relative height, width and length, resembles the shape of a "blade." By way of comparison, most pulse combustion products on the market today utilize a long "tubular" design. For this reason our company sometimes refers to our pulse combustion technology as "pulse `blade' combustion" or "PBC" technology, principally to differentiate our configuration from the "tubular" pulse combustion configuration conventionally used today.

It is important to note that so long as we maintain the basic geometries of our "blade" design, whether in the linear or cylindrical configuration, we can obtain additional heat output where required, by making one or both of the following simple alterations to the basic design depending upon space and use considerations:

   . extending or "scaling-up" either (1) the length of the system (i.e., the length of the existing pulse combustion burner chambers and intervening water or air chambers), while maintaining the width and height of the burner chambers, or (2) the width or height of the burner chambers, while maintaining basic blade design geometries; or

  . adding or "stacking" one or more additional pulse combustion burner chambers and intervening water or air chambers on a side-by-side basis or "linear" basis.

The principal advantage of our linear configuration over our cylindrical configuration is that it lends itself more readily to the joining together on a side-by-side basis of separate operating "modules," each module containing one or more combustion units. We can then regulate or adjust heat output by turning one or more of these adjoining modules on or off. This on-off capacity, which we refer to as "turn-down capability," allows our linear unit to operate at a number of differing pre-selected higher or lower output levels while maintaining optimum heat output and heat transfer efficiencies.

We have built and tested the following different linear units to date:

  .  an 8,000 to 10,000 BTU/hr natural gas-fueled boiler;

  .  several 100,000 BTU/hr natural gas-fueled water heaters;

  . a 100,000 BTU/hr natural gas-fueled low-pressure boiler unit complete with instrumentation and housing, which was built to be expanded to a three-module 300,000 BTU/hr unit with a 3 to 1 turn-down capability; and

  . a 250,000 to 400,000 BTU/hr natural gas-fueled furnace supported by grants from the Science Council of British Columbia as a proof of concept model with multiple burners operating side-by-side to demonstrate the scale-up capability of our technology.

We developed our cylindrical configuration for use in applications where turn-down capability is not a consideration. There are several benefits to the cylindrical shape for these applications, including lower manufacturing costs, innate structural integrity, and elimination of gases collecting in corners. We have built and tested the following different cylindrical units to date:

  . a 30,000 to 94,000 BTU/hr natural gas-fueled water heater, sponsored, in part, by BC Gas Inc. This unit has been completed to the engineering proto-type stage; and

  . a 500,000 BTU/hr water heater sponsored in part by the Science Council of British Columbia. This unit was built as a proof of concept model to demonstrate scale-up capability in the cylindrical configuration.

Competing Pulse Combustion Products

Pulse combustion technology is not a new development. It has been in the public domain since early in the century, and was used in World War II to power the infamous V-1 "buzz bombs." Until recently, however, its use for commercial heat transfer applications has been relatively limited.

Pulse combustion technology was first applied to the manufacture of boilers in the late 1950's by Lucas Rotax in its "Pulsamatic" boiler. The introduction of the technology was short-lived, though, due to lack of strong marketing and the absence of incentive to buy high-efficiency boilers when gas prices were low.

The technology was reactivated in 1979 when Hydrotherm Corporation introduced its high-efficiency residential "Hydropulse" series of residential water boilers. Lennox International, Inc., also incorporated pulse combustion technology into several of its products in 1976 through a collaborative working agreement with the American Gas Association and the Gas Research Institute, and introduced several models of an ultra-high efficiency pulse-forced-air furnace into the marketplace in 1992.

Even though the higher efficiencies afforded by pulse combustion over conventional steady-state combustion is a well known fact in the heat transfer industry, pulse combustion products still have not been introduced, and have had limited penetration in the markets they have been introduced into. We believe the principal reasons for this limited market penetration are higher manufacturing and installation costs, which translate into higher sales prices, as well as noise considerations. Indeed, to our knowledge the only significant manufacturers and marketers of pulse combustion burner units within the United States today are:

  . Hydrotherm Corporation, which markets three natural gas-fueled pulse water boiler systems rated at from 100,000 BTUs/hr to 300,000 BTUs/hr for residential and commercial "hydronic" space heating purposes. In hydronic space heating, hot water is circulated in an enclosed system through a series of interconnected pipes located within a concrete slab in a building. As the hot water circulates, the heat it emanates warms the air spaces above and below the slab.

  . Lennox International, Inc., which markets two natural gas-fueled forced-air pulse combustion furnaces for space heating, ranging from 50,000 BTUs/hr to 100,000 BTUs/hr output.

  .  Fulton Boiler Works, Inc., which markets:

       . two lines of natural gas or propane fueled boilers for commercial and small business purposes, namely, a line of low pressure models rated at between 500,000 to 750 BTUs/hr input, and a line of high pressure models rated at between 500,000 to 700,000 BTUs/hr input; and

       . two lines of pulse boilers used for hydronic heating purposes, rated at between 300,000 to 1,400,000 BTUs/hr input.

Each of these competitors positioned their pulse combustion products as premium-priced, "higher efficiency" alternatives to conventional steady-state combustion product lines.

All of Lennox's, Fulton's and Hydrotherm's pulse combustion products utilize a long "tubular" design. For example, in the case of the Lennox unit, the tube is approximately eight feet long and is looped or coiled vertically for space efficiency. The principal operational feature of the conventional tubular design is the low number of repetitive combustion pulses or cycles at which it operates, typically 60 to 70 cycles per second.

There are also numerous manufacturers and marketers of conventional steady-state combustion products within the United States that compete with pulse combustion products, including Cleaver Brooks, Raypack, Inc., AERCO International Inc. and Weben-Jarco, as well as Lennox, Fulton and Hydrotherm.

Competitive Advantages Of Our Pulse Combustion Technology

Summary Of Competitive Advantages Over Conventional Steady-State Combustion And Conventional Tubular Pulse Combustion Technologies

As discussed below in greater specificity, our pulse combustion technology affords the following principal competitive advantages over conventional steady-state combustion and conventional tubular pulse combustion technologies:

  .  Our pulse combustion technology enables burner units to operate with:

       . significantly higher energy conversion efficiencies than conventional steady-state combustion technology, leading to significantly higher fuel savings than these technologies, and

       . slightly higher heat output and heat transfer conversion efficiencies than conventional tubular pulse combustion technologies, leading to slightly higher fuel savings than these technologies.

  .  Our pulse combustion technology enables burner units to emit:

       . significantly lower emissions than conventional steady-state combustion technology, and

       . significantly lower emissions of oxides of nitrogen, commonly known as "NOx," than conventional tubular pulse combustion technologies, and comparable or slightly lower emission levels than these technologies with respect to emissions other than NOx;

  . Our pulse combustion technology results in significantly smaller and lighter burner units and systems than allowed by both steady-state combustion and conventional tubular pulse combustion technologies due to our compact and simple linear design, and the elimination of the need for an external primary heat exchanger. This advantage is compounded in multi-burner scale-up configurations.

  . Our pulse combustion technology allows burner units to be designed for operation at optimum energy conversion efficiencies and low emission levels at differing pre-selected output levels due to our integrated modular design and resultant turn-down capability. While conventional steady-state combustion and tubular pulse combustion units can also operate on a similar modular basis, they can only do so when aligned in a bank of separate burner systems, while our design allows us to incorporate numerous combustion chambers within a single combustion system. This advantage allows us to compound the size and weight advantage which the compact size of our pulse burner technology already affords us on a unit-versus-unit comparison basis.

  . Our pulse combustion technology allows burner units to be manufactured and installed at significantly lower costs than steady-state combustion and conventional tubular pulse combustion technologies due to our simplicity of design, compact size and lack of moving parts.

Better Energy Conversion Efficiencies

  .  Background:  Among the principal considerations is evaluating a burner unit
     ----------
     are its relative "energy conversion efficiencies," which refers to its overall ability to convert the maximum amount of chemical energy contained in the fuel into heat energy through the combustion process, and to then apply or transfer this heat for the intended purpose. The ultimate economic measure of energy conversion efficiencies is fuel savings. Essentially, a burner unit which is more energy conversion efficient will use a lesser amount of fuel to generate and transfer a required level of heat than a less efficient combustion unit. The energy conversion efficiency of a burner unit can be broken down into the following constituent elements:

       .  Heat Output Efficiency: As previously discussed in this prospectus, a
          ----------------------
          burner unit uses the combustion process to convert the chemical energy contained in various fuel sources, such as natural gas, propane, gasoline, diesel fuel, oil, or coal, into heat energy measured in BTUs. The term "heat output efficiency" simply refers to the ability of the combustion process to effectively convert the maximum amount of chemical energy contained in the selected fuel into heat energy. For example, ten cubic feet of natural gas could potentially produce 1,000 BTUs of heat energy assuming its entire chemical energy was converted into heat energy through the combustion process--although, as a practical matter, perfect heat output efficiency never occurs due to a number of variables. To the extent chemical energy is not converted into heat energy, it is discharged as part of the exhaust stream in the form of various post-burn chemical gases including NOx, carbon monoxide and sulfur dioxide--resulting in unextracted or "wasted" of heat energy potential.

     .   Heat Transfer Efficiency: As previously discussed in this prospectus,
         ------------------------
         the commercial application of a burner unit is to act as a "heat transfer" device to heat water or air. The term "heat transfer efficiency" simply refers to the ability of the heat transfer surfaces of the combustion unit to effectively "transfer" the maximum amount of heat generated by the combustion process to warm the water or air, instead of allowing any of this heat to be discharged as part of the exhaust stream--resulting in unapplied or "wasted" heat energy.

     .   Start-Up Efficiencies:  All combustion units, including both
         -----------------------
         conventional steady-state and pulse combustion units, require a period of time to "warm-up" before they attain optimum combustion temperatures. Generally speaking, the bigger the combustion unit in terms of BTU output capacity, the longer the warm-up period. The warm-up time for a conventional steady-state 10 million BTU/hour boiler, for instance, is approximately two hours.

 .    Energy Conversion Efficiency Advantages of Pulse Combustion Over
     ----------------------------------------------------------------
     Conventional Steady-State Combustion: Energy conversion efficiencies
     ------------------------------------
     associated with pulse combustion are significantly higher than those of conventional steady-state combustion for the following reasons:

     .   Heat Output Efficiencies: Pulse combustion results in significantly
         ------------------------
         higher heat output efficiencies than conventional steady-state combustion since the more turbulent combustion environment and internal combustion pressures resulting from the repetitive pulse combustion cycles promote more thorough combustion. Consequently, a greater proportion of chemical energy per unit of fuel is converted into heat energy instead of being wasted or discharged as part of the exhaust stream.

     .   Heat Transfer Efficiencies:  In conventional steady-state combustion, a
         --------------------------
         zone of air called a "buffer layer" is created adjacent to the interior surfaces of the combustion unit, including those being used for heat transfer purposes. This layer acts as a barrier which essentially channels the heat energy generated by the combustion process away from the exterior surface areas and down the middle of the exhaust pathway, allowing a significant portion of the heat energy created to be wasted without application for heating purposes. This buffer layer affect does not occur in pulse combustion, however, since the more turbulent combustion environment and internal combustion pressures resulting from the repetitive pulse combustion cycles forces a greater proportion of the heat energy to circulate against the heat transfer surfaces, resulting in less wasted heat energy than conventional steady-state combustion. For example, most conventional steady-state combustion units have a heat transfer efficiency rating in the 70% to 85% range, meaning that a corresponding percentage of the heat created is actually transferred to the targeted medium. By way of comparison, most conventional "tubular" pulse combustion units on the market today have a heat transfer efficiency rating in the range of 90% to 96%.

     .   Start-Up Efficiencies:  As the result of its repetitive on-off cycling,
         ---------------------
         pulse combustion can attain optimal combustion temperatures much more quickly than conventional steady-state combustion, which translates into both fuel savings and less operational downtime while the burner unit warms-up. The warm-up time for a 10 million BTU/hour pulse combustion boiler, for instance, would be approximately two minutes, as compared to the two hour warm-up time noted above for a comparable conventional steady-state boiler.

 .    Energy Conversion Efficiency Advantages of Our Pulse Combustion Technology
     Over Conventional "Tubular" Pulse Combustion: As noted above, the various energy conversion efficiencies afforded by pulse combustion result from the more turbulent combustion environment and internal combustion pressures resulting from the repetitive pulse combustion cycles. Our pulse combustion design, as a consequence, can deliver greater energy conversion efficiencies than conventional tubular pulse combustion designs as a result of the greater number of burning cycles at which our design operates. Conventional tubular pulse combustion units, for instance, generally operate at only 60 to 70 cycles per second. Our pulse combustion technology, on the other hand, operates at anywhere from 350 to 650 cycles per second depending upon the configuration and application, or 6 to 9 times the rate of conventional tubular pulse combustion, leading to better heat output, heat transfer and start-up efficiencies.

Lower Emissions

 .    Background: There has been increased worldwide awareness and concern over
     ----------
     the past 25 years over the effect of atmospheric pollutants on the environment and people's health, leading to ever-increasing levels of regulatory emissions constraints, particularly in the developed countries of the world. In order to address these concerns and satisfy current and anticipated regulatory requirements, prospective purchasers are now demanding burner units which emit significantly lower levels of post-burn chemical gases, including NOx, carbon monoxide, sulfur dioxide and other residual gases, while maintaining the energy conversion efficiencies necessary to minimize fuel costs.

     In designing and operating burner units with an eye toward reducing emissions, manufacturers and operators must consider two inter-related variables, the "completeness" of the burning process as evidenced by its heat output efficiency, and the amount of so-called "excess air" required to maintain stable combustion based upon the fuel to be burned.
     Specifically:

     . There is an inverse relationship between heat output efficiency and emission levels. As previously discussed in this prospectus, heat output efficiencies are a function of the completeness of the burning process. The more compete the process, the greater amount of the chemical components of the fuel will be converted into heat energy, and the less amount of unconverted fuel, in the form of various post-burn chemical gases, will be emitted as part of the exhaust stream.

     . The amount of pollutants is also a function of the level of "excess air" used in the combustion process, as measured as a percentage of oxygen contained in the exhaust stream. Simply put, the combustion process requires, at a minimum, two quantities of oxygen--the first quantity representing that amount necessary to bond and chemically react with the fuel as part of the combustion process in order to convert its chemical energy into heat energy, and the second quantity representing an additional amount necessary to maintain a "stable" combustion environment. If there are insufficient quantities of this latter amount of additional oxygen in the combustion environment, referred to as "excess air," then the combustion process will sputter or be "unstable," resulting in reduced energy conversion efficiencies. By way of example, natural gas-fueled water heaters typically operate with excess air rates of 30% to 40% of the exhaust stream, which constitutes approximately 30% to 40% of the amount of additional oxygen required to burn the natural gas and convert it into heat energy.

 .    From an emission control standpoint, the greater amount of excess air the better. Specifically, the excess air promotes the re-burning of the various post-burn chemical gases from the primary combustion process, thereby lowering emissions. Excess air is not beneficial, however, from a heat transfer efficiency standpoint, since the excess air captures or "steals" the heat generated by the primary combustion process, which makes it unavailable for the intended heat transfer purposes. The more excess air-- the greater the loss in heat transfer efficiency. As a consequence of this dynamic, operators of burner units are faced with the following "no-win" choice: if their primary requirement is pollution control--they must operate their burner unit at "richer" oxygen levels and bear the attendant greater fuel costs due to the resulting loss of heat transfer efficiency; and if their primary requirement is lower fuel costs--they must operate their burner unit at increased emission levels.

 .    Emission Control Advantages of Pulse Combustion Over Conventional Steady-
     -------------------------------------------------------------------------
     State Combustion: As previously discussed in this prospectus, pulse
     ----------------
     combustion results in a more complete combustion process than conventional steady-state combustion due to the more turbulent combustion environment and internal combustion pressures resulting from the repetitive pulse combustion cycles inherent in pulse combustion process, resulting in the emission of less post-burn chemical gases as part of the exhaust stream. Pulse combustion can, however, maintain stable combustion at significantly lower excess air rates than conventional steady-state combustion as a result of its combustion dynamics. As a result, higher heat transfer efficiencies can be maintained with pulse combustion as compared to conventional steady-state combustion, resulting in improved fuel savings, while at the same time lowering emission levels.


 .    Emission Control Advantages of Our Pulse Combustion Technology Over The
     -----------------------------------------------------------------------
     Conventional "Tubular" Pulse Combustion: As noted above, the ability of the
     ---------------------------------------
     pulse combustion unit to completely burn fuel results from the more turbulent combustion environment and internal combustion pressures resulting from the repetitive pulse combustion cycles. Our pulse combustion design, as a consequence, offers significantly reduced NOx emissions than conventional tubular pulse combustion designs, and comparable or slightly lower levels of other emissions, such as sulfur and carbon monoxide, as a result of greater number of burning cycles inherent in our design. Simply put, the greater number of burning cycles, the more complete the burning process, and the lower the level of emissions. As previously noted, pulse burner units using the conventional tubular pulse combustion configuration typically operate at 60 to 70 cycles per second. Our pulse combustion technology, on the other hand, operates at anywhere from 350 to 650 cycles per second depending upon the configuration and application, which translates into significantly lower emissions.

     The ability of our pulse combustion technology to reduce emissions is illustrated by the following independent test results:

     . In February, 1994, the Center for Emissions Research, and Certification, Inc., an independent testing agency under the auspices of the Southern California Air Quality Management District located conducted a series of tests at their facilities in the City of Industry, California, of a 30,000 to 94,000 BTU/hour natural gas-fueled residential water heater demonstration unit using our cylindrical pulse combustion design. These tests followed a test protocal developed by the Southern California Air Quality Management District. The average NOx emissions of these tests, based upon three test runs conducted and monitored by the Center using their testing equipment, was 9.5 Ng/Joule.

     . In May, 1994, the American Gas Association Laboratories, an independent testing laboratory, conducted a series of tests at their facilities in Cleveland, Ohio, on a 8,000 BTU/hour natural gas-fueled water heater demonstration unit using our linear pulse combustion design. These tests followed the same test protocal developed by the Southern California Air Quality Management District and used by the Center for Emissions Research, and Certification, Inc. in conducting its tests. The average NOx emissions of these tests, based upon a series of test runs conducted and monitored by the American Gas Association Laboratories using their testing equipment, was 5.5 Ng/Joule.

     . In February, 1997, the Canada Centre for Mineral and Energy Technology, or "CANMET," conducted a series of tests at our research and development facilities of (1) a 15,200 BTU/hour natural gas-fueled industrial drying furnace unit using linear pulse combustion configuration, and (2) a 10,700 BTU/hour combination natural gas and coal powder-fueled industrial drying furnace unit. All tests were conducted and monitored by CANMET using its own test protocols and testing equipment. CANMET reported zero parts per million NOx and sulfer dioxide emissions for all of these tests, with the exception of one anomalous NO reading on one test arising from the addition of air through a coal feeding orifice.

     We believe that our pulse combustion technology is so effective in reducing the emissions of post-burn chemical gases that it can be utilized as a relatively inexpensive pollution control device. In these cases our burner units would re-burn the exhaust from a commercial or industrial process, while at the same time generating heat energy which can be used for various heat transfer applications, such as electricity co-generation, thereby reducing operating costs. The cost to manufacture, install and operate our burner units for these applications should be significantly cheaper than current scrubber applications.

Compact Size

Our pulse combustion burner units are significantly smaller than conventional steady-state and tubular pulse combustion units of equivalent output due to the following considerations:

     . Our burner units require a smaller combustion chamber to generate equivalent heat output and heat transfer capabilities than conventional steady-state and tubular pulse combustion units due to the geometric configuration of our design as well as the higher number of pulse cycles at which our unit operates; and

     . Conventional steady-state and tubular pulse combustion units require separate, large external heat exchangers to transfer heat energy, regardless of application, while the walls of our burner design act as primary heat exchange surfaces.

This size advantage is extremely important where limited floor or room space considerations apply. For instance, a 100,000 BTU/hr low pressure boiler system utilizing our linear configuration is approximately the size of a briefcase, and weighs approximately 50 pounds, exclusive of the jacketing, muffler and a secondary heat exchanger connected to the tailpipe. By way of comparison, a low pressure boiler system utilizing a conventional tubular combustion unit contains a combustion chamber which is approximately two feet in diameter and three feet in height, and weighs in excess of 200 pounds. The size of conventional steady-state combustion units, in turn, equal or exceed that of conventional tubular combustion units of comparable output.

Integrated Modular Design

As previously discussed in this prospectus, one of the principal advantages of our pulse design is that it lends itself readily to the joining together on a side by side basis of separate but integrated operating "modules," each module containing one or more combustion units that work in concert. This modular design affords the following advantages over both conventional steady-state combustion and tubular pulse combustion designs:

     . Turn-down Capability: All conventional and pulse burners operate at an optimum energy conversion efficiency and emission levels based upon their design, measured in terms of BTU output. A 100,000 BTUs/hour conventional steady-state furnace, for example, is designed to operate most efficiently at a level of fuel-mixture, referred to as the "turn-down ratio," which would generate 100,000 BTUs of heat energy per hour after taking into consideration the inefficiencies inherent in that particular design. If the unit is operated at levels above or below the rated optimum output in order to regulate or adjust heat output by either increasing or decreasing the amount of incoming air and fuel, then the heat output and heat transfer efficiencies will decline and emission levels increase.

          As previously discussed in this prospectus, one of the principal advantages of our pulse combustion design over both conventional steady-state combustion and tubular pulse combustion designs is that our burner units can be designed to incorporate numerous combustion chambers aligned on a side-by-side basis within a single combustion unit. These combustion chambers can then be engineered to operate together in separate "modules" consisting of one or more combustion chambers. This modular configuration is important since it allows us to regulate or adjust heat output while maintaining maximum heat output and heat transfer efficiencies and lower emissions levels, which we refer to as "turn-down capability," by simply turning one or more modules contained in a combustion unit on or off. Moreover, should an operator desire to increase the combustion units' overall output ability, he need only attach a new module to the system.

          While conventional steady-state combustion and tubular pulse combustion units can also operate on a similar modular basis, they can only do so when aligned in a bank of separate burner systems, while our design allows us to incorporate numerous combustion chambers within a single combustion system. This advantage allows us to compound the size advantage which the compact size of our pulse burner technology already affords us on a unit versus unit comparison basis.

     .    No Downtime For Maintenance and Repair: The modular design of our
          --------------------------------------
          pulse combustion technology also allows for easy assembly and disassembly, enabling the operator to repair or replace sections of the burner unit in most configurations while maintaining full energy output from the remaining modules. This feature is particularly important in commercial and industrial applications requiring continuous operation.

No Moving Parts

Many conventional tubular pulse systems employ flapper valves on their intake channels. Our pulse combustion technology, on the other hand, is a simple design which requires no valves or other moving parts to operate, leading to increased operating reliability and reduced maintenance and repair costs.

Ability to Operate on a Wide Range of Fuels

Our pulse combustion burner unit has the capability to use any carbon-based fuel as its energy source. Although most of our testing to date has been done with natural gas, we have also successfully burned gasoline, propane, powdered coal and hydrogen, and believe it will be equally successful with diesel and oil.

Reduced Operating Noise

One of the principal drawbacks of conventional tubular pulse combustion is the cost and effort required to dampen its operating noise to levels commensurate with conventional steady-state combustion units. As previously discussed in this prospectus, conventional tubular pulse combustion units operate at approximately 60 to 70 cycles per second due to their configuration. The oscillating pressure waves from these cycles create a corresponding low frequency standing sound wave of approximately 60 to 70 Hz, resulting in a very loud, continuous and deep level of operating noise. Due to the relatively long length of this sound wavelength, technically complicated and expensive dampening technology is required in order to mute the operating noise to levels commensurate with conventional steady-state combustion.

The noise generated by our pulse combustion technology, on the other hand, operates at between 350 and 600 cycles per second depending upon the configuration, and is "tuned" to create a standing sound wave of approximately 440 Hz. Although this continuous soundwave is equally loud, albeit at a higher pitch, than that associated with conventional tubular pulse combustion, it nevertheless lends itself to relatively simple and inexpensive dampening technologies due to the short longitudinal length of its wavelength, which affords it significant competitive advantages over conventional tubular pulse combustion technology.

Lower Manufacturing and Installation Costs

The cost to manufacture and install a conventional steady-state 100 million BTU/hr boiler can exceed $10 million, and could take three years to design, manufacture and install from the date the order is placed. A conventional tubular pulse combustion boiler with comparable output would likely be equally expensive.

Due to the simplicity and compact size of our design, including lack of moving parts, we believe that we can design, manufacture and install a pulse combustion boiler system with comparable output at a significantly lower cost, and a significantly shorter design-through-installation period.

Markets For Burner Units

Burner units are used worldwide for numerous commercial, industrial, residential and specialty heat transfer applications. The following list of heat transfer markets applications is instructive:

     . Water Heater and Boiler Market: In these applications, heat generated by a burner unit is used to either simply heat water in an unpressurized water heating system, or to heat water to create steam or pressurized hot water in a pressurized boiler system. Hot water is required in a variety of residential, commercial and industrial uses, including homes, apartment buildings, schools, hospitals, hotels, office buildings, restaurants, stores, laundries, car washes, warehouses, industrial plants, boats/ships and recreational vehicles. Steam or pressurized hot water is used for a variety of commercial or industrial applications, including both direct applications such as steam cleaning and indirect applications where steam is used to run a turbine in order to generate electricity.

     . Space Heating Market: In this application, heat generated by a burner unit called a furnace is used to heat airspace in a variety of residential, commercial and industrial settings, including those mentioned above in the discussion relating to water heaters.

     . Industrial Drying Market: In this application, heat generated by a burner unit is used in industrial processes to dry or atomize a variety of materials. Industries which employ industrial burners include the food processing, plastic, polymer, rubber, chemical, mineral, pulp and paper, and pharmaceutical industries.

     . "One-Of-A-Kind" Industrial Project Market: In this application, a burner unit is used for industrial applications best described as "one-of-a-kind" which often require custom engineering or fabrication, such as retrofitting of power generation plants, new power plants, and large co-generation installations.

     . Specialty Application Markets: In this application, a burner unit is used for various specialty applications. A good example of a specialty application is the need for "inert" process gases for industrial operations, such as horizontal down-hole drilling and catalytic oxidation systems. Inert process gases are exhaust gases which contain low or zero levels of oxygen.

     . Pollution Control Equipment Market: In this application, a burner unit is used as a secondary pollution control device to "reburn" industrial flue gases generated by a primary industrial or commercial processes in order to remove the pollutants contained in these gases. Typical industrial and commercial settings which require the use of pollution control equipment are manufacturing facilities, power plants, chemical plants, refineries and paper mills.

Marketing Strategy

Both our pulse combustion technology and our diesel fuel combustion technology have completed their respective research and development stages, and the next step in exploiting these technologies is to introduce these technologies to the various markets in order to build market penetration and share and product knowledge and acceptance. Given the broad range of potential applications and markets for our burner technologies, we anticipate that we will introduce our technologies to these potential markets through a number of different strategies and approaches, including the following types of arrangements:

     . Royalty Agreements: We will seek royalty arrangements with equipment manufacturers which will permit them to incorporate the use of specific pulse combustion burner unit designs in their products, in return for the payment of royalties based upon units sold, an initial up-front fee, or a combination of these. These agreements will be targeted toward volume producers that will use our pulse combustion technology as an integral component of their functional product, such as water heaters and low emission vehicles. This is a domain requiring large capital expenditures which will not be recovered for several years, since the end products, such as electric automobiles, will be several years away from mass production.

     . Licensing Agreements: We will seek licensing agreements with equipment manufacturers that allow a broader scope in application of our burner technologies than in royalty agreements. The end products of these arrangements will likely be commercial systems, such as large boilers and air conditioning equipment for apartment complexes, shopping centers, and schools and hospitals. License agreements may be consummated by payment of an initial fee, and an annual maintenance payment.

     . Engineered Projects: We will seek contracts for site specific, one-of-a-kind projects of a large scale, such as thermal power-plants, co-generation and various food processing applications. We believe these will be particularly lucrative projects insofar as they will utilize our technology at high-end outputs where the advantages of modular scale up are most fully realized.

     . Joint Ventures: We will seek joint venture arrangements for various industrial projects that lend themselves to pulse combustion technology in which we will act as prime contractor, subcontractor or joint venture partner. Joint venture opportunities of greatest interest to us are in the area of spin-off company formation for development and sale of products with specific end use applications.

     . Product Manufacturing: We would consider a product manufacturing arrangement in situations where it may be advantageous for us to manufacture, or have subcontractors manufacture, specific products or components for end users.

Pending Proposals For Our Technology

As noted above, our burner designs have recently completed their primary development stage and are now in a position to be introduced to the market. We are currently working on a variety of production proto-types under proposal requests from five different companies which would lead to the initial introduction of the following burner units using our technologies. These proposal requests are as follows:

     . Pulse Combustion Burner to Create A Low Excess Air Reducing Gas For Industrial Catalytic Absorption Pollution Control Systems: Goal Line Environmental Technologies, LLC, a Tennessee-based designer and manufacturer of industrial catalytic absorption pollution control systems, has requested that we give quotes for eight different natural gas-fueled pulse combustion burner unit proto-types, ranging from 30,000 BTU/hr to 69 million BTU/hr, to be used as a component for their proprietary industrial catalytic absorption pollution control systems. Goal Line, which is a joint venture of Sunlaw Energy Corporation and Advanced Catalyst Systems, Inc., was initially formed to combine Sunlaw's experience in power plant development and operation with Advanced Catalyst Systems' extensive catalytic research and development expertise.

          Goal Line's first project was to develop a catalytic absorption pollution control system which would eliminate carbon monoxide and NOx emissions for two 28 MW natural gas turbine powered industrial co-generation plants operated by Sunlaw in the Los Angeles metropolitan area. This system, which was successfully developed and installed by Goal Line at Sunlaw's co-generation plants and now forms the basis of Goal Line's technology, involves the following two processes:

            . An oxidation/absorption process where emissions are passed through an absorption chamber that (1) captures NOx in a potassium carbonate absorber coating, and (2) converts carbon monoxide into harmless carbon dioxide, which is then released through a smokestack; and

            . A nitrogen regeneration process where dilute hydrogen reducing gas is passed across the surface of the catalyst and converts the previously captured NOx into harmless nitrogen, which is then released through a smokestack.

        The Goal Line catalytic absorption pollution control system has been found by the United States Environmental Protection Agency to result in the "Lowest Achievable Emission Rate" for NOx emissions to date for gas turbine power plants, and therefore, by law, to be the "Best Available Control Technology" standard for new gas turbines. Regardless of these findings, the primary competitive drawback of Goal Line's system has been its inability to identify a technology which would allow it to introduce an oxygen-free dilute hydrogen reducing gas into the catalytic chamber for the nitrogen regeneration process. This is currently done by redirecting steam from the power generation process, which reduces the heat output efficiency of the overall system by approximately 10%. Goal Line looked without success for several years for a technology which would facilitate this requirement since this loss of heat output efficiency is a significant cost item. We demonstrated to Goal Line in a series of tests conducted in January and September 1999 that our pulse combustion burner unit has the capability, due to its ability to maintain "stable" combustion at lower excess air levels, to deliver a 100% oxygen-free hydrogen reducing gas to the catalytic chamber, thereby allowing Goal Line to recapture the lost heat output efficiency.

        As a result of the noted demonstrations, we have been authorized by Goal Line to commence designing eight different proto-types for use with Goal Line's catalytic absorption pollution control systems. We are currently working on the first proto-type, a 365,000 BTU burner unit for use with the catalytic absorption pollution control system installed at Sunlaw's Los Angeles gas turbine co-generation plant. This unit will also serve as a demonstration proto-type for the sale of the catalytic absorption pollution control system to other industrial plants. The other proto-types will be used with catalytic absorption pollution control system used for other types of power system applications, including diesel compressor sets and oil pipeline pumping stations.

     . Pulse Combustion Burner to Create A Low Excess Air Reducing Gas For External Combustion Engine Applications: We are currently working on a proposal for STM Corporation, formerly Stirling Thermal Motors, to develop a natural gas-fueled burner unit to provide an oxygen-free reducing gas as a heat source for the operation of their external combustion engine for industrial and automobile purposes. Specifically, STM applies external heat to expand helium or hydrogen in a sealed chamber and drive four double-acting pistons, therefore converting heat energy into mechanical energy As the helium or hydrogen is heated, it expands and pushes against the pistons in one direction, and as the gas cools, it compresses and drives the pistons in the return direction. The operating cycle is perpetual so long as there is an external source of heat.

          The attractiveness of our burner unit to STM is its ability to maintain "stable" combustion at lower excess air levels, thereby producing a low-NOx oxygen-free reducing gas for use as the heat source for STM's engine with resultant gains in heat output efficiency. We anticipate that we will complete a demonstration unit meeting STM's specifications within the next month, which should lead to more definitive proto-type and development and contract discussions. We believe that STM's external combustion engine, when used with our pulse combustion technology, can be used as a low-cost highly energy efficient, extremely low emission replacement for the internal combustion engine. While the proto-type we are developing is natural gas-fueled, we anticipate that it will be adopted to operate on other fuels as well.

     .    Flare Gas-Fueled Pulse Combustion Burner to Operate Turbo-Generator:
          We are currently working on a proposal for Allied Signal Power Systems, Inc., to assess the application of our pulse combustion technology to be used in conjunction with Allied Signal Power Systems' flare-gas operated turbo-generator. Allied Signal Powers Systems is a division of AlliedSignal, which recently merged with Honeywell, Inc. to form Honeywell.

     . Flare gas is residual natural gas emitted as a byproduct of producing oil wells. Flare gas is ordinarily burned at the source, and the resultant emissions released into the environment, since the amount of residual natural gas is relatively small and the cost to collect and market the gas is not commercially justified. Allied Signal Power Systems uses the heat energy resulting from the combustion of flare gas to power its turbo-generator, and create electricity than can then be funneled into the electricity grid. The attractiveness of our burner unit to Allied Signal Power Systems is its ability to provide both higher energy efficiencies and lower-NOx exhaust gases than the burner unit Allied Signal Powers Systems currently uses to fuel its turbo-generator. We have successfully competed the first stage of this project, which was to conduct flow tests establishing our ability to meet Allied Signal Power Systems' unusual flow capacity requirements. We anticipate that we will complete the second and third steps, which will result in a demonstration proto-type, by early 2001.

     . Instantaneous Pulse Combustion Water Heater: We have worked closely over the past five years with State Industries, Inc., North America's largest water heater manufacturer, to develop a natural gas-fueled 400,000 to 500,000 BTU/hr instantaneous water heater. State Industries currently sells 30,000 to 40,000 of these units annually for small business purposes, such as fast-food restaurants, at a price of approximately $4,600 per unit. State Industries' research and development facility in Tennessee has invested approximately $500,000 to date in designing and manufacturing a full-size engineered proto-type unit, which is intended to be used to create a production model. However, State Industries has recently eliminated its research and development department for cost savings purposes, and has asked us to complete development of the proto-type unit. When the proto-type unit is completed, we will enter into negotiations with State Industries relative to granting it a license to manufacture and sell certain water heaters using our pulse combustion technology. State Industries sells approximately 4.25 million water heaters per year, and we anticipate that this will be the first of many different pulse combustion water heater designs which will be created for State Industries. We anticipate that we will commence the completion of this project upon our completion of the projects for Goal Line Environmental Systems, STM Corporation and Allied Signal Power Systems discussed above.

     . Adaptation Of Two Natural Gas Fueled Burner Units To Burn Diesel Fuel Using Diesel Combustion Technology: Acotech Corporation of Marietta, Georgia, has requested that we design two production proto-types of our diesel fuel combustion technology which would allow two of Acotech's natural gas-fueled burner design to burn diesel fuel. Acotech is a 50/50 joint venture of

          The Bekaert Group, the largest independent steel wire manufacturer in Europe, and The Royal Dutch Shell Group. We anticipate that we will commence this project upon our completion of the projects for Goal Line, STM Corporation and Allied Signal Power Systems discussed above.

Please note that completion of proto-types under the foregoing proposals are still pending, and no orders will be placed until the proto-types are completed and approved, and mutually acceptable contract terms have been negotiated. We cannot give you any assurance that we will enter into any licensing, royalty, joint venture or other agreement with any of the foregoing parties after we complete the noted prototypes.

Additional Applications Of Our Technology We Intend To Target In The Near Future

Additional applications of our pulse combustion technology which we intend to pursue in the near future include the following:

     . Commercial Dryer for Industrial Waste, Wood Products and Wood Waste, and the Agri-food Drying Industry: This is an application identified by The Canadian Center For Mineral And Energy Technology, or CANMET, following their testing and evaluation of our pulse combustion technology that is of particular suitability to its design. The acoustic wave associated with pulse combustion, when applied to drying applications, provides a 22% mechanical advantage over conventional drying technologies because of the acoustic signal's physical manipulation of the drying environment. This 22% advantage, when added to the 90%+ heat output efficiency of our pulse combustion technology, can offer the highest levels of overall system efficiency. We believe that this will translate into substantial fuel savings in large industrial drying applications.

          We have received a proposal from CANMET, a quasi-governmental "think tank" which specializes in researching and marketing innovative mineral and energies technologies, to work in consultation to our company to design and manufacture a working proto-type industrial dryer and to approach potential users in the industrial dry cleaning market. Under this proposal, CANMET would lend the assistance of its scientific and technical staff and industry contacts to assist us at their cost of manpower. No potential users have been contacted to date, and we do not anticipate that we will proceed in developing a proto-type industrial drying unit for at least twelve months.

     . 40 to 80 Million BTU/hr Flow-Through Water Heater: This unit is intended for large industrial applications such as pulp mills. A design feasibility study to apply our pulse combustion technology to the requirements of a specific mill was requested by a large pulp and paper manufacturer. The design work is currently being addressed.

     . Electric Car Heater and Recharging System: It is currently proposed that the batteries of the all-electric car mandated for California be reserved for one purpose only, the movement of the car. This means that all other energy requirements, such as heating, cooling, headlights, radio and perhaps most importantly, a trickle charge back into the battery, be loaded onto a different energy system. Pulse combustion burner unit emissions are sufficiently low to qualify for the so-called "zero emissions" standards being applied to electric vehicles in California. We believe that this advantage, as well as the compact size of our pulse combustion technology, perfectly suit it to be the heat source for this application.

     . Transit Bus Heater: We plan to design a 50,000 BTU/hr natural-gas-fired heater for natural gas transit buses. This is a rapidly expanding market area. Natural gas has been acclaimed "the fuel of choice" for transit buses by most leading authorities in the United States, including the American Gas Association.

     . 10 Million BTU/hr. Burner Head for Large Scale Power Plant Retrofit such as Burrard Thermal in Vancouver: The Burrard Thermal Plant, which is located in the greater Vancouver, British Columbia, area, is a major local source of NOx emissions and the current remedy of installing after-combustion-scrubbers is an expensive stop gap measure. We believe that once its scale-up progress continues to ten million BTU, we would be in a position to assess whether our technology can be engineered to retrofit one of the large units, consisting of approximately one billion BTU output, at the Burrard Thermal Plant. If so, we would have the unique opportunity of providing a practical and inexpensive solution for high output, high pollution industrial sites such as the Burrard Thermal Plant.

Manufacturing Capacity and Suppliers

We currently fabricate our burner units at our facilities located in Burnaby, British Columbia, although certain components are purchased to our specifications from suppliers or subcontractors. Most of these components are standard parts or fabrication projects available from multiple sources at competitive prices. We believe that we would be able to secure alternate supply sources or suppliers or subcontractors if any of these become unavailable. Given the limitations of our internal manufacturing capability, we anticipate that we will rely upon strategic partners or third party contract manufacturers or suppliers to satisfy future production requirements as demand for our products increase.

Research and Development

Our principal activities since our formation in March 1999 have been research and development activities in adapting our proto-types into production models. Our research and development team is currently comprised of two employees, Messrs. Chato and DeFina. We have incurred over $182,000 in research and development expenses since our inception through October 31, 1999.

License Agreements Governing Our Technologies

Pulse Combustion Technology License

On March 5, 1999, we entered into a Pulse Combustion Technology License with 818879 Alberta, Ltd. pursuant to which it granted us, in consideration of $10, an exclusive license to design, engineer, manufacture, market, distribute, lease and sell burner products using the pulse combustion technology within any country in the world other than Finland or Sweden, and to sublicense and otherwise commercially exploit the pulse combustion technology within the permitted countries. Under the terms of the Pulse Combustion Technology License, we have no obligation to pay any royalty or license fees to 818879 Alberta, Ltd. The term of the Pulse Combustion Technology License expires upon the earlier of March 5, 2019 or the lapse of the newest underlying patents for the pulse combustion technology, including any patented improvements. The oldest pulse combustion technology patent expires in July 2006, and the newest current pulse combustion technology patent expires in July 2012. For further information concerning the underlying patents for the pulse combustion technology, see the section of this prospectus captioned "Business--Patents and Proprietary Rights."

We are generally prohibited under the Pulse Combustion Technology License from sublicensing our rights to the pulse combustion technology, or otherwise assigning our rights as licensee under the Pulse Combustion Technology License, to any third party without 818879 Alberta, Ltd.'s prior consent. 818879 Alberta, Ltd., in turn, is also generally prohibited from selling its rights to the pulse combustion technology, or otherwise assigning its rights as licensor under the Pulse Combustion Technology License, to any third party without our prior consent.

We are obligated under the Pulse Combustion Technology License to pay or to reimburse 818879 Alberta, Ltd. for all costs its incurs to file and prosecute new or additional patents for the pulse combustion technology in any country. We are also obligated to pay or to reimburse 818879 Alberta, Ltd. for prosecuting and defending patent infringement claims relating to the pulse combustion technology, and to pay any damages arising from these claims.

We have the right under the Pulse Combustion Technology License to acquire full ownership of the pulse combustion technology from 818879 Alberta, Ltd. on or after March 4, 2002, based upon the occurrence of certain conditions revolving around our success or failure in procuring a listing of our common stock on a "National Market," which is defined under the Pulse Combustion Technology License to constitute The New York Stock Exchange, The American Stock Exchange or The Nasdaq Stock Market, including both the SmallCap and National Markets. We refer to this purchase right as the "Pulse Combustion Technology Option."
Specifically:

   . We have the right, commencing March 4, 2002, to elect to acquire full ownership of the pulse combustion technology from 818879 Alberta, Ltd. for the payment of Cdn. $1, so long as our common stock has been accepted for listing or quotation on a National Market by the date we notify 818879 Alberta, Ltd. that we are exercising this option and we tender payment. We have made no application to date to obtain any listing or quotation, and we can give no you assurance that we will make any application.

  . 818879 Alberta, Ltd., in turn, has the right to terminate the Pulse Combustion Technology License anytime after March 4, 2002, if our common stock is not actively trading on a National Market by the date it exercises its termination right. In order to exercise this right, 818879 Alberta, Ltd. must give us 90-days notice accompanied by the payment of Cdn. $1. Should 818879 Alberta, Ltd. exercise this termination right, and should we fail to procure the listing or quotation of our common stock on a National Market by the end of our 90-day cure period, or to exercise certain other protective rights to acquire the pulse combustion technology described below, we will lose all rights to market burner products using the pulse combustion technology.

  . Should 818879 Alberta, Ltd. exercise its termination right, and should we fail to procure the listing or quotation of our common stock on a National Market by the lapse of our 90-day cure period, we can nevertheless acquire full title to the pulse combustion technology by paying 818879 Alberta, Ltd. the sum of Cdn. $525,000 within ten business days of the end of our 90-day cure period, subject to downward adjustment, plus interest on the amount which has accrued since January 1, 1999 at the rate of 13% per annum. In order to be entitled to receive the full Cdn. $525,000, 818879 Alberta, Ltd. must remit to us concurrent with our payment all shares of our series "A" preferred stock which are then outstanding as well as 593,750 shares of our common stock. If 818879 Alberta, Ltd. is unable to tender all 593,750 shares of our common stock, the Cdn. $525,000 cash consideration we must pay to 818879 Alberta, Ltd. will be reduced on a pro rata basis based upon the number of shares of our common stock which 818879 Alberta, Ltd. actually remits to us.

  . If our common stock is not actively trading on a National Market by March 4, 2002, and should 818879 Alberta, Ltd. not exercise its termination right by that date, then we may pay 818879 Alberta, Ltd. the sum of Cdn. $1 and demand that 818879 Alberta, Ltd. exercise its termination right within 90 days of our demand, in which case we may, in turn, elect to acquire full ownership of the PCB Technology on the terms described above. If 818879 Alberta, Ltd. fails to make its election by the end of our 90 day demand period, full title to the pulse combustion technology will automatically revert to us.

  . Should we acquire full title to our pulse combustion technology by reason of any of the above purchase rights, 818879 Alberta, Ltd. will nevertheless retain the right to reacquire our pulse combustion technology should we later become bankrupt or insolvent, or be threatened with bankruptcy or insolvency, or make an assignment in favor of our creditors.

For further information concerning the Pulse Combustion Technology License, see that section of this prospectus captioned "Certain Relationships And Related Transactions--Transactions With Management And Others--Pulse Combustion Technology License Agreement." For further information concerning risks associated with the termination of the Pulse Combustion Technology License, see that section of this prospectus captioned "Risk Factors--Risks Relating To Clean Energy And Its Business--We Could Lose Our Technology Licenses If We Fail To List Our Common Stock on a National Market."

Diesel Fuel Combustion Technology License

On March 5, 1999, in consideration of the sum of $10 paid to Mr. John D. Chato, we entered into a Diesel Fuel Combustion Technology License with Mr. Chato pursuant to which he granted us an exclusive worldwide license to design, engineer, manufacture, market, distribute, lease and sell burner products using the diesel fuel combustion technology, and to sublicense and otherwise commercially exploit the diesel fuel combustion technology. We are obligated under the Diesel Fuel Combustion Technology License to pay Mr. Chato or his assignees a 10% royalty based upon our net profits, after reasonable allowance for bad debts and the allocation of administrative and other overhead items, from the sale of products incorporating the diesel fuel combustion technology. The term of the Diesel Fuel Combustion Technology License expires upon the earlier of March 5, 2019, or the lapse of the newest underlying patents for the diesel fuel combustion technology, including any patented improvements. An application for a patent for the diesel fuel combustion technology was filed in August 1998 and, if issued, will expire 17 years after the issue date. For further information concerning the underlying patents for the diesel fuel combustion technology, see that section of this prospectus captioned "Business-- Patents and Proprietary Rights."

We are generally prohibited under the Diesel Fuel Combustion Technology License from sublicensing our rights to the diesel fuel combustion technology, or otherwise assigning our rights as licensee under the Diesel Fuel Combustion Technology License, to any third party without Mr. Chato's prior consent. Mr. Chato, in turn, is also generally prohibited from selling his rights to the diesel fuel combustion technology, or otherwise assigning his rights as licensor under the Diesel Fuel Combustion Technology License, to any third party without our prior consent.

We are obligated under the Diesel Fuel Combustion Technology License to pay or to reimburse Mr. Chato for all costs he incurs to file and prosecute new or additional patents for the diesel fuel combustion technology in any country. We are also obligated to pay or to reimburse Mr. Chato for prosecuting and defending patent infringement claims relating to the diesel fuel combustion technology, and to pay any damages arising from these claims.

The Diesel Fuel Combustion Technology Agreement provides that we will automatically obtain full ownership of the diesel fuel combustion technology, without the payment of any additional consideration, as of the same date as we acquire title to the pulse combustion technology. We refer to this acquisition right as the "Diesel Fuel Combustion Technology Option." Should we acquire full ownership of the diesel fuel combustion technology, we will nevertheless continue to be obligated to pay the 10% royalty to Mr. Chato or his assigns.

Should the Pulse Combustion Technology License be terminated without our acquiring full ownership of the pulse combustion technology, then the Diesel Fuel Combustion Technology License will expire concurrently, and we will lose all rights to market burner products using the diesel fuel combustion technology.

For further information concerning the Diesel Fuel Combustion Technology License, see the section of this prospectus captioned "Certain Relationships And Related Transactions--Transactions With Management And Others--Diesel Fuel Combustion Technology License Agreement." For further information concerning risks associated with the termination of the Diesel Fuel Combustion Technology License, see the section of this prospectus captioned "Risk Factors--Risks Relating To Clean Energy And Its Business--We Could Lose Our Technology Licenses If We Fail To List Our Common Stock on a National Market."

Patents and Proprietary Rights

Our basic pulse combustion technology and certain design improvements to this technology is protected by a number of United States patents in the name of Mr. Chato, as inventor, the oldest of which expires in July, 2006, and the newest of which expires in July 2012. The diesel fuel combustion technology is also protected by a United States patent filed in 1998 which expires in August 2012. We anticipate that we will make international patent applications in selected foreign countries for our pulse combustion technology and our diesel fuel combustion technology in the upcoming months.

We acquired our rights to our pulse combustion technology pursuant to a Pulse Combustion Technology License we entered into with 818879 Alberta, Ltd. on March 5, 1999. 818879 Alberta, Ltd. acquired its rights to the pulse combustion technology in December 1998 from a creditor of the BO Group and its related companies. The transfer of rights excluded certain rights to early pulse combustion patents relating to Finland and Sweden which the creditor had purchased separately from the BO Group. As part of 818879 Alberta, Ltd.'s acquisition of its rights to the pulse combustion technology, Mr. Chato agreed to release all of his rights to the initial pulse blade combustion patents and any improvements. Mr. Chato owns the diesel fuel combustion technology, which he licensed to us on March 5, 1999. For more complete information concerning these transactions, see the sections of this prospectus captioned "Business--Corporate Structure" and "Business--License Agreements."

We intend to diligently defend any infringement of our pulse combustion technology and diesel fuel combustion technology patents. We are not aware of any potential challenges to these patents. We have not established a fund for defense of these patents, but may do so if significant sales of its products are achieved. We intend to have all employees and consultants execute trade secret and confidentiality agreements.

We cannot give you any assurance that the existing patents granted to us or our licensors will not be invalidated, that patents currently or prospectively applied for by us or our licensors will be granted, or that any of these patents will provide significant commercial benefits. Moreover, it is possible that competing companies may circumvent patents we or our licensors have received or applied for by developing products which closely emulate but do not infringe our or our licensor's patents, and thereby market products that compete with our products without obtaining a license from us. An adverse decision from a Court of competent jurisdiction affecting the validity or enforceability of our patents or proprietary rights owned by or licensed to us could have, depending generally on the economic importance of the country or countries to which these patents or proprietary rights relate, an adverse effect on our company and our business prospects. Legal costs relating to prosecuting or defending patent infringement litigation may be substantial. Costs of litigation related to successful prosecution of patent litigation are capitalized and amortized over the estimated useful life of the relevant patent. We cannot give you any assurance that we will be able to successfully defend our patents and proprietary rights. For further information concerning these risks, see "Risk Factors--Risks Relating To Clean Energy And Its Business--Our Ability To Compete Is Dependent Upon Our Patents and Proprietary Rights."

Employees

We currently have six full-time employees, with two in executive management and four in research and development. We expect to add two additional full-time employees in the next 12 months. None of our employees are represented by a union. We believe that our relations with our employees are good.

Facilities

Our executive offices and principal research and development facilities, consisting of approximately 4,300 square feet, are located at 7087 MacPherson Avenue, Burnaby, British Columbia, Canada, V5J 4N4. This space is currently leased for a two-year term, with a two-year option to renew, through our subsidiary Clean Energy Canada, at an approximate rental rate of Cdn. $3,400 per month. Our future space requirements will be determined by the type of royalty, license or joint venture arrangements we may enter into in the future.

Government Regulation

Emission standards in the United States are imposed by the United States Environmental Protection Agency and by other regulatory agencies such as the California Air Resources Board and Southern California Air Quality Management District. Although one of the principal benefits of our burner technologies are their ability to satisfy lower pollution standards, we cannot give you any assurance that emission standards will not be increased by any governmental agency to a level that our technologies will either not satisfy, or which will require significant expenditures in research and development costs in order to satisfy. Any expenditures and or delays in additional technology development to meet higher emission standards would have a material adverse effect on our business, results of operations and financial condition.

The heat transfer industry is subject to numerous federal, state, provincial and local government regulations. We are also subject to laws governing our relationship with our employees, including minimum wage requirements, overtime, working conditions and citizenship requirements.

Legal Proceedings

As of the date of this prospectus:

  . There are no material pending legal or governmental proceedings relating to our company or properties to which we are a party, or to our knowledge any proceeding of this nature which are being contemplated or threatened; and

  . There are, to our knowledge, no material proceedings to which any of our directors, executive officers or affiliates are a party adverse to us or which have a material interest adverse to us.

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

                   Management's Discussion And Analysis Of

                 Financial Condition And Results Of Operations

General

The following discussion of our consolidated financial condition and results of operations should be read in conjunction with our consolidated financial statements and their explanatory notes, which can be found commencing on page F-1 of this prospectus.

Overview

We are a development stage entity formed on March 1, 1999, for the specific purpose of acquiring exclusive world-wide license rights entitling us to design, engineer, manufacture, market, distribute, license and otherwise commercially exploit two innovative patented "burner" technologies, our pulse blade combustion technology and our diesel fuel combustion technology. Both of these technologies have completed the primary development stage and are in a position to be commercially exploited. Our objective is to enter into licensing, royalty, joint venture or manufacturing agreements with established national and international heat transfer industry manufacturers which will result in the introduction of a variety of different burner units based upon our technology into various selected market segments. We have no revenues to date, nor have we entered into any revenue producing contracts to date, although we are currently working on a number of proto-types under several proposal requests which could lead to revenue producing contracts over the next four to six months.

Results Of Operations

We had no revenues for the eight-month period from March 1, 1999, the date of our inception, through October 31, 1999.

We incurred total operating expenses of $508,048 for the eight-month period from March 1, 1999, the date of our inception, through October 31, 1999. These expenses included $108,888 in pre-incorporation operating expenses incurred from January 1, 1999 through February 28, 1999, which we assumed upon our incorporation. Our principal operating expenses for this interim period were:

  . $182,256 in research and development costs for various project proposals, including associated wages and benefits;

  .  $132,088 in administrative wages and benefits;

  .  $61,171 in marketing expenses; and

  .  $52,400 in legal expenses.

Liquidity And Capital Resources

Our cash flow requirements from our inception through October 31, 1999 were funded from the following sources:

  . $108,888 in short-term advances from one of our stockholders, BO Tech Burner Systems Ltd.;

  . a $500,000 private placement of series "B" preferred stock which closed on April 6, 1999, and

  .  $115,544 in short-term advances by one of our directors, Mr. R. Dirk
     Stinson.

We repaid the $108,888 short term advance to BO Tech Burner Systems Ltd. in June, 1999, together with interest of $3,437 accrued at the rate of 8.75%.

The $115,544 was advanced by Mr. Stinson pursuant to a promissory note in the original amount of $50,000 dated August 8, 1999. This note requires our company to repay the $50,000, plus any additional amounts Mr. Stinson agrees to advance to our company ($65,544 as of October 31, 1999), plus interest accrued on these amounts at the rate of prime plus 2% per annum, by August 10, 2000, or any earlier time we raise Cdn. $750,000 in equity, debt or joint-venture financing or product revenues. Mr. Stinson is also afforded the right under the note to convert any portion of the outstanding indebtedness under the note into our common stock at any time at the conversion rate of one share of common stock per $2.00 of indebtedness.

Our cash position as of October 31, 1999 was $27,227. Our working capital as of October 31, 1999 was a deficit of $62,779.

We had a net increase in our cash position of $27,227 for the eight-month period ended October 31, 1999, which was composed of net proceeds of $577,635 from financing activities, net of $487,437 in net cash used in operating activities and $62,971 in cash used in investing activities.

Plan Of Operation And Prospective Capital Requirements

Our ability to continue as a going concern will be dependent upon our entering into revenue producing contracts and raising additional working capital to fund these contracts and fully implement our longer-term business plan and marketing strategies, which we estimate would require at least $2 million in the longer term. Based upon current operations, we estimate we will incur operating costs of approximately $800,000 over the twelve-month period ended December 31, 2000. These estimates will be subject to significant change based upon any contracts we may enter into.

Our operating expenses are currently being funded through advances made by Mr. Stinson pursuant to the terms of the promissory note previously described. Although Mr. Stinson has indicated his willingness to continue funding operations under these terms for the near future, he has stated that he will expect us to raise additional working capital by August 10, 2000, in such amounts as will enable us to repay his advances, with interest, and independently support our operations afterwards without further contributions from him. He has also stated that he will have no obligation to make any further advances should he at any time deem it inadvisable to do so.

We have made no arrangements to obtain additional working capital as of the date of this prospectus other than the advances described above which Mr. Stinson may make. Our intent is to raise additional working capital in one or more increments through contract advances, public or private sales of debt or equity securities, debt financing or short-term loans, or a combination of the foregoing. In view of our limited operating history and lack of revenues and profits to date, we cannot give you any assurance that we will be able to secure the additional capital we require at all, or on terms which will not be objectionable to our company or our stockholders, including substantial dilution or the sale or licensing of our technologies. Our failure or inability under these circumstances to obtain additional capital on acceptable terms or at all would have a material adverse effect on our company and our business, which would result in our being forced to materially scale back or even suspend our operations, or even force us to seek a merger with or to sell our business to a third party. In view of these considerations, note number one of our financial statements states that if we do not raise sufficient capital there is a substantial doubt as to our ability to continue as a going concern.

Other Matters

Foreign Exchange

Our business to date is principally conducted in the United States and Canada, in transactions denominated in United States and Canadian dollars. We maintain our cash and investments predominately in United States denominated funds, and only convert these funds into Canadian dollars when necessary to pay our Canadian expenses. While we do not believe that the fluctuation in the value of the United States dollar in relation to the Canadian dollar has adversely affected our operating results, we cannot give you any assurance that adverse currency exchange rate fluctuations will not occur in the future. Any adverse currency rate fluctuation could have a material adverse effect on our business, results of operations and financial condition.

Effect Of Inflation

In our view, at no time during our corporate existence has inflation or changing prices had a material impact on our business or financial statements.

Year 2000 Compliance

Because many computer and computer applications define date by the last two digits of the year, "00" may not be properly identified as the year 2000. This error could result in miscalculations or systems failure in computer systems, network elements, software applications and other business systems that have time sensitive programs.

We have reviewed our computer systems and software products for Year 2000 problems, and believe they are Year 2000 compliant and, indeed, have suffered no Year 2000 problems since January 1, 2000. We only use recent versions of certified Year 2000 compliant off-the-shelf commercial software applications manufactured by well-known software manufacturers. We are not reliant upon third parties, and have sufficient back-up documentation to recover any loss due to the failure of a third party's computers as the result of Year 2000 problems. In the event Year 2000 considerations do arise, we do not believe such considerations will materially impact our internal operations or future financial or operating results or future financial condition. We cannot give you any assurance, however, that we will be unaffected by the Year 2000 issues affecting our prospective customers or suppliers, although we do not believe the Year 2000 readiness of our prospective customers or suppliers will have a material impact on our business or financial statements.

                                  Management

Identity

The following table sets forth the names, municipalities of residence and ages of our current executive officers and directors, their respective offices and positions, and their respective dates of election or appointment:

                                                                                      Date First Elected As
                                                                                    Director Or Appointed As
                                                  Position With Clean Energy         Officer Of Clean Energy
Name                                   Age           And Its Subsidiaries             And Its Subsidiaries
---------------------------------    -------     -----------------------------     ----------------------------
  John D. Chato.................       59        Director (Chairman of the                March 1, 1999
  Burnaby, British Columbia                      Board) and Head of Research
                                                 and Development

  John P. Thuot.................       50        President and Director                   March 1, 1999
  Burnaby, British Columbia

  Barry A. Sheahan..............       48        Chief Financial Officer,                 March 1, 1999
  Burnaby, British Columbia                      Secretary and Director

  R. Dirk Stinson...............       46        Director                               January 20, 2000
  Miami, Florida

  James V. DeFina...............       58        Projects Director                        March 1, 1999
  Burnaby, British Columbia

There are no family relationships between any two or more of our directors or executive officers. There are no arrangements or understandings between any two or more of our directors or executive officers.

Business Experience

John D. Chato--Chairman of the Board and Head of Research and Development

Mr. Chato is the inventor and developer of the pulse blade combustion system. He has over 40 years experience in engine rebuilding, engine design and general combustion research. Mr. Chato has developed theories which apply ram scavenge and carburetion principles to internal combustion engines, and holds many patents including a design for electrical generation which combines pulse combustion and the principles of magneto-hydrodynamics, or MHD. Ram scavenge refers to the study of the inter-relationship of the momentum of moving gases in an internal combustion engine and the precise timing of the opening and closing of the valves to achieve maximum and minimum pressure in the cylinder. Carburation refers to the study of the mixture of fuel and air in the combustion process. Magneto-hydrodynamics refers to the study of the motion of an electrically conducting fluid such as a plasma, or highly heated gas, and its interactions with magnetic fields.

John P. Thuot--President  and Director

Mr. Thuot, has been involved with the BO Group of Companies for over ten years. Mr. Thuot has served as Secretary and Treasurer for BO Development Enterprises Ltd., since 1988. In 1994, he assumed the position of Vice President and Chief Operating Officer of BO Tech Burner Systems Ltd., where he is currently responsible for overall operations and strategic planning of the company, with particular emphasis on finance, shareholder and public relations, and commercialization activities. In 1995, he also assumed the role of Vice President and Chief Operating Officer of BO Gas Limited. Before his involvement with the BO Group, Mr. Thuot was Fire Material Coordinator for the Cassiar Forest District, Government of British Columbia, from 1986 to 1988. From 1978 to 1986 he was part owner and Operations manager of J&J Placer Mining, a placer gold operation in the Cassiar-Dease Lake area of northern British Columbia. Mr. Thuot served as electrical foreman for Commercial-Federal Electric from 1976 to 1978. Prior to that, Mr. Thuot was part owner and Electrical Supervisor for L&H Construction in Grand Forks, British Columbia from 1974 to 1976, an account executive for GWG Limited of Edmonton, the largest clothing manufacturing company in Canada, from 1970 to 1974, and an operator of the world's largest rotary kiln of its day for Northwood Pulp in Prince George, British Columbia, from 1968 to 1970. Mr. Thuot is a graduate of Regiopolis College, Kingston, Ontario.

Barry A. Sheahan--Chief Financial Officer, Secretary and Director

Mr. Sheahan is a chartered accountant who earned his C.A. designation in 1982 after ten years in the financial services industry. He was immediately accepted into partnership with a regional firm and, in 1984 started his own practice in Vancouver, British Columbia. Over the next ten years he continued to provide accounting and tax advisory services, developing a clientele of over 1,000, at which time he sold his practice in order to enable him to focus on a few key corporate clients, primarily technology companies. Since 1994 Mr. Sheahan has acted as a financial consultant to several companies, including the BO Group of Companies.

R. Dirk Stinson--Director

Mr. Stinson is a business management consultant and private investor with a background in the heat transfer and oil and gas exploration industries. Most recently, Mr. Stinson has served as a director since January 1996, and President from January 1996 through April 1999, of Pinnacle Oil International, Inc., a publicly traded wide-area oil and gas exploration reconnaissance technology company. In September 1995 Mr. Stinson co-founded Pinnacle Oil International, Inc.'s privately-held predecessor company, Pinnacle Oil Inc., of which he served as President and a director through April 1999.

Prior to forming Pinnacle Oil Inc., Mr. Stinson worked for over 20 years as a business management consultant and entrepreneur. From 1980 through 1989, Mr. Stinson managed a number of businesses in Hawaii, including Commercial Energy Systems, Inc., the Industrial and Commercial division of PRI Energy Systems, and Pacific Marine. Following his return to Canada in 1990, Mr. Stinson worked in the automobile industry primarily in the fleet and lease sales, and as fleet and lease manager for a Nissan dealership. From 1992 to 1994, Mr. Stinson worked as a sales executive for Premier Plastics Ltd. and Century Plastics Ltd. and, in 1995, became the President of EIC-Energy Interface Corporation in Vancouver, British Columbia, Canada, a wholly-owned subsidiary of International Parkside Products, Inc. Mr. Stinson studied Communication Arts at the Southern Alberta Institute of Technology.

James V. DeFina--Projects Director

Mr. DeFina served as research assistant to John Chato during the early development stages of the pulse blade combustion project, from 1985 to 1988. Since that time to the present, he has served as manager of research activities for BO Gas Limited and BO Tech Burner Systems Ltd. with responsibilities in research and testing, design and fabrication, preparation of patents and the submission and administration of research grants. Mr. DeFina received his undergraduate education at Salem State College in Massachusetts, and his M.A. degree at the University of British Columbia in 1983.

Board of Directors

Number of Directors; Non-Series A Directors and Series A Directors; Appointment; Removal

Our Certificate of Incorporation and Bylaws provide that our Board of Directors may, by resolution, fix our authorized number of directors at any number between two and twelve, inclusive, although our Board may not effect any reduction in the size of our Board that shortens the term of any incumbent director. Our Board currently consists of four members, three of whom are designated under our Certificate of Incorporation as "Non-Series A Directors" appointed exclusively by our common and series "B" preferred stockholders, voting as one class, and the fourth of whom is designated under our Certificate of Incorporation and Bylaws as our "Series A Director" appointed exclusively by our series "A" preferred stockholders.

Our series "A" preferred stockholders are given the right to appoint a number of "Series A Directors" which would, when aggregated with the number of our Non-Series A Directors, equal one-fourth of the aggregate number of directors, or
                          ----------
the minimum whole number in excess of one-fourth should the aggregate number of directors not be a multiple of four. Certain provisions in our Certificate of Incorporation and Bylaws govern and, to a certain degree circumscribe, the rights of our stockholders to appoint or remove directors, and to call special meetings or take actions by written consent. For further information concerning these matters, see "Description Of Our Securities--Provisions In Our Certificate Of Incorporation and Bylaws Governing Rights of Stockholders."

Term of Office of Directors

Our directors are elected at each annual meeting of our stockholders, and the term of their office runs until the next annual meeting of our stockholders and until their successors have been elected.

Compensation of Directors

We currently compensate our directors who are not executive officers for serving on our Board of Directors through the grant of options tied to their continued service on our Board. We do not currently compensate our directors who are also executive officers for serving on our Board of Directors since they already receive compensation in the form of salary and option grants tied to their continued employment as executive officers. We reimburse all of our directors for any reasonable out-of-pocket expenses they may incur in connection with attendance at Board of Director and committee meetings.

On January 20, 2000, we agreed to grant non-qualified options under our 1999 Clean Energy Combustion Systems, Inc. Stock Plan to Mr. R. Dirk Stinson entitling him to purchase 60,000 unregistered shares of our common stock as an inducement for his serving on our Board of Directors. The exercise price for these options is $2 per share, which was based upon the exercise price fixed for options previously granted to our executive officers. Although we have no valuation for our common stock, its value at the time of the issuance of these options is significantly less than $2 per share. These options vest in equal installments upon the conclusion of his first through third annual anniversary of service on our Board of Directors, and lapse, if unexercised, five years following the date of vesting. For further information concerning these options, see "Description Of Our Securities--1999 Clean Energy Combustion Systems, Inc, Stock Plan."

Committees

Our Board of Directors has not established any committees, including Audit or Compensation committees, to date, and has no current intent to do so until are successful in procuring the listing or quotation of our common stock on a National Market.

Employment Agreements and Executive Compensation

On March 5, 1999, we entered into employment agreements with Mr. Chato as our Head of Research and Development, Mr. Thuot as our President, Mr. Sheahan as our Chief Financial Officer, and Mr. DeFina as our Projects Director. The essential terms of the employment agreements, which are virtually identical, are as follows:

  . Each agreement provides for a one-year initial term, subject to earlier termination in certain events. After the initial term, each agreement will renew automatically for successive one year terms, unless either party elects by a written, 60-day notice not to renew or the agreement is terminated earlier in accordance with its terms.

  . Each officer is required to devote his full and undivided attention to our affairs.

  . Mr. Chato's salary under his employment agreement is Cdn. $120,000 per year, while Messrs. Thuot's, Sheahan's and DeFina's salaries under their respective employment agreements are Cdn. $110,000. Each of these officers is also entitled to an annual performance bonus as determined by our Board of Directors.

  . Each agreement provides for early termination in the case of the following events:

       .  the death or disability of the officer;

       . the termination of the officer by us for "Cause," as that term is defined in the agreement; or

       . the termination by the officer for "Good Reason," as that term is defined in the agreement.

     In general, where a termination is for death, disability, "Cause" or by the officer without "Good Reason," compensation allowances and benefits under the agreement will accrue only through the effective date of the termination. However, and again in general, where a termination is without "Cause," or by the officer for "Good Reason," the agreement provides that we will pay compensation and certain allowances and benefits to the officer through the end of the then applicable term.

On March 5, 1999, we agreed to grant incentive options under our 1999 Clean Energy Combustion Systems, Inc. Stock Plan to Messrs. Chato, Thuot, Sheahan and DeFina entitling them to purchase 100,000, 80,000, 80,000 and 60,000 unregistered shares of our common stock, respectively, as an inducement for their continued performance as employees. The exercise price for these options is $2 per share, which was based upon a proposed offering price of our series "B" preferred stock which would carry a $2 per share liquidation preference. Although we have no valuation for our common stock, its value at the time of the issuance of these options is significantly less than $2 per share. Each officer's options vest in equal installments upon the conclusion of his first through fifth annual anniversary of continuous employment, and lapse, if unexercised, five years following the date of vesting. For further information concerning these options, see "Description Of Our Securities--1999 Clean Energy Combustion Systems, Inc, Stock Plan."

Indemnification of Directors, Executive Officers and Agents

Our Certificate of Incorporation provides that any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, and whether or not by or in the right of our company, by reason of the fact that:

  . he or she is or was a director, officer, incorporator, employee, or agent of our company, or

  . is or was serving at the request of our company as a director, officer, incorporator, employee, partner, trustee, or agent of another corporation, partnership, joint venture, trust or other enterprise, including an employee benefit plan, is entitled to indemnification to the full extent allowed by law against any expenses (including counsel fees and disbursements), judgments, fines (including excise taxes assessed with respect to an employee benefit plan), and settlement amounts he or she may pay in connection with any action, suit, or proceeding. This right of indemnification inures whether or not the claim asserted is based on matters which antedate the adoption of this indemnification provision in our Certificate of Incorporation, and continues with respect to any person who ceases to be a director, officer, incorporator, employee, partner, trustee, or agent, and inures to the benefit of his or her heirs and personal representatives. Our Certificate of Incorporation provides that this right of indemnification will not be deemed to be exclusive of any other rights which may be provided now or in the future under any provision currently in effect or hereafter adopted of our Bylaws, by any agreement, by vote of stockholders, by resolution of disinterested directors, by provision of law, or otherwise.

Our Certificate of Incorporation provides that none of our directors shall be personally liable to us for monetary damages for any breach of their fiduciary duties in their capacity as a director, with the following exceptions to the extent allowed under applicable law:

  . for any breach of his or her duty of loyalty to our company or our stockholders;

  . for acts or omissions not in good faith or which involve his or her intentional misconduct or knowing violation of law;

  . under Section 174 of the Delaware General Corporation Law Delaware for unlawful payments of dividends or unlawful stock purchases;

  . for any transaction under which he or she derived an improper personal benefit; or

  . the payment of profits arising from his or her purchase and sale, or sale and purchase, of our securities in violation of Section 16(b) of the Exchange Act.

Our Certificate of Incorporation provides that the term "damages" will include, to the extent permitted by law, any judgment, fine, amount paid in settlement, penalty, punitive damages, excise or other tax assessed with respect to an employee benefit plan, or expense of any nature, including counsel fees and disbursements. None of the foregoing alters a director's liability under the federal securities laws of the United States, or affects the availability of equitable remedies under applicable laws, such as an injunction or rescission, for breach of fiduciary duty.

Our Certificate of Incorporation authorizes us to purchase and maintain insurance on behalf of any person who is or was a director or officer, employee or agent of our company, or is serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him or her and incurred by him or her in any of those capacities, or arising out of his or her status in any of those capacities, whether or not we would otherwise have the power under applicable law to indemnify him or her against these liabilities. Our Certificate of Incorporation also authorizes us to create a trust fund, grant a security interest or use any other means, such as letters of credit, surety bonds or other similar arrangements, or to enter into contracts providing indemnification to the full extent authorized or permitted by law, to ensure that amounts as may become necessary to effect indemnification are paid.

We believe that the above provisions are necessary to attract and retain qualified persons as directors and executive officers. We have promised certain of our executive officers and directors that we will enter into written indemnification agreements with them, and also procure officers' and directors' insurance coverage when we are in a financial position to do so. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

We have been advised that any indemnification for liabilities arising under the Securities Act that may be permitted to our directors, officers and controlling persons under our Certificate of Incorporation, Bylaws or other agreements containing indemnity provisions are, in the opinion of the Securities and Exchange Commission, against public policy as expressed in the Securities Act and are, therefore, unenforceable.

Change of Control Arrangements

We have no knowledge of any arrangements which may result in a future change of control of our company. Certain of our founding stockholders have agreed, moreover, that they will not vote their shares in favor of certain changes of control unless a majority of each class of shares held by all of the founding stockholders affirmatively vote in favor of these transactions. For further information concerning these agreements, see "Description Of Our Securities-- Founding Stockholders Agreement."


                            Principal Stockholders

The following table sets forth certain information, computed as of February 24, 2000, about the amount and nature of our securities beneficially owned by:

  . each of our executive officers (the term "executive officer" is defined as our President, Secretary, Chief Financial Officer or Treasurer, any vice-president in charge of a principal business function, such as sales, administration or finance, or any other person who performs similar policy making functions for our company);

  .  each of our directors;

  . each person who is a beneficial owner of more than 5% of any class of our outstanding securities with voting rights; and

  .  the group comprised of our current directors and executive officers.

This information was given to us by our stockholders and the numbers used are based on the definitions by the Securities and Exchange Commission found in Rules 13d-3 and 13d-5 under the Exchange Act. Accordingly, the number of shares listed in the table represent "beneficial ownership" only for purposes of the reports required by the Securities and Exchange Commission. We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted.

                                                                        Series "A"                   Series "B"
                                                                                               -----------------------
              Name (1)                       Common Stock (2)        Preferred Stock (2)         Preferred Stock (2)
------------------------------------  ----------------------------   --------------------      -----------------------
                                           Amount            %          Amount       %             Amount         %
                                      ----------------   ---------   -----------   ------      -------------   -------
John D. Chato (3)(4)(5).............   6,860,739  (6)(7)   71.1%         --            --            --             --

John P. Thuot (3)(4)................     173,513  (8)       1.8%         --            --            --             --

James V. DeFina (3)(4)..............     327,026  (9)       3.4%         --            --            --             --

Barry A. Sheahan (3)(4).............     204,276  (10)      2.1%         --            --            --             --

R. Dirk Stinson (4)(5)..............   1,968,750  (11)     20.4%      1,000   (11)   100%       125,001  (11)    50.1%

BO Development Enterprises Ltd. (5).   6,840,739  (6)      70.9%         --            --            --             --

BO Tech Burner Systems Ltd. (5).....   6,840,739  (6)      70.9%         --            --            --             --

BO Gas Limited (5)..................   6,840,739  (6)      70.9%         --            --            --             --

Ravenscraig Properties Limited (5)..   1,968,750  (11)     20.4%      1,000   (11)   100%       125,001  (11)    50.1%

818879 Alberta, Ltd. (5)............   1,968,750  (11)     20.4%      1,000   (11)   100%       125,001  (11)    50.1%

Executive officers
and directors as a group............   9,538,304           98.9%      1,000          100%       125,001          50.1%

-----------------------------

*     Less than one-tenth of one percent.
(1) The business addresses for the principal stockholders are: Messrs. Chato, Thuot, DeFina and Sheahan, BO Tech Burner Systems Ltd., BO Development Enterprises Ltd., and BO Gas Limited--7087 MacPherson Avenue, Burnaby, British Columbia, Canada, V5J 4N4; Mr. R. Dirk Stinson--14455 Ocean Drive, #1608, Miami Beach, Florida 33139; Ravenscraig Properties Limited--Box 71, Alofi, Niue; and 818879 Alberta, Ltd.--4500 Bankers Hall West, 855-2nd Street S.W., Calgary, Alberta, Canada T2P 4K6.
(2) Under Rule 13d-3(d) of the Exchange Act, we include in each person's share count any shares under any options, warrants, rights or conversion privileges which are or may become exercisable by that person within 60 days of the date of the registration statement containing this prospectus. In computing each person's respective percentage ownership, the shares attributable to his or her exercisable securities under the 60-day inclusion rule are treated as being outstanding (i.e., are added to the total outstanding shares of that class for computational purposes), while exercisable securities attributable to the other executive officers, directors or 5% stockholders under the 60-day inclusion rule are disregarded. In computing the percentage ownership our company's officers and directors as a group, all shares attributable to exercisable securities held by the members of that group under the 60-day inclusion rule are treated as being outstanding (i.e., are added to the total outstanding shares of that class for computational purposes). The base number of outstanding shares of common stock, series "A" preferred stock and series "B" preferred stock as of the applicable date are 9,643,750, 1,000 and 250,001 shares, respectively.
(3)   Executive officer.
(4)   Director.
(5)   5% stockholder.
(6) Reflects the aggregate number of shares owned by Mr. Chato (315,026 shares), BO Development Enterprises Ltd. (2,599,084 shares), BO Tech Burner Systems Ltd. (3,172,905 shares) and BO Gas Limited (753,724 shares). These shares are aggregated for purposes of determining the beneficial ownership of each of these stockholders pursuant to Rules 13d-3 and 13d-5 above since Mr. Chato controls BO Development Enterprises Ltd. which, in turn, controls BO Tech Burner Systems Ltd. which, in turn, controls BO Gas Limited.
(7) Pursuant to Rule 13d-3(d) noted above, includes 20,000 shares of common stock issuable upon exercise of options granted to Mr. Chato under the 1999 Clean Energy Combustion Systems, Inc. Stock Plan which vest on or before April 24, 2000.
(8) Pursuant to Rule 13d-3(d) noted above, includes 16,000 shares of common stock issuable upon exercise of options granted to Mr. Thuot under the 1999 Clean Energy Combustion Systems, Inc. Stock Plan which vest on or before April 24, 2000.
(9) Pursuant to Rule 13d-3(d) noted above, includes 12,000 shares of common stock issuable upon exercise of options granted to Mr. DeFina under the 1999 Clean Energy Combustion Systems, Inc. Stock Plan which vest on or before April 24, 2000.
(10) Pursuant to Rule 13d-3(d) noted above, includes 16,000 shares of common stock issuable upon exercise of options granted to Mr. Sheahan under the 1999 Clean Energy Combustion Systems, Inc. Stock Plan which vest on or before April 24, 2000.
(11) Reflects the aggregate number of shares owned by Mr. R. Dirk Stinson (0 shares), Ravenscraig Properties Limited (2,043,750 common shares and 250,001 series "B" preferred shares)) and 818879 Alberta, Ltd. (1,000 series "A" preferred shares). These shares are aggregated for purposes of determining the beneficial ownership of each of these stockholders pursuant to Rules 13d-3 and 13d-5 above since Ravenscraig Properties Limited and 818879 Alberta, Ltd. are owned and controlled by Mr. Stinson.

To our knowledge there are no existing arrangements the operation of which may, at a later date, result in a change in control of our company.

                 Certain Relationships and Related Transactions

Transactions with Management and Others

We have entered into the following transactions through the date of this prospectus with our executive officers, directors and securities holders identified in that section of this prospectus captioned "Security Ownership of Certain Beneficial Owners and Management."

Pulse Combustion Technology License

On March 5, 1999, in consideration of the sum of $10 paid to 818879 Alberta, Ltd., we entered into a Pulse Combustion Technology License with 818879 Alberta, Ltd. pursuant to which it granted us an exclusive license to design, engineer, manufacture, market, distribute, lease and sell burner products using the pulse combustion technology within any country in the world other than Finland or Sweden, and to sublicense and otherwise commercially exploit the pulse combustion technology within the permitted countries. Under the terms of the Pulse Combustion Technology License, we have no obligation to pay any royalty or license fees to 818879 Alberta, Ltd. The $10 purchase price is reflected as an asset under patents for accounting purposes since we have the obligation under the Pulse Combustion Technology License to maintain the PBC technology patents and these patents will ultimately revert to our Company. as been charged is reflected inFor further information concerning these transactions and the terms of the Pulse Combustion Technology License, see "Business--Corporate Structure" and "Business--License Agreements--Pulse Combustion Technology License."

818879 Alberta, Ltd. is one of our founders and is the sole holder of our series "A" preferred stock, and its affiliate, Ravenscraig Properties Limited, holds a minority interest in our common stock. Both of 818879 Alberta, Ltd. and Ravenscraig Properties Limited are owned and controlled by Mr. R. Dirk Stinson, who became one of our directors in January 2000. 818879 Alberta, Ltd. acquired the rights to the pulse combustion technology in December 1998 from TOBA Developments Ltd., a creditor of the BO Group and its affiliates, for the sum of Cdn. $525,000 paid to TOBA to satisfy a debenture under foreclosure.

The terms of 818879 Alberta, Ltd.'s acquisition of the pulse combustion technology from TOBA and its later licensing of the pulse combustion technology to our company pursuant to the Pulse Combustion Technology License were each negotiated on an arms-length basis between the parties. We did not obtain any independent valuation relative to the terms of the Pulse Combustion Technology License or the value of the pulse combustion technology from any appraiser or other expert in the valuation of technologies and businesses.

Diesel Fuel Combustion Technology License

On March 5, 1999, in consideration of the sum of $10 paid to Mr. John D. Chato, we entered into a Diesel Fuel Combustion Technology License with Mr. Chato pursuant to which he granted us an exclusive worldwide license to design, engineer, manufacture, market, distribute, lease and sell burner products using the diesel fuel combustion technology, and to sublicense and otherwise commercially exploit the diesel fuel combustion technology. The $10 purchase price is reflected as an asset under patents for accounting purposes since we have the obligation under the Diesel Fuel Combustion Technology License to maintain the diesel combustion technology patents and these patents will ultimately revert to our Company. For further information concerning these transactions and the terms of the Diesel Fuel Combustion Technology License, see "Business--Corporate Structure" and "Business--License Agreements--Diesel Fuel Combustion Technology License."

As previously discussed in this prospectus, Mr. Chato is one of our founders and is also a holder, together with other members of the Bo Group, of a controlling interest in our common stock. The terms of the

Diesel Fuel Combustion Technology License were negotiated on an arms-length basis between the parties. We did not obtain any independent valuation relative to the terms of the Diesel Fuel Combustion Technology License or the value of the diesel fuel combustion technology from any appraiser or other expert in the valuation of technologies and businesses.

Founding Stockholders Agreement

On March 1, 1999, we entered into a Founding Stockholders Agreement with our founding common stockholders relating to certain matters deemed necessary to ensure the continuity of our management and ownership. For a detailed description of the terms of the Founding Stockholders Agreement, see "Description Of Our Securities--Founding Stockholders Agreement."

Indebtedness of Clean Energy to Management and Others

As of October 31, 1999, we owed the sum of $12,624 to one of our stockholders, BO Tech Burner Systems Ltd. This indebtedness arose from the agreement of our founders, when forming our company, that we would repay BO Tech Burner Systems Ltd. and BO Gas Limited for funding our pre-incorporation operating expenses for the period of January 1, 1999 through February 28, 1999, as well as any other obligations they might later pay on our behalf. One of our stockholders, 818879 Alberta, Ltd., agreed in turn to advance monies to these companies to fund any payments they might make on our behalf. In reliance upon this agreement, BO Tech Burner Systems Ltd. and BO Gas Limited expended $12,624 on our behalf through October 31, 1999. In June 1999 we paid the sum of $108,888, together with $3,437 in interest accrued at the rate of 8.75%, to 818879 Alberta, Ltd. in repayment of BO Tech Burner Systems Ltd.'s and BO Gas Limited's payments on our behalf through that date.

As of October 31, 1999, we also owed the sum of $115,544 to Mr. Dirk Stinson, who owns and controls 818879 Alberta, Ltd. Mr. Stinson became one of our directors in January 2000. This indebtedness arose in connection with a $50,000 advance to our company by Mr. Stinson in August 1999, and subsequent advances through October 31, 1999 in the amount of $65,544. The underlying promissory note for this transaction requires our company to repay the original $50,000 advance plus any subsequent advances, together with interest accrued on these amounts at the rate of prime plus 2% per annum, by August 10, 2000, or any earlier time we raise Cdn. $750,000 in equity, debt or joint-venture financing or product revenues. Mr. Stinson is also afforded the right under the note to convert any portion of the outstanding indebtedness under the note into our common stock at any time at the conversion rate of one common share per $2.00 of indebtedness.

Indebtedness of Management and Others to Clean Energy

As of October 31, 1999, one of our stockholders, BO Tech Burner Systems Ltd., owed our company the sum of $52,033. This indebtedness arose from our payment on behalf of BO Tech Burner Systems Ltd. of $52,033 to Mr. R. Dirk Stinson in June 1999. Mr. Stinson had previously advanced this amount to BO Tech Burner Systems Ltd. in December 1998 to cover its operating for that month and some of its accrued liabilities, and BO Tech Burner Systems Ltd. was not in a position to repay Mr. Stinson. This indebtedness is currently non-interest bearing, and has no specific terms of repayment, although BO Tech Burner Systems Ltd. has indicated that it will pay interest on this advance at a mutually agreeable interest rate.

                         Description of our Securities

General

Our Certificate of Incorporation authorizes us to issue the following classes of capital stock:

  .  15,000,000 shares of common stock; and

  . 1,000,000 shares of preferred stock in one or more series, with each series having such powers, preferences and rights as our Board of Directors may confer. Three series of preferred stock have been designated to date, as follows:

       .  1,000 shares of series "A" preferred stock;

       .  250,001 shares of series "B" preferred stock; and

       .  500,000 shares of series "C" preferred stock;

We have issued the following number of shares of our authorized capital stock as of February 24, 2000, all of which are currently outstanding and fully paid and nonassessable:

  .  9,643,750 shares of common stock;

  .  1,000 shares of series "A" preferred stock; and

  .  250,001 shares of series "B" preferred stock.

Common Stock

Each common stockholder is entitled to one vote for each share he or she may own of record on any matter voted upon by our common stockholders.

Should we liquidate, dissolve or wind-up our company, our common stockholders will share equally and ratably in any assets which remain after we:

  .  pay all of our debts and liabilities, and

  . pay any liquidation preference due to any outstanding class of preferred stock.

Our common stockholders are entitled to receive and share dividends on a pro rata basis should our Board of Directors declare a dividend on our common stock. Any dividend our Board may declare in favor of our common stockholders will be subject to the following restrictions:

  . any dividend and liquidation rights or preferences reserved to any outstanding class of preferred stock;

  . any dividend restrictions that may be contained in future credit facilities; and

  .  any restrictions imposed under Delaware corporate law.

Delaware corporate law provides that no dividend or other distribution, including redemptions or repurchases of shares of capital stock, may be made by a corporation if, after giving effect to the distribution, the corporation would not be able to pay its debts as they become due in the usual course of our business, or its total assets would be less than the sum of its total liabilities plus the amount that would be needed, if it were to be dissolved at the time of the distribution, to satisfy the preferential rights of its preferred stockholders.

Our common stock has no preemptive or cumulative voting rights under our Certificate of Incorporation, and is not subject to any redemption, sinking fund or conversion provisions, with the exception of 818879 Alberta, Ltd.'s obligation to surrender common stock upon the termination of the Pulse Combustion Technology License. Specifically, we must pay up to Cdn. $525,000 to 818879 Alberta, Ltd., plus interest accrued thereon at the rate of 13% per annum from January 1, 1999, in order to preserve our right to acquire full ownership of the pulse combustion technology should 818879 Alberta, Ltd. exercise its right to terminate the Pulse Combustion Technology License after March 4, 2002 if our common stock is not then actively trading on a National Market. 818879 Alberta, Ltd. must, in turn, surrender to our company any shares of series "A" preferred stock which then remain outstanding, plus up to 593,750 shares of common stock. For further information concerning these provisions, see "Business--License Agreements."

Series "A" Preferred Stock

Our series "A" preferred stockholders are generally not entitled to vote, except that they may elect to our Board of Directors a number of directors equal to one-fourth of our total directors, or the minimum whole number in excess of one-fourth of our total directors if the total number of our directors is not a multiple of four.

We are also prohibited under our Certificate of Incorporation from taking the following actions without the affirmative vote or consent of a majority of our series "A" preferred stock holders:

  . change, amend, or repeal any of the provisions of our Certificate of Incorporation which would adversely affect the rights, preferences, privileges, and restrictions of our series "A" preferred stock or authorize our Board of Directors to do so;

  . effect an exchange, reclassification, or cancellation of all or part of our series "A" preferred stock or effect an exchange, or create a right of exchange, of all or part of the shares of any other class into series "A" preferred stock;

  . increase or decrease: (1) the presently authorized number of shares of our preferred stock, including our series "A" preferred stock; or (2) the presently authorized number of shares of our common stock, except and then only to the extent necessary to effectuate a forward stock-split with respect to our common stock;

  . fix or alter the designation, powers, preferences and rights of the shares of any series of our preferred stock (other than our series "A" preferred stock), and establish the number of shares contained in any series;

  . issue any shares of our preferred stock (other than our series "A" preferred stock), or any security convertible into shares of our preferred stock;

  . create any new class of shares, or any security convertible into that new class, ranking on a parity with or having rights, preferences or privileges, as to assets, senior to our series "A" preferred stock;

  . declare or pay any dividend with respect to any shares of our common stock, series "B" preferred stock or any other equity securities of our company (other than our series "A" preferred stock), or permit or authorize any of our subsidiaries to declare or pay any dividend with respect to any of their equity securities (which we collectively refer to as "Series A Junior Securities"), whether payable out of our legally available cash or property, unless and then only to the extent the dividend relates to the issuance of shares of our common stock in connection with a forward stock-split with respect to outstanding shares of our common stock;

  . redeem, purchase or otherwise acquire directly or indirectly, or permit or authorize any of our subsidiaries to redeem, purchase or otherwise acquire directly or indirectly, any shares of our common stock, series "B" preferred stock or other of our Series A Junior Securities or any securities convertible into our Series A Junior Securities, or set aside any monies for the purchase or redemption, through a sinking fund or otherwise, of any of those securities;

  . sell or convey our principal assets or businesses, or the principal assets or businesses or equity securities, or securities convertible into equity securities, of any of our subsidiaries, except inter-company transactions amongst our company and our wholly owned subsidiaries;

  . merge or consolidate our company with or into another legal entity or entities, with the exception of a short-form merger of a wholly-owned subsidiary into our company which does not require the vote of our stockholders;

  .  dissolve, liquidate or wind-up our company; or

  . make an assignment for the benefit of our creditors, or file a petition under any federal, state or provincial bankruptcy law or statute, which petition is not vacated within ninety days.

Each holder of our series "A" preferred stock is entitled to one vote for each share he or she may own of record on any matter voted upon by those stockholders.

818879 Alberta, Ltd. has agreed, under the terms of the Founding Stockholders Agreement, that it will not withhold its consent to the payment of certain dividends pursuant to its right under our Certificate of Incorporation under certain circumstances. For further information concerning this contractual provision, see "Description Of Our Securities--Founding Stockholders Agreement."

Our series "A" preferred stock is not entitled to participate in dividends declared by our Board.

Our Certificate of Incorporation provides that our series "A" preferred stockholders will be entitled to receive $1 per share, or $1,000 in the aggregate based upon the 1,000 shares of series "A" preferred stock currently outstanding, should our company liquidate, dissolve or wind-up. The series "A" preferred stock liquidation preference is payable from any assets which remain available for distribution after provision for payment of our debts and the liquidation preference held by our series "A" preferred stock, but before any provision is made for our common stock. Our series "A" preferred stockholders will have no right to participate in any assets that may remain for distribution after satisfaction of their series "A" liquidation preference.

Our Certificate of Incorporation provides further that each share of our preferred stock is convertible at the option of its holder into one share of our common stock, subject to adjustment for stock dividends, combinations or splits. In addition, if our common stock is accepted for listing or quotation on a National Market and actively trades on that market for a two year continuous period, all outstanding shares of series "A" preferred stock will automatically convert into common stock in the same conversion ratio as if voluntarily converted.

Our series "A" preferred stock has no preemptive or cumulative voting rights under our Certificate of Incorporation, and is not subject to any redemption, sinking fund or conversion provisions, with the exception of the following:

 .    Our Certificate of Incorporation provides that each share of series "A"
     preferred stock will be converted into one share of common stock, subject to adjustment for stock dividends, combinations or splits:

     .    at the option of its holder; or

     . if our common stock is accepted for listing or quotation on a National Market and actively trades on that market for a two year continuous period.

 .    Our Founding Stockholder's Agreement provides that each share of series "A"
     preferred stock will be converted into one share of common stock, subject to adjustment for stock dividends, combinations or splits, should:

     . the aggregate holdings of Ravenscraig Properties Limited and its affiliates in our common stock at any time become less than 5% of the total number of shares of our common stock outstanding, unless the decrease is attributable to a stock redemption; or

     . 818879 Alberta, Ltd. sell or assign any of our series "A" preferred stock to any third party other than any affiliate of 818879 Alberta, Ltd. and Ravenscraig without our prior written consent. For further information concerning this contractual provision, see "Description Of Our Securities--Founding Stockholders Agreement."

Our Founding Stockholder's Agreement also requires 818879 Alberta, Ltd.'s to surrender all outstanding shares of series "A" preferred stock upon the termination of the Pulse Combustion Technology License. Specifically, we must pay up to Cdn. $525,000 to 818879 Alberta, Ltd., plus interest accrued thereon at the rate of 13% per annum from January 1, 1999, in order to preserve our right to acquire full ownership of the pulse combustion technology should 818879 Alberta, Ltd. exercise its right to terminate the Pulse Combustion Technology License after March 4, 2002 if our common stock is not then actively trading on a National Market. 818879 Alberta, Ltd. must, in turn, surrender to our company any shares of series "A" preferred stock which then remain outstanding, plus up to 593,750 shares of common stock. For further information concerning this contractual provision, see "Business--License Agreements."

Our series "A" preferred stockholders will be entitled to receive, in cash or securities, the amount they would have received upon our voluntary or involuntary liquidation, dissolution or winding-up upon the occurrence of any of the following:

 .    any recapitalization or reclassification of our capital stock;

 .    our merger or consolidation with or into another corporation or corporation;

 .    our corporate reorganization, including an exchange reorganization or a sale-of-assets reorganization; or

 .    any transaction in which all or substantially all of our assets are sold;
     with the exception, in any of the above cases, of

     . any transaction whose principal purpose is to change the state in which our company is incorporated, or to form a holding company, or to effect a similar reorganization as to form of entity without change of beneficial ownership, including a merger into a wholly-owned subsidiary, or

     . the merger of our company with or into a corporation that is controlled by our company immediately after the transaction.

Series "B" And Series "C" Preferred Stock

Each holder of our series "B" and series "C" preferred stock is entitled to vote on all matters voted upon by our common stockholders, and will be deemed for voting purposes to hold that number of whole shares of common stock into which his or her respective shares of preferred stock could be converted.

We are also prohibited under our Certificate of Incorporation from taking any of the following actions without obtaining the affirmative vote or consent of a majority of the outstanding shares of each or both of our series "B" and series "C" preferred stock (which we collectively refer to as the "applicable series of preferred stock"), to the extent each or both of their respective series of preferred stock are affected by such action:

  . changing, amending, or repealing any of the provisions of our Certificate of Incorporation which would adversely affect the rights, preferences, privileges, and restrictions of the applicable series of preferred stock or authorizing our Board of Directors to do so;

  . effecting an exchange, reclassification, or cancellation of all or part of the applicable series of preferred stock or effecting an exchange, or creating a right of exchange, of all or part of the shares of any other class into the applicable series of preferred stock;

  . increasing the presently authorized number of shares of the applicable series of preferred stock;

  . creating any new class of shares, or any security convertible into the new class, ranking on a parity with or having rights, preferences or privileges, as to assets, senior to the applicable series of preferred stock;

  . creating any new class of shares, or any security convertible into the new class, ranking on a parity with or having rights, preferences, or privileges, as to assets, junior to the applicable series of preferred stock but senior to our common stock;

  . declaring, paying or making any distribution (other than a dividend payable in cash or property pursuant to which the applicable series of preferred stock is otherwise entitled to participate) with respect to any shares of our capital stock or any other equity securities of our company ranking junior to the applicable series of preferred stock upon liquidation or distribution (except in shares of, or warrants or rights to subscribe for or purchase shares of our company which are junior to the applicable series of preferred stock as to assets), or permit or authorize any of our subsidiaries to declare, pay or make any distribution with respect to any of their equity securities (we refer to these securities as "junior securities"), if after giving effect to that distribution there is accrued but unpaid dividends or accrued but unpaid liquidation preferences with respect to the applicable series of preferred stock;

  . declaring, paying or making any dividend payable in cash or property, after taking into consideration provision for liquidation preferences for the applicable series of preferred stock, unless:

       . the dividend relates to the issuance of shares of our common stock as a dividend on outstanding shares of our common stock, or

       . our Board of Directors declare that the holders of the applicable series of preferred stock may participate in the dividend on the same basis as if all of their shares of the applicable series of preferred stock had been converted into common stock; and

  . redeeming, purchasing or otherwise acquiring directly or indirectly, or permitting or authorizing any of our subsidiaries to redeem, purchase or otherwise acquire directly or indirectly, any applicable junior securities or any securities convertible into applicable junior securities, or setting aside any monies for the purchase or redemption, through a sinking fund or otherwise, of any of those junior securities if, after giving effect to that redemption or purchase, any accrued but unpaid dividends are payable to the applicable preferred stockholders or there is an accrued but unpaid liquidation preference with respect to the applicable series of preferred stock.

Our series "B" and series "C" preferred stock may only participate in dividends if permitted to do so by our Board of Directors. If either series of preferred stock is granted participation rights, they will share in the dividend on a pro rata basis as if their shares of preferred stock were converted into common stock.

Should we liquidate, dissolve or wind-up of our company, our Certificate of Incorporation requires us to pay to each of our series "B" and series "C" preferred stockholders an amount equal to the "stated value" of his or her preferred shares, which is defined as the issuance cost for these securities. The stated value of the 250,001 shares of series "B" preferred stock currently outstanding is $2 per share, or $500,002 in the aggregate. No stated value has been assigned to the series "C" preferred stock since no shares have been issued to date.

The series "B" preferred stock liquidation preference is senior to the series "C" preferred stock liquidation preference, and the series "B" and series "C" liquidation preferences are senior to any liquidation preference for our series "A" preferred stock or common stock. Accordingly, in the event of our liquidation, dissolution or winding-up, any assets which remain available for distribution after we have made provision for payment of our debts must be applied first toward the payment of the series "B" liquidation preference, and then toward he payment of the series "C" liquidation preference, before any liquidation payments or distributions can be made with respect to any other equity securities, including our series "A" preferred stock and our common stock. Our series "B" and "C" preferred stockholders will have no right to participate in any assets that may remain for distribution after satisfaction of their respective liquidation preferences.

Our Certificate of Incorporation provides that each share of series "B" and series "C" preferred stock will be converted into one share of common stock (subject to adjustment for: (1) the issuance of our common stock under certain circumstances for cash consideration of less than the Stated Value of the applicable series of preferred stock; determined on a cumulative basis after taking into consideration all previous issuances of common stock; or (2) stock dividends, reclassifications, splits and other similar events stock dividends, combinations or splits):

   .  at the option of its holder; or

   . if our common stock is accepted for listing or quotation on a National Market.

Our series "B" and series "C" preferred stock has no preemptive or cumulative voting rights under our Certificate of Incorporation, and are not subject to any redemption, sinking fund or conversion provisions other than the previously noted conversion feature.

Our series "B" and series "C" preferred stockholders will be entitled to receive, in cash or securities, the amount they would have received upon the voluntary or involuntary liquidation, dissolution or winding-up of our company upon the occurrence of any of the following events:

   .  any recapitalization or reclassification of our capital stock;

   . our merger or consolidation with or into another corporation or corporation;

   . our corporate reorganization, including an exchange reorganization or a sale-of-assets reorganization; or

   . any transaction in which all or substantially all of our assets are sold; with the exception, in any of the above cases, of

      . any transaction whose principal purpose is to change the state in which our company is incorporated, or to form a holding company, or to effect a similar reorganization as to form of entity without change of beneficial ownership, including a merger into a wholly-owned subsidiary, or

      . the merger of our company with or into a corporation that is controlled by our company immediately after the transaction.

Non-Designated Preferred Stock

Our Board of Directors is authorized under our Certificate of Incorporation to designate additional series of our preferred stock from the balance of authorized shares not previously designated as part of our series "A," series "B" and series "C" preferred stock, and to fix the number of shares within each series so designated and determine the designation, powers, preferences and rights of that series, subject to the consent rights reserved to our series "A," series "B" and series "C" preferred stockholders.

Provisions In Our Certificate Of Incorporation and Bylaws Governing Rights of Stockholders

Certain provisions in our Certificate of Incorporation and Bylaws described below govern and, to a certain degree circumscribe, the rights of our stockholders to appoint or remove directors, and to call special meetings or take actions by written consent:

Number of Directors; Non-Series A Directors and Series A Directors; Appointment; Removal

Our Certificate of Incorporation and Bylaws provide that the authorized number of our directors will be not less than two nor more than twelve as fixed from time-to-time by resolution of our Board of Directors, and that our Board will be comprised of following two separate classes of directors:

   . "Non-Series A Directors" appointed exclusively by our common and series "B" and series "C" preferred stockholders voting as one class, with our series "B" and series "C" preferred stockholders voting on the same basis as if their shares had been converted into common stock; and

   . "Series A Directors" appointed exclusively by our series "A" preferred stockholders. These stockholders have the right to appoint a number of Series A Directors which, when aggregated with the total number of our Non-Series A Directors, would equal one-fourth of the total number of
                                          ----------
      directors, or the minimum whole number in excess of one-fourth should the total number of directors not be a multiple of four.

Our Board of Directors is presently fixed at four members, three of whom are designated as "Non-Series A Directors," and the fourth of whom is designated as a "Series A Director."

Our Certificate of Incorporation and Bylaws provide that each director will each hold office until the annual meeting for the year in which his or her term expires and until his or her successor is duly elected, unless the term has previously expired due to his or her death, resignation, retirement, disqualification or removal from office. Any vacancy in any Non-Series A Director position, however resulting, or any newly created Non-Series A Director position, may only be filled by a majority of our directors then in office, even if less than a quorum, or by a sole remaining director and not by our stockholders. Any vacancy in any Series A Director position, however resulting, or any newly created Series A Director position, may only be filled by a majority of our outstanding series "A" preferred stock. Any director elected to fill a vacancy will hold office for a term which coincides with the terms of the class to which he or she was elected.

Our Non-Series A Directors may be removed from office at any time, for cause only, by the affirmative vote of a majority of our outstanding common and series "B" and series "C" preferred stock, voting as one class, with our series "B" and series "C" preferred stockholders voting on the same basis as if their shares of series "B" and series "C" preferred stock had been converted into common stock. Our Series A Directors may be removed from office at any time, with or without cause, by a majority of our outstanding series "A" preferred stock.

Special Meetings of Stockholders; Written Consents

Our Certificate of Incorporation and Bylaws provide that special meetings of our common and series "B" and series "C" preferred stockholders may be called only by our Board of Directors, the Chairman of our Board, our Chief Executive Officer or our President. Moreover, any action required or permitted to be taken at any annual or special meeting of our common and series "B" and series "C" preferred stockholders:

  . can only be taken upon the vote of the those stockholders at an annual or special meeting duly noticed and called, as provided in our Certificate of Incorporation and Bylaws; and

  . may not be taken by written consent of our stockholders unless approved by the affirmative vote of at least two-thirds of the combined voting power of the outstanding shares of our stock of all classes and series entitled to vote on the matter.

The only exceptions to the foregoing restrictions involve matters which specifically require the affirmative consent of our series "A, series "B" or series "C" preferred stockholders as a class under our Certificate of Incorporation, which approval may be given by written consent of a majority of shares held by those stockholders.

Our Certificate of Incorporation and Bylaws provide that our series "A" preferred stockholders may call special meeting at any time for any purpose or purposes, and can take any action by written consent.

Amendment or Revocation

Our Certificate of Incorporation and Bylaws provide that the foregoing provisions can only be amended or repealed, or inconsistent provisions adopted, by

   . the affirmative vote of at least two-thirds of the combined voting power of the outstanding shares of our stock of all classes and series entitled to vote generally in the election of our directors, voting together as a single class, e.g., our common and series "B" and series "C" preferred stockholders voting as a class, and

   . any class or series of our stock required by law or by our Certificate of Incorporation or Bylaws, e.g., our series "A," series "B" or series "C" preferred stockholders, voting separately, to the extent they are affected by the action.

Founding Stockholders Agreement

On March 1, 1999, we entered into a Founding Stockholders Agreement with our eight founders and initial common stockholders--Messrs. John D. Chato, John P. Thuot, James V. DeFina, Barry A. Sheahan and Robert Alexander, and BO Tech Burner Systems Ltd. and Ravenscraig Properties Limited, and our initial series "A" preferred stockholder--818879 Alberta, Ltd., relating to certain matters deemed necessary to ensure the continuity of our management and ownership. The Founding Stockholders Agreement provides, among other things, for the following rights and obligations amongst our company and these founding stockholders:

  . 818879 Alberta, Ltd. agrees that its will note sell or assign our series "A" preferred stock to any third party other than 818879 Alberta, Ltd.'s and Ravenscraig Properties Limited's affiliates without our prior written consent.

  . 818879 Alberta, Ltd. granted us the right to convert any outstanding series "A" preferred stock into common stock should:

     . 818879 Alberta, Ltd. consummate any unpermitted sale or transfer of the series "A" preferred stock; or

     . the aggregate holdings of Ravenscraig Properties Limited and its affiliates in our common stock become less than 5% of the total number of shares of our common stock outstanding, excluding decreases attributable to stock redemptions.

   . 818879 Alberta, Ltd. agreed that any person its seeks to appoint as a Series A Director to our Board of Directors must be reasonably acceptable to our Board. We agreed that 818879 Alberta, Ltd. would have the right to have an observer attend all meetings of our Board so long 818879 Alberta, Ltd. or its affiliates hold our series "A" preferred stock.

   . 818879 Alberta, Ltd. agrees that it will not withhold its consent to the payment of certain dividends pursuant to its right as the holder of our series "A" preferred stock under our Certificate of Incorporation should we procure the quotation of our common stock on the Nasdaq National Market.

   . We agreed to grant pre-emptive rights to our seven initial common stockholders entitling each of them to participate on a pro rata basis with respect to certain offerings of our equity securities on or before March 31, 2002. Specifically, should we issue any securities, other than debt securities with no equity feature, in a private offering for cash on or before March 31, 2002, we must offer each founding common stockholder then holding our common stock a 30-day right entitling him or her to purchase those securities at the same price and terms to be offered, although this obligation is subject to certain conditions and exceptions. If any founding common stockholder elects to purchase more securities than offered, he or she will be entitled to purchase his or her pro rata portion of the offered securities. This preemptive right does not apply, among other events, to the following:

         . securities we may issue or create as a result of any stock dividend, subdivision, reclassification, recapitalization or similar event;

         . securities we may issue under a firm commitment underwritten public offering;

         . securities we may issue to fulfill or comply with any of our obligations to issue securities under any present or future stock option plan, stock purchase, bonus, savings investment, or other stock incentive programs for the benefit of our directors, officers, employees or consultants;

         . securities we may issue in isolated transactions in payment for goods and services;

         . securities we may issue by reason of the exercise of outstanding options, warrants or other rights to acquire securities; or

         . securities we may issue in consideration of our acquisition, whether by merger or otherwise, of the stock or assets of another entity.

      These rights are personal, non-transferable rights limited to our founding common stockholders subject to certain rights of transfer to family members or affiliates or with our consent in our sole discretion, and may only be exercised by any individual founding common stockholder or permitted assignee if he or she then holds at least 5,000 shares of common stock.

   . Should our stockholders approve the sale, transfer, exchange or other disposition of 50% or more of our capital stock in a single or series of related transactions (which we refer to as an "Approved Stock Sale Transaction"), Ravenscraig and its permitted successors retain the right to sell, transfer, exchange or otherwise dispose of any common stock then held by them as part of the Approved Stock Sale Transaction on a pro rata basis with all other selling stockholders, even if they did not grant their approval for the Approved Stock Sale Transaction or otherwise consent to the sale, transfer, exchange or other disposition of their common stock in accordance with the terms of the Approved Stock Sale Transaction.

   . We agree to use our best efforts to initially procure the quotation of our common stock on the NASD OTC Bulletin Board, and to later procure the quotation of our common stock on either tier of The Nasdaq Stock Market, e.g., either The Nasdaq SmallCap Market or the Nasdaq National Market.

   . Our founding common stockholders other than Ravenscraig Properties Limited agreed to subject his or her shares of common stock to certain OTC Bulletin Board Lock-Up restrictions. These restrictions are described below in the section of this prospectus captioned "OTC Bulletin Board Lock-Up."

   . Our founding common stockholders each agreed they would not to vote in favor of or otherwise approve any transaction or series of transactions which would effectuate a "Change In Control" unless that transaction was otherwise approved by a majority of our common stock then held by the founding common stockholders and a majority of our outstanding series "A" preferred stock. The term "Change In Control" is defined as any time an "Acquiring Person" attains, by reason of and immediately after a transaction or series of related transactions with certain enumerated exceptions, "Beneficial Ownership" of 50% or more of the "Total Combined Voting Power" of our then outstanding "Voting Securities," as those terms are defined in the Founding Stockholders Agreement.

OTC Bulletin Board Lock-Up Restrictions

A portion of our currently outstanding common stock held by our founding common stockholders, and all 500,000 shares of our common stock which may be derived by conversion of shares of our currently outstanding series "B" preferred stock, are subject to certain OTC Bulletin Board Lock-Up restrictions contained in our Founding Stockholders Agreement. These restrictions were formulated to assist in the creation of an orderly market for the sale of our common stock on the OTC Bulletin Board by preventing too many shares from being offered for sale within the first nine months of quotation on the OTC Bulletin Board.

Specifically, if our common stock is quoted on the OTC Bulletin Board before December 31, 2000, these shares, whether held by our founding common stockholders or their successors, cannot be sold on that market without our prior consent until a certain specified date. Any waiver we may grant pursuant to our discretionary authority must be exercised on a pro rata basis with respect to all common stockholders who are subject to the OTC Bulletin Board Lock-Up restrictions and whom desire to sell those shares on that market. Any distributees of less than 3,000 shares of our common stock under this prospectus will be entitled to sell those shares on the OTC Bulletin Board at any time free of the OTC Bulletin Board Lock-Up restrictions. For further information concerning this contractual provision, see "Description Of Our Securities--Founding Stockholders Agreement."

The following table lists the total shares of our common stock which will be subject to the OTC Bulletin Board Lock-Up restrictions after the consummation of the sales or distributions contemplated by this prospectus, and their respective release dates:

                                                                         OTC Bulletin Board
        ---------------------------------------------
                Total Shares Of Common Stock                           Lock-Up Release Dates
        ---------------------------------------------       --------------------------------------------

        Held By Founding               Conversion Of          Months After
             Common                      Series "B"         Quotation On OTC             Fixed Date
          Stockholders                Preferred Stock        Bulletin Board             (If Earlier)
        ----------------------   --------------------       -----------------      ---------------------
               2,126,835                125,000             Three Months          June 30, 2000

               2,126,835                125,000             Six Months            September 30, 2000

               2,126,835                125,001             Nine Months           December 31, 2000
               ---------                -------

               6,380,166                375,001
               =========                =======

1999 Clean Energy Stock Plan

Description of Plan

On March 5, 1999, our Board and stockholders approved our 1999 Clean Energy Combustion Systems, Inc. Stock Plan, which we refer to as the "1999 Stock Plan." The purpose of the 1999 Stock Plan is to provide our company with a vehicle to attract, compensate and motivate selected directors, officers, employees and consultants and advisors, and to appropriately compensate them for their efforts, by creating a broad-based stock plan which will enable us, in our sole discretion and from time to time, to offer to or provide incentives or inducements to those persons in the form of stock awards, stock options or stock appreciation rights, which we collectively refer to as "Awards" under the 1999 Stock Plan, in an aggregate amount which cannot exceed 1,000,000 shares of our common stock, thereby affording those persons with an opportunity to share in potential capital appreciation in our common stock. Consultants and advisors will only be eligible to receive a grant under the 1999 Stock Plan if they are:

   .  natural persons; and

   . provided bona fide consulting services to our company or its subsidiaries under a contract, but excluding any services they may render in connection with the offer and sale of our securities in a capital-raising transaction, or which may directly or indirectly promote or maintain a market for our securities.

The 1999 Stock Plan is administered by the "Plan Administrator," which is defined under the 1999 Stock Plan to be our Board of Directors or, at our Board's discretion, the Compensation Committee of our Board or any other committee selected by our Board, or our President or his designee. The Plan Administrator has the empower, subject to the terms and conditions of the 1999 Stock Plan, to determine the following matters:

   .  which persons are eligible to receive Awards under the 1999 Stock Plan;

   .  which eligible persons may be recipients of Awards;

   .  the type of Award, e.g., stock grant, option or stock appreciation right;

   .  the time or times at which the Awards may be granted;

   .  the number of shares of our common stock subject to each Award;

   . the time and manner in which any Award which is an option will be exercisable, including the exercise price and option period;

   .  whether any Award will subject to vesting conditions; and

   .  any other terms and conditions of an Award.


The Plan Administrator has the power to interpret and administer the 1999 Stock Plan in its sole discretion, and all of its decisions are final.

Stock grants under the 1999 Stock Plan will be awarded under the following different circumstances:

   . As a "bonus" or "reward" for services previously rendered and otherwise compensated. This type of Award is comparable to a gift since our company has no legal obligation to make the grant, and would ordinarily do so only in our discretion to recognize extraordinary services.

   . As "compensation" for the previous or future performance of services or attainment of goals. This type of Award would commonly occur in a situation in which the recipient enters into an agreement with our company to be paid shares of common stock (in lieu of cash) for the provision of past or future services.

   . In "consideration" for the payment of a purchase price for our common stock. This alternative would ordinarily apply where the recipient desires to purchase our common stock, and our company is willing to sell our common stock to the recipient.

Where payment is required to purchase our common stock under a stock grant, the purchase price will be that price, including at a premium or discount to the current fair market value of our common stock, as determined in the Plan Administrator's sole discretion.

Options granted under the 1999 Stock Plan may:

   . be either incentive stock options, which generally have more favorable United States income tax considerations, or "non-qualified" stock options.

   . cannot have an exercise price of less than 85% of the fair market value of our common stock as of the date of grant in the case of non-qualified options, and not less than 100% of fair market value in the case of incentive stock options; and

   .  may not have a term which exceeds ten years from date of grant.

Certain additional restrictions apply in the case of grants of incentive stock options to persons who are 10% stockholders of our company.

Stock appreciation rights may be granted under the 1999 Stock Plan in conjunction with, or may be unrelated to, options granted under the 1999 Stock Plan. A stock appreciation right entitles the recipient to receive a payment, in cash or shares of our common stock or a combination thereof, in an amount equal to the excess of the fair market value of our common stock at the time of exercise over the fair market value as of the date of grant. Stock appreciation rights may be exercised during a period of time fixed by the Plan Administrator not to exceed ten years after the date of grant. If a stock appreciation right is issued in tandem with an option granted under the 1999 Stock Plan, the stock appreciation right will be canceled upon exercise of the option. A stock appreciation right may be issued subject to vesting conditions on a similar basis as an option.

Awards granted under the 1999 Stock Plan are generally not transferable, and will be subject to any vesting we may impose, all as governed by certain applicable securities laws. A recipient of a grant must generally pay consideration for the exercise of the option or purchase of our common stock in cash; provided, however, we may permit the recipient to pay in shares of our common stock or other property, including a promissory note.

The 1999 Stock Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time and from time to time by our Board of Directors. Neither our Board of Directors nor the Plan Administrator may materially impair any outstanding Awards without the express consent of the recipient. The Plan Administrator may also modify the terms of outstanding options or the vesting conditions placed upon any stock grants set forth in the underlying Award Agreement. However, no modification can impair a recipient's rights under the Award Agreement without his or her express consent.

Grants To Date Under The 1999 Stock Plan

As of the date of this prospectus, we have granted the following stock options under the 1999 Stock Plan:

  . Incentive options to four of our officers and key employees entitling them to purchase an aggregate of 320,000 shares of our common stock at a price of $2.00 per share; and

  . Non-qualified options to a director entitling him to purchase of 60,000 shares of our common stock at a price of $2.00 per share.

The noted incentive options vest in equal installments upon the conclusion of the first through fifth annual anniversaries of continuous employment, and the non-qualified options vest in equal installments upon the conclusion of the first through third annual anniversaries of engagement as a director. Both the incentive and non-qualified options lapse five years from date of vesting. For further information concerning these options, see "Management--Employment Agreements And Executive Compensation" and "Management--Board of Directors-- Compensation of Directors."

Delaware Business Combination Act

As a Delaware corporation, we are subject to Section 203 of the Delaware General Corporation Law (the "Business Combination Act") which generally restricts an "interested stockholder," which is defined as a beneficial owner of 15% or more of stock, from entering into a business combination with the target company for a period of three years unless:

   . the board of directors of the target company approves the combination before the acquisition of the 15% interest;

   . the interested stockholder acquires at least 85% of the stock of the target company as part of the transaction in which the 15% will be acquired, excluding stock owned by officers who are also directors and certain voting stock held by employee benefit plans; or

   . the board of directors approves a combination by a majority vote and two-thirds of other stockholders approve at a duly called stockholders meeting.

A business combination is defined as:

   .   a merger or consolidation requiring stockholder approval,

   . the sale, lease, pledge, or other disposition of assets, including by dissolution, having at least 50% of the entire value of assets of the company, or

   . the proposed tender or exchange offer of 50% or more of the voting stock of the target company.


                              Plan of Distribution

This prospectus relates to the offer and sale or distribution by some of our stockholders of up to 6,595,822 shares of our common stock pursuant to the following transactions:

   . The sale of up to 1,158,019 common shares at a price of $0.001 per share by five of our stockholders, Messrs. John D. Chato, John P. Thuot, James
      V. DeFina, Barry A. Sheahan and Ravenscraig Properties Limited.

   . The distribution of up to 6,329,822 common shares by three of our corporate-stockholders to their respective stockholders as part of a dividend by each of these corporate-stockholders; as follows:

        . a distribution by BO Tech Burner Systems Ltd., a British Columbia corporation which is one of our founding stockholders, of 2,084,995 shares of our common stock to 53 of its stockholders of record, including 517,783 shares to be distributed to Messrs. Thuot, DeFina and Sheahan;

        . a distribution by BO Development Enterprises Ltd., a British Columbia corporation which the parent of BO Tech Burner Systems Ltd., of 2,599,084 shares of our common stock to 134 of its stockholders of record, including 2,165,562 shares to be distributed to Messrs. Chato, Thuot, DeFina and Sheahan; and

        . a distribution by BO Gas Limited, a British Columbia corporation which is a subsidiary of BO Tech Burner Systems Ltd., of 753,724 shares of our common stock to 28 of its stockholders of record.

A summary of the names of our selling or distributing stockholders and their current respective holdings in our company, the number of shares of our common stock they will sell or distribute under this prospectus, and the number of shares they will hold after the completion of these transactions, are set forth in that section of this prospectus captioned "Selling or Distributing Stockholders."

Our selling or distributing stockholders may be deemed to be underwriters within the meaning of the Securities Act in connection with the sales and distributions contemplated under this prospectus.

The foregoing sales or distributions by our selling or distributing stockholders other than BO Gas Limited will be effectuated immediately after the date the registration statement containing this prospectus clears the Securities and Exchange Commission staff comment process and is declared effective. The distribution by BO Gas Limited to its stockholders will be delayed beyond that effective date pending the expiration of a cash rescission offer extended by BO Gas Limited to certain of its stockholders under the securities laws of the province of British Columbia.

No underwriters, dealers or finders are involved or expected to be involved in the sales or distributions of our common stock under this prospectus, and no payments of commissions, finders fees or any other compensation will be made to any parties other than fees payable to our attorneys and accountants for professional services rendered.

Clean Energy will not receive any payment of cash or other tangible property for the common stock sold or distributed under this prospectus. We will pay all expenses incurred in facilitating the sales or distributions under this prospectus, including registration fees, and printing, legal and accounting fees, estimated at $72,500, from our general funds.

Assuming no transfers of our securities pending the sales or distributions contemplated by this prospectus, we will have, immediately following the consummation of the sales or distributions contemplated by this prospectus, up to 223 holders of record for our common stock, one holder of record for our series "A" convertible preferred stock, and 6 holders of record for our series "B" convertible preferred stock.


                     Selling or Distributing Stockholders

The following table sets forth the following information:

   . The name of each selling or distributing stockholder under this prospectus;

   . The number of shares of our common stock held by each selling or distributing stockholder and his percentage ownership of our common stock immediately prior to the sales and distributions contemplated by this prospectus;

  . The number of shares of our common stock each selling or distributing stockholder will receive as a result of the sales or distributions contemplated by this prospectus;

  . The number of shares of our common stock each selling or distributing stockholder will sell or distribute pursuant to this prospectus; and

  . The number of shares of our common each selling or distributing stockholder will hold and his percentage ownership of our common stock immediately after the completion of the sales and distributions contemplated by this prospectus.

                                                                 Shares To Be Received
                                                                        Or Sold
                                   Aggregate Shares Owned             As Part Of                Aggregate Shares
                                       Before Sales Or           Sales Or Distributions       Owned After Sales Or
                                        Distributions            Under This Prospectus            Distributions
                                 ---------------------------  ---------------------------  ---------------------------
       Name Of Selling Or                                        To Be        To Be Sold Or
    Distributing Stockholder           Number         %        Received        Distributed     Number         %
-------------------------------- ----------------- ---------  ------------- -------------  --------------  -----------
John D. Chato....................     315,026         3.3%   1,394,856  (1)    60,000  (5)     1,649,882       17.1%
John P. Thuot....................     157,513         1.6%     730.358  (2)    82,513  (5)       805,358        8.4%
James V. DeFina..................     315,026         3.3%     469,358  (3)    28,000  (5)       756,384        7.8%
Barry A. Sheahan.................     188,276         2.0%      88,773  (4)    33,100  (5)       243,949        2.5%
BO Development Enterprises Ltd...   2,599,084        27.0%          --      2,599,084  (7)             0         --
BO Tech Burner Systems Ltd.......   3,172,905        32.9%          --      2,084,995  (6)     1,087,910       11.3%
Ravenscraig Properties Limited...   1,968,750        20.4%          --        954,406  (5)     1,014,344       10.5%
BO Gas Limited...................     753,724         7.8%          --        753,724  (8)             0         --

__________________________

(1) Shares to be received pursuant to dividend distribution from BO Development Enterprises Ltd. under this prospectus.
(2) Includes 386,000 shares to be received pursuant to a dividend distribution from BO Tech Burner Systems Ltd. under this prospectus, and 344,358 shares to be received pursuant to a dividend distribution from BO Development Enterprises Ltd. under this prospectus.
(3) Includes 125,000 shares to be received pursuant to a dividend distribution from BO Tech Burner Systems Ltd. under this prospectus, and 344,358 shares to be received pursuant to a dividend distribution from BO Development Enterprises Ltd. under this prospectus.
(4) Includes 6,783 shares to be received pursuant to a dividend distribution from BO Tech Burner Systems Ltd. under this prospectus, and 81,990 shares to be received pursuant to a dividend distribution from BO Development Enterprises Ltd. under this prospectus.
(5)  Shares to be sold at their par value under this prospectus.
(6) Shares to be distributed as a dividend to BO Tech Burner Systems Limited's stockholders under this prospectus.
(7) Shares to be distributed as a dividend distribution to BO Development Enterprises Ltd.'s stockholders under this prospectus.
(8) Shares to be distributed as a dividend to BO Gas Limited's stockholders under this prospectus.

Each selling or distributing stockholder is an executive officer, director or affiliate of our company or an associate of an affiliate of our company. For further information concerning selling or distributing stockholders who are executive officers, directors or affiliates of our company, see "Management" and "Plan Of Distribution."

Please note that the beneficial ownership rules required to compute share ownership for purposes of preparing the table contained section of this prospectus captioned "Principal Stockholders" are not applicable for the preparation of this table. Accordingly, the number of shares owned by each selling stockholder in the table above may differ considerably than the number shown in the table contained section of this prospectus captioned "Principal Stockholders."


                           Market For Our Securities

General

As of September 21, 1999, we had seven holders of record for our common stock, one holder of record for our series "A" convertible preferred stock, and six holders of record for our series "B" convertible preferred stock. Assuming no transfers of our securities pending the sales or distributions contemplated by this prospectus, we anticipate we will have, up to 223 holders of record for our common stock immediately following the consummation of these sales or distributions.

There is no public market for our common stock or other securities, including the common shares being sold or distributed under this prospectus, and we cannot give you any assurance that any active or liquid public market for our common stock or other securities will develop or be sustained at any time in the future. Should a public market for our common stock develop, no prediction can be made as to the effect, if any, that the sale of common shares or the availability of common shares for sale will have on the market price prevailing from time to time. Moreover, sales of substantial amounts of our common stock on the public market, or the perception that substantial sales could occur, could adversely affect prevailing market prices for these securities and also, to the extent the prevailing market price for our common shares is decreased, adversely impact our ability to raise additional capital in the equity markets.

Intent to Establish a Limited Public Market for Common Stock on the Nasd OTC Electronic Bulletin Board

Since we will have a relatively large number of record holders for our common stock immediately following the consummation of the foregoing sales or distributions by our selling or distributing stockholders, we have promised certain of our stockholders that we would use our best efforts to procure a market maker to file a Form 15c2-11 application with the NASD in order to quote our common stock on the OTC Bulletin Board. This will enable our common stockholders to publicly offer and sell their shares freely and without limitation under the federal and certain state securities laws, subject, however, to the following restrictions as discussed in greater detail in this section:

  . the disclosure and investor suitability rules promulgated under the Penny Stock Reform Act of 1990 and limitations mandated by Rule 15c-2-6 promulgated under the Exchange Act;

  . the necessity of complying with any state "Blue Sky" or Canadian provincial securities laws which may be applicable;

  . certain contractual volume restrictions on sale imposed on certain holders of blocks of more than 3,000 shares of our common stock, including the common stock to be sold or distributed under this prospectus, upon whom we have imposed lock-up restrictions as a condition to our cooperation in establishing a public market for our common stock on the OTC Electronic Bulletin Board; and

  . the amount of shares which may be freely traded under Rule 144 promulgated under the Securities Act if applicable.

We have not made any inquiries of, or commenced any other efforts to procure, any sponsoring market maker, and we cannot give you any assurance that we will be able to procure a sponsoring market maker or that a public market for our common stock will develop in the foreseeable future.

Compliance With Penny Stock Rules

Even if we procure the listing of our common stock on the OTC Electronic Bulletin Board, our common stock will likely be subject to a number of "penny stock" regulations which may affect the price of those shares and your ability to sell those shares in the secondary market. These rules generally impose additional sales practice requirements on broker-dealers that sell low-priced securities to persons other than established customers and institutional accredited investors. For transactions covered by these rules, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction. In addition, because the penny stock rules probably will most likely apply to our common stock if a public market develops on the OTC Electronic Bulletin Board, investors who receive a sale or distribution of our common stock under this prospectus probably will find it more difficult to sell those shares.

The Securities and Exchange Commission's regulations define a penny stock to be any equity security that has a market price or exercise price of less than $5.00 per share, subject to some exceptions. The penny stock rules require a broker-dealer to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, to provide the customer with additional information including current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the customer's account, and to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These requirements probably will reduce the level of trading activity in the secondary market for our common stock and may severely and adversely affect the ability of broker-dealers to sell our securities.

Restrictions On Transfer of Securities in the United States Without Compliance With State "Blue Sky" Securities Laws

Even though the common stock to be sold or distributed under this prospectus will be registered under the federal securities laws of the United States pursuant to the filing of the registration statement containing this prospectus, all of our securities, including the common stock to be sold or distributed under this prospectus, will nevertheless remain subject to restrictions on sale, transfer, assignment, hypothecation or other disposition imposed under the "Blue Sky" or securities laws of the various states and territories of the United States. Specifically, the public or private sale, transfer, assignment, hypothecation or other disposition of our securities can only be effected by or to a resident of any state or territory of the United States through the registration or qualification of the transaction under the securities laws of such state or territory, or reliance upon an available exemption from those requirements. We have not filed, nor we do not intend to file, any registration statement with any state or territorial securities administrator seeking registration or qualification of any of our securities, including the common stock to be sold or distributed under this prospectus, under the securities laws of that state or territory, and we undertake no obligation to do so, although we also reserve the right to do so where necessary to make a distribution.

You will be solely responsible for meeting the requirements of any resale exemption which may be available, or for registering or qualifying our common stock, including shares you receive under this prospectus, in any state or territory should a resale exemption not otherwise be available, including the payment of any filing fees. It is very likely that you will not be able to obtain the registration or qualification in a number of states or territories, including as California, which impose "merit" criteria and requirements on the issuer as a condition of registration or qualification.

Although we will not register or qualify our securities under the securities laws of any state or territory of the United States, we have nevertheless promised certain of our stockholders that we would use our best efforts to apply for a Standard Manual Listing with either Standard and Poor's or Moodys. Procuring a Standard Manual Listing would allow our securities holders to qualify for an exemption for trading under the securities laws of over 35 States, including Arizona, Colorado, Massachusetts, New Hampshire, Nevada, Texas and Washington. The other states, including California, do not have a Standard Manual Exemption, or have a Standard Manual Exemption which imposes additional criteria which we do not satisfy. We cannot give you any assurance that we will be able to procure a Standard Manual Listing which will enable our common stock to be traded in any of the states offering a Standard Manual Exemption.

All recipients of shares of our common stock sold or distributed under this prospectus who are resident of the United States should consult with their own legal advisers to determine the availability of resale exemptions or the registration or qualification of our securities under the various state or territorial securities laws which may be applicable in their individual circumstances

Restrictions On Transfer of Securities in Canada Without Compliance With Provincial Securities Laws

All of our securities are subject to restrictions on sale, transfer, assignment, hypothecation or other disposition imposed under the securities laws of the various provinces of Canada. Specifically, with the exception of the limited exemptive relief noted below requested by three of our corporate-stockholders, all of our securities, including the common stock you receive under this prospectus, will be subject to an indefinite hold period in those provinces, and their public or private sale, transfer, assignment, hypothecation or other disposition can only be effected by a resident of those provinces if there is available another exemption from the prospectus requirements of the applicable provincial securities acts or a discretionary order of the applicable provincial securities commissions is obtained. We have not applied for, nor do we intend to make an application for, an exemptive order for the sale or other disposition of any of our securities within any province of Canada, and we undertake no obligation to do so. Our securities holders who are resident of Canada will be solely responsible for obtaining any necessary exemptive order allowing them to sell or otherwise dispose of our securities, including common stock you receive under this prospectus, within any province of Canada, including the payment of any filing fees. It is very unlikely that a further exemption will be available or that a discretionary order will be granted by any Canadian provincial securities regulator.

You should note that we are not a reporting issuer under the laws of British Columbia or any other province or jurisdiction of Canada, and have no intention in the foreseeable future of becoming a reporting issuer.

One of our stockholders, BO Tech Burner Systems Ltd., and two of its affiliates, BO Gas Limited and BO Development Enterprises Ltd., will file a request for a discretionary order from the provinces of British Columbia, Ontario, Alberta and Manitoba allowing those persons who are resident of Canada who receive a sale or distribution of our common stock from these companies under this prospectus to resell those securities on the NASD OTC Bulletin Board or other public markets within the United States.

All recipients of shares of our common stock sold or distributed under this prospectus who are resident of Canada should consult with their own legal advisers to determine the extent of any applicable hold period and the possibilities of utilizing any further statutory exemptions or the obtaining of a discretionary order with respect to any provinces which may be applicable in their individual circumstances.

OTC Bulletin Board Lock-up Restrictions

Following the completion of the sales and distributions contemplated under this prospectus, approximately 6,380,166 shares of our common stock, plus an additional 375,000 shares of our common stock reserved for issuance upon conversion of shares of our currently outstanding series "B" preferred stock, will be subject to certain OTC Bulletin Board Lock-Up restrictions which were formulated to assist in the creation of an orderly market for the sale of our common stock on the OTC Bulletin Board. For further information concerning this contractual provision, see "Description Of Our Securities--OTC Bulletin Board Lock-Up Restrictions."

Restrictions On Sale Imposed Under Rule 144

The following table identifies the number of shares of our common stock and series "A" and "B" preferred stock which will be held by persons who are our "affiliates" as that term is defined under Rule 144 promulgated under the Securities Act, as well as those who are not so classified, immediately after the sales or distributions contemplated by this prospectus, and assuming that no transfers of our securities are made pending these sales or distributions:

                                             Common            Series "A"          Series "B"
                                           -----------        ------------        ------------
               Affiliates................   5,557,827              1,000            125,001

               Non-Affiliates............   4,085,923                  0            125,000
                                            ---------             ------            -------

                     Total...............   9,643,750              1,000            250,001
                                            =========             ======            =======

None of our outstanding shares of common or preferred stock constitute "restricted securities" under Rule 144. Our common stock will therefore be freely tradable in any public market which may be established without further registration under the Securities Act subject to the following rules:

  . Common shares held by any stockholder who is an affiliate will be deemed "control" securities within the meaning of Rule 144, and will only be freely tradable in the public market established within certain volume, manner of sale, notice and availability of current public information requirements mandated by Rule 144, unless those securities are otherwise registered under the Securities Act or sold in accordance with another eligible exemption from registration. In general, under Rule 144 as currently in effect, a person who is deemed to be our affiliate is entitled to sell within any three-month period a number of common shares that does not exceed the greater of the following:

       .  1%  of the then outstanding shares of common stock, and

       . the average weekly reported trading volume of our common stock on the public market during the four calendar weeks immediately preceding the date on which notice of the sale is filed with the Securities and Exchange Commission, provided certain manner of sale and notice requirements and requirements as to the availability of current public information concerning our company are satisfied.

  . Common shares held by any stockholder who is not an affiliate may be freely traded will be deemed "control" securities within the in the public market established without restriction under Rule 144 or further registration under the Securities Act so long as that person does not become an affiliate.

As defined in Rule 144, an affiliate of an issuer is a person that directly or indirectly through the use of one or more intermediaries, controls, or is controlled by, or is under common control with, an issuer. Under Rule 144(k), a person who has not been our affiliate for a period of three months preceding a sale of securities would be entitled to sell the shares without regard to volume limitations, manner of sale provisions, notification requirements or requirements as to the availability of current public information concerning our company.

We also have outstanding options and warrants entitling the holders to purchase an aggregate of 416,000 shares of our common stock. Shares of common stock issued upon exercise of these options or warrants may be subject to Rule 144.


                          Transfer Agent and Registrar

Our transfer agent and the registrar of our securities is Jersey Transfer and Trust Co., located at 201 Bloomfield Avenue, Verona, New Jersey 07044.


                                  Legal Matters

The validity of the original issuance of the common stock to be sold or distributed by the selling or distributing stockholders under this prospectus was passed upon for our company by John M. Woodbury, Esq.


                                     Experts

Our financial statements commencing on page F-1 of this prospectus, as well as the financial schedules included in the registration statement containing this prospectus, have been included in reliance on the report of Deloitte & Touche LLP, our independent auditors, appearing on page F-1 of this prospectus, and on the authority of that firm as experts in accounting and auditing.


                       Where You Can Find More Information

This prospectus is part of a registration statement on Form SB-2 we have filed with the Securities and Exchange Commission. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules filed therewith because certain parts are omitted from this prospectus in accordance with the rules and regulations of the Securities and Exchange Commission. You should refer to the registration statement and those exhibits and schedules for further information regarding our company and the shares of common stock to be sold or distributed under this prospectus. Please also note that any statements or descriptions contained in this prospectus relating to the contents of any contract or other document are not necessarily complete, and those statements or descriptions are qualified in all respects to the underlying contract or document in each instance where it is filed as an exhibit to the registration statement.

You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. Neither the delivery of this prospectus nor any sale or distribution made under this prospectus shall, under any circumstances, create any implication that information contained in this prospectus is correct as of any time subsequent to the date of this prospectus.

You may request a copy of any document we file with the Securities and Exchange Commission, at no cost, by writing us or telephoning us at the following address and telephone number:

                                    Clean Energy Combustion Systems, Inc.
                                    7087 MacPherson Avenue
                                    Burnaby, British Columbia V5J 4N4
                                    (604) 435-9339

You may also read any document we file with the Securities and Exchange Commission at its public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information about the public reference rooms. Our filings with the Securities and Exchange Commission also are available to the public from the Securities and Exchange Commission's Web site at http://www.sec.gov.

We are not currently subject to the information and periodic reporting requirements of the Exchange Act, and accordingly are not obligated to file reports, proxy statements, information statements and other information with the Securities and Exchange Commission in accordance with the Exchange Act. Once the registration statement containing this prospectus clears Securities and Exchange Commission staff comment and is declared effective, we will become subject to those information and periodic reporting requirements, and will commence filing periodic reports, proxy statements, information statements and other information required under the Exchange Act with the Securities and Exchange Commission. These filed reports and statements may be inspected or copied at the Securities and Exchange Commission's public reference rooms and through its Web site. While we intend to mail our annual proxy materials and annual reports on Form 10-K to our stockholders prior to our annual meeting of stockholders, we have no intent at this time of mailing any other periodic reports and other information to our stockholders other than in response to specific requests for these materials.

                          Index to Financial Statements

Report of Independent Auditors (Deloitte & Touche).....................................    F-2

Consolidated Balance Sheets at October 31, 1999........................................    F-3

Consolidated Statements of Loss for the 92-day period ended October 31, 1999...........    F-4

Consolidated Statements of Stockholders' Equity (deficit) from inception of operations
through October 31, 1999...............................................................    F-5

Consolidated Statements of Cash Flows for the 92-day period ended October 31, 1999.....    F-6

Notes to Consolidated Financial Statements.............................................    F-7

Auditors' Report and Consolidated Financial Statements of:

CLEAN ENERGY COMBUSTION SYSTEMS, INC.

(A Development Stage Enterprise)

October 31, 1999

Auditors' Report

To the Board of Directors and Stockholders of Clean Energy Combustion Systems, Inc.

We have audited the consolidated balance sheet of Clean Energy Combustion Systems, Inc. as at October 31, 1999 and the consolidated statements of operations, deficiency in assets and cash flows for the period from commencement of operations on January 1, 1999 to October 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in Canada. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at October 31, 1999 and the results of its operations and cash flows for the period from commencement of operations on January 1, 1999 to October 31, 1999 in accordance with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Chartered Accountants
Vancouver, British Columbia
November 17, 1999

Comments by Auditors for U.S. Readers on
Canada -U.S. Reporting Conflicts

To the Board of Directors and Stockholders of Clean Energy Combustion Systems, Inc.

In the United States, reporting standards for auditors require an explanatory paragraph (following the opinion paragraph) when the auditor concludes that there is substantial doubt about the entity's ability to continue as a going concern such as described in Note 1 of the financial statements. Our report dated November 17, 1999 is expressed in accordance with Canadian reporting standards, which do not permit a reference to such uncertainty in the auditors' report when the uncertainty is adequately disclosed in the financial statements.

/s/ Deloitte & Touche LLP

Chartered Accountants
Vancouver, British Columbia
November 17, 1999

CLEAN ENERGY COMBUSTION SYSTEMS, INC.
(A development stage enterprise)
Consolidated Balance Sheet
October 31, 1999
(Expressed in U.S. Dollars)
===============================================================================

ASSETS

CURRENT
  Cash and cash equivalents                                                                          $  27,227
  Accounts receivable and prepaid expenses                                                              13,599
  Advances to an affiliated company (Note 3)                                                            52,033
--------------------------------------------------------------------------------------------------------------
TOTAL CURRENT ASSETS                                                                                    92,859

PATENTS                                                                                                 11,407

PROPERTY AND EQUIPMENT (Note 4)                                                                         44,824
--------------------------------------------------------------------------------------------------------------
TOTAL ASSETS                                                                                         $ 149,090
==============================================================================================================

LIABILITIES

CURRENT
   Accounts payable                                                                                  $  15,522
   Accrued liabilities                                                                                   1,398
   Current payroll taxes                                                                                10,550
   Advances from related parties (Note 5)                                                              128,168
--------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES                                                                                      155,638
--------------------------------------------------------------------------------------------------------------

Going concern (Note 1)
Commitments and contingencies (Note 10)

DEFICIENCY IN ASSETS

Stockholders' Equity
Authorized
  Preferred stock; $.0001 par value; 1,000,000 shares
  Common stock; $.0001 par value; 15,000,000 shares
Issued
  Series A preferred stock; $.0001 par value
    Liquidation preference $1,000
    1,000 shares issued and outstanding                                                                      1
  Series B preferred stock; $.0001 par value
    Liquidation preference $500,000
    250,000 shares issued and outstanding                                                                  250
  Common stock; $.0001 par value; 9,643,750 shares issued and outstanding                                  964
Additional paid-in capital                                                                             500,285
Accumulated deficit                                                                                   (508,048)
--------------------------------------------------------------------------------------------------------------
TOTAL DEFICIENCY IN ASSETS                                                                              (6,548)
==============================================================================================================
TOTAL LIABILITIES AND DEFICIENCY IN ASSETS                                                           $ 149,090
==============================================================================================================

          See accompanying notes to consolidated financial statements

CLEAN ENERGY COMBUSTION SYSTEMS, INC
(A development stage enterprise)
Consolidated Statement of Operations
From commencement of operations on January 1, 1999 to October 31, 1999 (Expressed in U.S. Dollars)
===============================================================================

ADMINISTRATION EXPENSES
  Accounting                                                         $   12,090
  Administrative wages and benefits                                     132,088
  Amortization                                                            6,740
  Communications                                                          5,910
  Foreign exchange loss                                                   8,587
  Interest                                                                3,654
  Legal                                                                  52,400
  Marketing                                                              61,171
  Occupancy                                                              25,880
  Office and miscellaneous                                               13,062
  Transfer agent fees                                                     4,210
--------------------------------------------------------------------------------
                                                                        325,792
--------------------------------------------------------------------------------

RESEARCH AND DEVELOPMENT EXPENSES
  Wages and benefits                                                    162,847
  Development                                                            19,409
--------------------------------------------------------------------------------
                                                                        182,256
--------------------------------------------------------------------------------

TOTAL EXPENSES AND NET LOSS FOR THE PERIOD                           $ (508,048)
================================================================================
BASIC AND DILUTED LOSS PER SHARE                                         $(0.08)
================================================================================
WEIGHTED AVERAGE SHARES OUTSTANDING                                   6,473,202
================================================================================

See accompanying notes to consolidated financial statements

CLEAN ENERGY COMBUSTION SYSTEMS, INC.
(A development stage enterprise)
Consolidated Statement of Deficiency in Assets
From commencement of operations on January 1, 1999 to October 31, 1999 (Expressed in U.S. Dollars)
================================================================================

                                 Series A           Series B                           Additional                     Total
                               Preferred Stock   Preferred Stock      Common Stock       Paid-in                    Deficiency
                               ---------------  -----------------  ------------------
                               Shares   Amount   Shares   Amount     Shares   Amount     Capital       Deficit      in Assets
                               ------   ------  -------  --------  --------- --------  -----------   ----------     ----------
Issued on incorporation        1,000    $    1        -   $    -   9,643,750  $  964   $      535    $       -      $   1,500
Private placement                  -         -  250,000      250           -       -      499,750            -        500,000
Net loss                           -         -        -        -           -       -            -     (508,048)      (508,048)
------------------------------------------------------------------------------------------------------------------------------------

Balance, October 31, 1999      1,000    $    1  250,000   $  250   9,643,750  $  964    $ 500,285    $(508,048)     $  (6,548)
====================================================================================================================================

          See accompanying notes to consolidated financial statements

CLEAN ENERGY COMBUSTION SYSTEMS, INC.
(A development stage enterprise)
Consolidated Statement of Cash Flows
From commencement of operations on January 1, 1999 to October 31, 1999 (Expressed in U.S. Dollars)
================================================================================

OPERATING ACTIVITIES
  Total operating expenses for the period                                                    $(508,048)
  Adjustments to reconcile total operating expenses to net cash utilized in operating activities
      Amortization                                                                               6,740
  Change in operating assets and liabilities:
      Accounts receivable                                                                      (13,599)
      Accounts payable                                                                          15,522
      Accrued liabilities                                                                        1,398
      Payroll taxes                                                                             10,550
------------------------------------------------------------------------------------------------------
Net cash used in operating activities                                                         (487,437)
------------------------------------------------------------------------------------------------------

INVESTING ACTIVITIES
======================================================================================================
  Purchase of a patent                                                                         (11,407)
  Purchase of property and equipment                                                           (51,564)
------------------------------------------------------------------------------------------------------
Net cash used in investing activities                                                          (62,971)
------------------------------------------------------------------------------------------------------

FINANCING ACTIVITIES
  Advances to an affiliated companies                                                          (52,033)
  Proceeds from advances from related parties                                                  128,168
  Proceeds from issue of common stock                                                            1,000
  Proceeds from issue of Series A convertible preferred stock                                      500
  Proceeds from issue of Series B preferred stock                                              500,000
------------------------------------------------------------------------------------------------------
Net cash provided by financing activities                                                      577,635
------------------------------------------------------------------------------------------------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                                       27,227

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                                     -
------------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                                   $  27,227
======================================================================================================

          See accompanying notes to consolidated financial statements

CLEAN ENERGY COMBUSTION SYSTEMS, INC.
(A development stage enterprise)
Notes to the Consolidated Financial Statements
October 31, 1999
(Expressed in U.S. Dollars)
--------------------------------------------------------------------------------


1.   NATURE OF BUSINESS AND GOING CONCERN

     Clean Energy Combustion Systems Inc. ("Company") was incorporated in Delaware, organized and commenced operations on March 1, 1999. These financial statements also reflect certain preorganization transactions and commitments incurred between January 1, 1999 and the date of incorporation on March 1, 1999, which have been accepted by the Board of Directors as obligations of the Company. The Company is a development stage company with principal executive offices located in Vancouver, British Columbia, Canada. The Company was formed for the specific purpose of acquiring exclusive world-wide license rights entitling it to design, engineer, manufacture, market, distribute, license and otherwise commercially exploit two innovative, patented "burner" technologies, the Pulse Blade Combustion or "PBC" Technology and the Diesel Technology. The Company acquired two licenses in the amount of $10 each from founding shareholders of the Company. These intangible assets are not reflected in the accompanying financial statements. The Company has incurred losses from inception totaling $508,048 and does not currently have the financial resources to complete its business plan. The Company's ability to continue as a going concern is dependent upon its ability to attain future profitable operations and to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. External financing, predominately by the issuance of common stock to the public will be sought to finance development of the Company's products; however, there can be no assurance that sufficient funds will be raised. The Company's objective is to enter into licensing, royalty, joint venture, or manufacturing agreements with established national and international heat transfer industry manufacturers.


2.   SIGNIFICANT ACCOUNTING POLICIES

     These financial statements have been prepared in accordance with accounting principles generally accepted in the United States and reflect the following significant accounting policies.

     (a)  Basis of presentation

          These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Clean Energy Technologies (Canada) Inc. All intercompany balances and transactions have been eliminated on consolidation.

     (b)  Cash and cash equivalents

          Cash and cash equivalents consist of cash on hand, funds on deposit and short-term investments with an original maturity of 90 days or less.

CLEAN ENERGY COMBUSTION SYSTEMS, INC.
(A development stage enterprise)
Notes to the Consolidated Financial Statements
October 31, 1999
(Expressed in U.S. Dollars)
--------------------------------------------------------------------------------

2.   SIGNIFICANT ACCOUNTING POLICIES (Continued)

     (c)  Patents

          Costs related to the acquisition of patents are capitalized in the accounts and will be amortized on a straight-line basis over the shorter of the estimated life of the technology and the life of the patent commencing the first quarter following acquisition which is 20 years. The costs of servicing the Company's patents are expensed as incurred. The Company assesses potential impairment of patents by measuring the expected net recovery based on cash flows from products based on these rights on an annual basis. These capitalized costs are valued at the lower of amortized cost and net recoverable amount.

     (d)  Property and equipment

          Property and equipment are stated at cost. Amortization is recorded on a straight line basis over the estimated service lives of the respective assets as follows:

          Furniture and fixtures                   20%
          Communications equipment                 30%
          Computer equipment                       30%
          Computer software                        50%
          Lab equipment                            20%
          Leasehold improvements                   20%

          Management periodically reviews the carrying value of property and equipment by reviewing the estimated cash flows attributable to assets, replacement cost and the enduring benefit to the Company to determine whether any permanent impairment in value is indicated. Where a permanent impairment is identified a charge is recognized and reflected in the results from operations.

     (e) Impairment of long-lived assets and long-lived assets to be disposed of

          The Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets or intangibles may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

     (f)  Foreign currency translation

          The Company is a Delaware corporation and considers the United States dollar to be the appropriate functional currency for the Company's operations and these financial statements, notwithstanding that the Company does business in Canada in transactions denominated in Canadian dollars. It is anticipated that the majority of the Company's business will be conducted in United States dollars and the anticipated customer base is within the United States. For purposes of preparing these financial statements, foreign currency monetary assets and liabilities are translated into United States dollars at the exchange rates in effect at the balance sheet date. Other balance sheet items and revenues and expenses are translated at the rates prevailing on the respective transaction dates. Translation gains and losses are included in income.

CLEAN ENERGY COMBUSTION SYSTEMS, INC.
(A development stage enterprise)
Notes to the Consolidated Financial Statements
October 31, 1999
(Expressed in U.S. Dollars)
--------------------------------------------------------------------------------

2.   SIGNIFICANT ACCOUNTING POLICIES (Continued)

     (g)  Estimates and assumptions

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     (h)  Earnings (loss) per common share

          Basic earnings per share is computed by dividing income available to common shareholders by the weighted average number of shares outstanding for the period. In addition, diluted earnings per share which includes the potential dilution that could occur if common stock equivalents or other potentially dilutive securities were exercised or converted into common stock. Common stock equivalent shares are excluded from the computation if their effect is anti-dilutive. Common equivalent shares consist of the common shares issuable upon the conversion of the convertible loan notes and special warrants (using the if-converted method) and incremental shares issuable upon the exercise of stock options and share purchase warrants (using the treasury stock method).

     (i)  Stock-based compensation

          The Company accounts for stock-based compensation using the intrinsic value based method whereby compensation cost is recorded for the excess, if any, of the quoted market price of the common share over the exercise price at the date granted for all common stock options. No compensation cost has been recorded for any period under this method.

          The following pro forma financial information presents the net loss for the period and loss per common share had the Company adopted Statement of Financial Accounting Standard No. 123 (SFAS 123) Accounting for Stock-based Compensation.

                                                                       1999
                                                                 ----------
          NET INCOME (LOSS) FOR THE PERIOD                       $ (590,385)
          =================================================================
          DILUTED INCOME (LOSS) PER COMMON SHARE                 $    (0.09)
          =================================================================

          Using the fair value method for stock-based compensation, additional compensation costs of approximately $82,337 would have been recorded for the period ended October 31, 1999. This amount is determined using an option pricing model assuming no dividends are to be paid, an average vesting period of five years, a weighted average annualized volatility of the Company's share price of zero and a weighted average annualized risk free interest rate at 5.25%.

CLEAN ENERGY COMBUSTION SYSTEMS, INC.
(A development stage enterprise)
Notes to the Consolidated Financial Statements
October 31, 1999
(Expressed in U.S. Dollars)
--------------------------------------------------------------------------------

2.   SIGNIFICANT ACCOUNTING POLICIES (Continued)

     (j)  Comprehensive income

          The Financial Accounting Standards Board issued Statement No. 130 (SFAS 130), Reporting Comprehensive Income, which is required to be adopted for fiscal years beginning on or after December 15, 1997. SFAS 130 establishes standards for the reporting and display of comprehensive income and its components in a full set of general purpose financial statements. There is no impact of SFAS 130 on the Company's financial statements.

     (k)  Recent pronouncements

          In June 1998, the Financial Accounting Standards Board issued Statement No. 133 (SFAS 133), Accounting for Derivative Instruments and Hedging Activities ("SFAS 133"), which standardizes the accounting for derivative instruments. SFAS 133 is effective for all quarters of all financial years beginning after June 15, 1999. The Company is currently assessing the impact of SFAS 133 on the Company's financial statements and has not yet determined what if any changes will be necessary. Financial Accounting Standards Board have subsequently delayed implementation of the standard for the financial years beginning after June 15, 2000.

3.   ADVANCES TO AN AFFILIATED COMPANY

     During the period the Company advanced $52,033 (Cdn $76,556) to a Company controlled by shareholders in common. These advances are non-interest bearing, are repayable in Canadian dollars and have no specific terms of repayment.

4.   PROPERTY AND EQUIPMENT


     Furniture and fixtures                                 $     1,743
     Communications equipment                                     5,743
     Computer equipment                                          13,101
     Computer software                                            2,476
     Lab equipment                                               24,005
     Leasehold improvements                                       5,462
     ------------------------------------------------------------------
                                                                 52,530
     Less accumulated amortization                                7,706
     ------------------------------------------------------------------
     Net Property and equipment                             $    44,824
     ------------------------------------------------------------------

CLEAN ENERGY COMBUSTION SYSTEMS, INC.
(A development stage enterprise)
Notes to the Consolidated Financial Statements
October 31, 1999
(Expressed in U.S. Dollars)
--------------------------------------------------------------------------------

5.   ADVANCES FROM RELATED PARTIES

     Advance from related company                           $    12,624
     Advance from shareholders                                  115,544
     ------------------------------------------------------------------
                                                            $   128,168
     ------------------------------------------------------------------

     (a)  Advance from related company

          During the period, the Company received advances of $12,624 (Cdn $18,574) from a company controlled by shareholders in common. The advances bear interest at the rate of 8.75% per annum are repayable in Canadian dollars, and have no specific terms of repayment.

     (b)  Advance from shareholder

          As at October 31, 1999, the Company had borrowed $115,544 (Cdn $170,000) from a significant shareholder. The loan bears interest at a prime plus 2% per annum and is repayable in Canadian dollars at such time as the Company raises the sum of $517,241 (CDN$750,000) through equity, debt, joint-venture financing or product revenues, or any combination thereof, but no later than August 10, 2000.

          The holder of the loan has the right to covert any portion of the principal amount and all interest into common shares at the conversion rate of $2.00 US per share.


6.   SHARE CAPITAL AND STOCK OPTIONS

     (a)  Series A Preferred Stock

          Series A preferred stock are non-voting and are convertible into one share of common stock at the option of the holder at any time. The Company requires the affirmative consent of a majority of the Series A Preferred stockholders prior to liquidation, selling principle assets, merging or consolidating the Company, declaring dividends, or making changes in the authorized capital stock of the Company or issuing additional preferred shares. If the common stock is accepted for listing on The New York Stock Exchange, or The American Exchange or is accepted for quotation on the Nasdaq, the Series A preferred stock will automatically convert into common stock on a one for one basis once the common stock has been actively traded on such exchange or market for a two year continuous period. In the event of a liquidation, dissolution, or winding up of the Company, Series A preferred stockholders will be entitled to an amount equal to $1 per share, but after payment has been made to Series B preferred stockholders.

          The Company designated and issued 1,000 Series A preferred stock on incorporation.

CLEAN ENERGY COMBUSTION SYSTEMS, INC.
(A development stage enterprise)
Notes to the Consolidated Financial Statements
October 31, 1999
(Expressed in U.S. Dollars)
--------------------------------------------------------------------------------

6.   SHARE CAPITAL AND STOCK OPTIONS (Continued)

     (b)  Series B Preferred Stock

          Series B preferred stock are voting and are entitled to participate in dividends with shares of common stock. The Company requires the affirmative consent of a majority of the Series B Preferred stockholders prior to changes in the authorized capital stock of the Company or issuing any additional preferred shares, declaring dividends and the redemption or purchase of any Series B Preferred Stock. Series B preferred stock is convertible into common stock at the option of the holder, at any time, into one share of common stock. If the common stock is accepted for listing on The New York Stock Exchange or The American Stock Exchange, or is accepted for quotation on the Nasdaq, the Series B Preferred Stock will automatically convert into common stock on a one for one basis. In the event of a voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of Series B preferred stock will be entitled to receive an amount equal to the $2.00 stated value, issuance cost, before any payment will be made or any assets distributed to the holders of Series A Preferred Stock, Common Stock, or any other junior equity security.

          During the period ended May 31, 1999, the Company designated 475,000 preferred shares as Series B preferred stock and issued, pursuant to a private placement, 250,000 Series B preferred stock for gross proceeds of $500,000. Each share of Series B preferred stock is convertible into one share of common stock.

     (c)  Common Stock

          The Company issued 9,643,750 shares of common stock on incorporation.

     (d)  Stock Options

          The Company has granted to executive officers and key employees non-qualified stock options to purchase an aggregate of 320,000 common shares at an exercise price of $2.00. These options vest equally annually over a five year period and each annual vesting portion expires five years subsequent to the vesting date. No stock options have been exercised as at October, 1999.

     (e)  Share purchase warrants

          The Company has issued 36,000 share purchase warrants as additional consideration pursuant to a public relations services agreement pursuant to which the holder is given the right to purchase 36,000 common shares at $2.00 per share. The right to exercise these warrants vests in equal monthly installments over a 24 month period, and each installment lapses five years after date of vesting. As at October 31, 1999 15,000 shares have vested and none have been exercised.

CLEAN ENERGY COMBUSTION SYSTEMS, INC.
(A development stage enterprise)
Notes to the Consolidated Financial Statements
October 31, 1999
(Expressed in U.S. Dollars)
--------------------------------------------------------------------------------

7.   INCOME TAXES

     As at October 31, 1999, the Company had net operating loss carryforwards available to reduce taxable income in future years of approximately $500,000. At the statutory rate of 30% the net operating loss represents a potential non-current income tax asset of $150,000. The Company has no other significant temporary or permanent timing differences. The tax asset relating to operating losses incurred through October 31, 1999, has been fully offset by a valuation allowance.


8.   RELATED PARTY TRANSACTIONS

     Related party transactions and balances not disclosed elsewhere in these financial statements are as follows:

     (a) The Company has acquired exclusive world-wide license rights entitling it to design, engineer, manufacture, market, distribute, license and otherwise commercially exploit two patented "burner" technologies, the Pulse Blade Combustion or "PBC" Technology and the Diesel Technology. The former license was granted by a founding shareholder who indirectly holds greater than 10% of the outstanding and issued share capital, and the latter was granted by a founding shareholder who indirectly holds greater than 10% of the outstanding and issued share capital and who is the inventor of both technologies and a Director of the Company.

     (b) During the period from commencement of operations on January 1, 1999 to October 31, 1999, the Company paid $190,310 (CDN$283,333) in salaries to three Executive Officers who are also Directors of the Company.


9.   FINANCIAL INSTRUMENTS

     The Company's financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities, advances from affiliated companies and loan payable. The fair value of these financial instruments approximates carrying values due to the short-term to maturity of the financial instruments and similarity to current market rates.

     The carrying value of advances to an affiliated company of $52,033 at October 31, 1999 differs from its fair value of approximately $43,595. Fair value amounts are intended to represent estimates of the amounts at which the instruments could be exchanged in a current transaction between willing parties. Therefore, this instrument has been valued on a going concern basis, using the present value of the cash flows at maturity using a discount rate of 9.25%. Interest rate sensitivity is the main causes of changes in the above fair values.

     It is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

CLEAN ENERGY COMBUSTION SYSTEMS, INC.
(A development stage enterprise)
Notes to the Consolidated Financial Statements
October 31, 1999
(Expressed in U.S. Dollars)
--------------------------------------------------------------------------------

10.  COMMITMENTS

     (a) The Company has entered into a lease for premises currently occupied by the business. The lease requires monthly payments of $2,342 (CDN$3,396) for three years commencing January 1, 1999. The Company has an option to renew the lease for a further three years.

     (b) The licensors of the PBC Technology have the right to terminate the license if the Company has not obtained a listing on The New York Stock Exchange, The American Stock Exchange or the Nasdaq by March 4, 2002. The licensor of the PBC Technology also has the right to reacquire the Technology if the Company is declared insolvent or bankrupt. Should the licensor exercise its termination right, the Company can purchase full title to the PBC technology by paying Canadian $525,000 within ten business days of the 90 day termination period, plus interest on such amount at the rate of 13% per annum, accruing as of January 1, 1999. On the purchase, the Company is also entitled to receive 593,750 common shares of the Company's stock as well as all outstanding shares of Series A Preferred Stock. If the licensor is unable to deliver the full number of shares, the cash payment will be reduced pro-rata. Should the PBC technology license be terminated without the Company acquiring full ownership of the technology, then the Diesel Technology License shall concurrently expire.

     (c) The Company has entered into employment agreements with four senior employees providing for total annual payment of $308,000 (Cdn $450,000). Each agreement provides for a one year initial term, renewed automatically for successive one year terms.

     (d) The Company has entered into public relations services agreements whereby the Company is obligated to pay a monthly fee of Cdn $6,000 for a period of 36 months. The agreement is terminable by either party after one year.


11.  SUBSEQUENT EVENTS

     Subsequent to the period ended October 31, 1999, the Company:

     (a)  Issued 1 Series B preferred share for $2.

     (b) Reduced the designated number of designated Series B preferred shares from 475,000 to 250,001.

     (c) Resolved to create a new class of preferred shares, Series C preferred shares, which have the same rights as Series B preferred shares except that they are subordinate to Series B on liquidation. The liquidation preference will be based on the sales price. No Series C preferred shares have been issued.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24  INDEMNIFICATION OF DIRECTORS AND OFFICERS

We have been advised that any indemnification for liabilities arising under the Securities Act of 1933 that may be permitted to our directors, officers and controlling persons under our Certificate of Incorporation, Bylaws or other agreements containing indemnity provisions are, in the opinion of the Securities and Exchange Commission, against public policy as expressed in the Securities Act and are, therefore, unenforceable.

ITEM 25  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated costs and expenses which we expect to incur with respect to the offering and sale or distribution of our common stock under this registration statement. We have agreed to pay all of these expenses.

          Securities and Exchange Commission Registration Fee.............................     $     3

          Financial Printer Fees to EDGARize and Print Registration Statement.............      15,000

          Transfer Agent Fees, including Printing and Engraving Stock Certificates........      10,000

          Legal Fees and Expenses.........................................................      37,500

          Accounting Fees and Expenses....................................................       7,500

          Miscellaneous...................................................................       2,500
                                                                                               -------
            Total.........................................................................     $72,503
                                                                                               -------

ITEM 26  RECENT SALES OF UNREGISTERED SECURITIES

We have sold or issued the following securities not registered under the Securities Act since our inception:

1.   In connection with our organization on March 1, 1999, we issued:

     A. 9,643,750 shares of our common stock to seven of our eight founding stockholders--Messrs. John D. Chato, John P. Thuot, Barry A. Sheahan, James V. DeFina, Robert Alexander and BO Tech Burner Systems Ltd. and Ravenscraig Properties Limited--for a total cash price of $1,000, and

     B. 1,000 shares of our series "A" preferred stock to our eighth founding stockholder--818879 Alberta, Ltd.--for a total cash price of $500.

     This transaction was exempt from the registration requirements of the Securities Act under Section 4(2) of the Securities Act and Rule 504 because it was a sale that did not involve a public offering, but rather involved the formation of the corporation by these founding stockholders. There was no solicitation or advertising involved in this issuance.

2.   On March 5, 1999, we granted options to five of our employees--Messrs. John
     D. Chato, John P. Thuot, Barry A. Sheahan and James V. DeFina--to acquire a total of 320,000 shares of our common stock at an exercise price of $2.00 per share under our 1999 Clean Energy Combustion Systems, Inc. Stock Plan. These options vest in equal installments upon the conclusion of his first through fifth annual anniversary of continuous employment, and lapse, if unexercised, five years following the date of vesting. These transactions were exempt from the registration requirements of the Securities Act under Section 4(2) and Rule 701 because it was a compensatory issuance of options to employees.

3. On April 1, 1999, we entered into a Investor Relations and Stock Marketing Advisory Services Agreement with ABCE Enterprises, Inc. for the provision of prospective public relations services. This agreement, which has a 36-month term but is terminable by either party after one year, provides for the payment of Cdn. $6,000 per month in consulting fees, and the grant of warrants entitling the consultant to purchase 36,000 unregistered shares of common stock at an exercise price of $2.00 per share, with the right to exercise the warrants vesting monthly in equal installments over 24 months of continued performance under this agreement. This transaction was exempt from the registration requirements of the Securities Act under Section 4(2) and Rule 504.

4. On April 6, 1999, we sold 250,000 shares of our series "B" preferred stock at a price of $2 per share to six accredited investors with a pre-existing relationship to our company in a private placement for a total cash price of $500,000. These transactions were exempt from the registration requirements of the Securities Act under Section 4(2) and Rule 504. There was no solicitation or advertising involved in this issuance.

5. On November 11, 1999, we sold a single share of our series "B" preferred stock at a price of $2 per share to one of our affiliates, Ravenscraig Properties Limited. This transaction was exempt from the registration requirements of the Securities Act under Section 4(2). There was no solicitation or advertising involved in this issuance.

6. On January 20, 2000, we granted options to a new director appointed on that date, Mr. R. Dirk Stinson, to acquire a total of 60,000 shares of our common stock at an exercise price of $2.00 per share under our 1999 Clean Energy Combustion Systems, Inc. Stock Plan. These options vest in equal installments upon the conclusion of his first through third annual anniversary of service on our Board of Directors, and lapse, if unexercised, five years following the date of vesting. This transaction was exempt from the registration requirements of the Securities Act under
     Section 4(2) and Rule 701 because it was a compensatory issuance of options to a director.

ITEM 27 EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

3.1 Certificate of Incorporation filed in the Office of the Delaware Secretary of State on March 1, 1999 *

3.2 Certificate of Amendment to Certificate of Incorporation filed in the Office of the Delaware Secretary of State on May 20, 1999 *

3.3 Certificate of Amendment to Certificate of Incorporation filed in the Office of the Delaware Secretary of State on November 12, 1999

3.4  Bylaws (as restated to reflect corporate name change) *

4.1  Specimen common stock certificate *

4.2  Specimen series "A" preferred stock certificate *

4.3  Specimen series "B" preferred stock certificate *

4.4  Founding Stockholders Agreement dated March 5, 1999 *

4.5 1999 Clean Energy Technologies, Inc. Stock Plan adopted on March 5, 1999 (as restated to reflect corporate name change) *

4.6 Form of Option Certificate under 1999 Clean Energy Technologies, Inc. Stock Plan relating to grants of options on March 5, 1999 to John D. Chato, John
     P. Thuot, Barry A. Sheahan and James V. DeFina *

4.7  Series B Preferred Stock Purchase Agreement dated April 6, 1999 *

4.8 Investor Relations and Stock Marketing Advisory Services Agreement dated April 1, 1999, with ABCE Enterprises, Inc. *

5. Opinion of legal counsel regarding legality of original issuance of securities being registered

10.1 Pulse Combustion Technology License dated March 5, 1999, with 818879 Alberta, Ltd. *

10.2 Diesel Fuel Combustion Technology License dated March 5, 1999, with John D. Chato *

10.3 Founding Stockholders Agreement dated March 5, 1999 (see exhibit 4.4) *

10.4 Employment Agreement dated March 5, 1999, with John D. Chato *

10.5 Employment Agreement dated March 5, 1999, with John P. Thuot *

10.6 Employment Agreement dated March 5, 1999, with Barry A. Sheahan *

10.7 Employment Agreement dated March 5, 1999, with James V. DeFina *

10.8 Promissory Note dated August 10, 1999 in the principal amount of $50,000 between Clean Energy Combustion Systems, Inc., as maker, and R. Dirk Stinson, as holder

23.1 Consent of Independent Auditors

23.2 Consent of counsel (included in exhibit 5)

24 Power of attorney (included as part of signatures of this registration statement)

27   Financial data schedule

     * Filed as an Exhibit to Clean Energy Combustion Systems, Inc. Registration Statement on Form SB-2 filed on September 30, 1999 (Commission File No. 333-88207)

ITEM 28  UNDERTAKINGS

We hereby undertake to:

1. File, during any period in which we offer or sell securities, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Securities and Exchange Commission under Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table on the face page of the effective registration statement.; or

     (iii) Include any additional or changed material information on the plan of distribution.

2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons under the foregoing provisions or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by any of our directors, officers or controlling persons in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, we hereby certify that we have reasonable grounds to believe that we meet all of the requirements for filing this pre-effective amendment number 1 to registration statement on Form SB-2 and authorized this pre-effective amendment to registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Burnaby, province of British Columbia, Canada, on February 23, 2000.

                                 CLEAN ENERGY COMBUSTION SYSTEMS, INC.



                                 By: /s/ John P. Thuot
                                    -----------------------------
                                     John P. Thuot, President


                                 By: /s/ Barry A. Sheahan
                                    -----------------------------
                                      Barry A. Sheahan, Chief Financial Officer
                                      (principal accounting officer)